Exhibit 10.18

SUBLEASE

THIS SUBLEASE (the “Sublease”) between Tellabs Operations, Inc., a Delaware corporation (“Tellabs”), and Violin Memory, Inc., a Delaware corporation (“Subtenant”), is dated June 24, 2013.

Background

A. Tellabs, as tenant, and The Prudential Insurance Company Of America, a New Jersey corporation (“Landlord”), as landlord, are parties to a Lease Agreement, dated July 27, 2010, as amended by a First Amendment to Lease dated December 3, 2010, a Second Amendment to Lease dated December 21, 2010, and a Third Amendment to Lease dated September 19, 2011 (collectively, the “Prime Lease”) under which Landlord leases to Tellabs (i) Suite 150, consisting of approximately 20,803 rentable square feet in the southern portion of the first floor (“Suite 150”), (ii) Suite 501, consisting of the entire approximately 56,346 rentable square feet of the fifth floor (“Suite 501”), (iii) Suite 101, consisting of approximately 19,060 rentable square feet in the northern portion of the first floor (“Suite 101”), and (iv) Suite 601, consisting of the entire 55,393 rentable square feet of the sixth floor (“Suite 601”) in the building commonly known as 4555 Great America Parkway, Santa Clara, California (the “Building”) consisting of approximately 322,726 square feet. A copy of the Prime Lease (with certain financial information redacted) is attached to this Sublease as Exhibit A. All capitalized terms not otherwise defined herein shall have the same meanings as in the Prime Lease.

B. The property shown on Exhibit A to the Prime Lease and all improvements and appurtenances on that land, including, but not limited to, the Building, the Adjacent Building (as defined in the Prime Lease), the Amenities Facility (as defined in the Prime Lease), access roadways, and all other related areas, constitute the “Project.” The Project consists of approximately 645,652 square feet.

C. Suite 150, Suite 501, Suite 101, and Suite 601 contain, in the aggregate approximately 151,602 rentable square feet and are referred to collectively in this Sublease as the “Prime Lease Space.”

D. Subtenant desires to sublease from Tellabs, and Tellabs desires to sublease to Subtenant, approximately 96,209 rentable square feet of the Prime Lease Space consisting of (i) Suite 150, (ii) Suite 101, and (iii) Suite 501 (i, ii, and iii collectively, the “Premises”) all upon the terms and subject to the conditions and provisions of this Sublease. The Premises is depicted on Exhibit B to this Sublease.

Agreements

In consideration of the mutual covenants and promises contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Tellabs and Subtenant agree as follows:

1. Sublease. Subject to Section 6, Tellabs subleases to Subtenant, and Subtenant subleases from Tellabs, the Premises upon the terms and conditions set forth in this Sublease. In addition, at no additional cost, but subject to the terms of the Prime Lease, Subtenant’s employees may use, in common with other tenants and occupants of the Building, the Common Areas (as defined in the Prime Lease) and Amenities Facility.

2. Use. Subject to Section 6 and the terms of this Sublease, Subtenant may use the Premises for general office purposes and for research and development and for any use permitted under the Prime Lease. Subtenant shall not use the Premises for any other purpose. Subject to the terms of the Prime Lease and events beyond the reasonable control of Tellabs, Subtenant shall have access to the Premises 24 hours a day, 365 days a year.

3. Term. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later of: (a) August 1, 2013 or (b) 1 business day after all of the following conditions have occurred: (i) Tellabs has obtained Landlord’s Consent (defined below), (ii) Tellabs shall have delivered possession of the Premises to Subtenant in the condition required by this Sublease, and (iii) the conditions precedent in Section 6(b) below shall have been satisfied or waived in writing by Subtenant. Tellabs and Subtenant anticipate the Commencement Date to occur on August 1, 2013. Unless sooner terminated in accordance with the provisions of this Sublease, the Term shall expire on the earlier of (a) February 28, 2017 and (b) the termination of the Prime Lease (the “Expiration Date”). Tellabs and Subtenant shall confirm in writing the Commencement Date.

4. Possession. Subtenant shall not take possession of the Premises until Tellabs has received Landlord’s Consent (defined below), Subtenant’s security deposit, the Pre-paid Rent (defined below), and the evidence of insurance required under this Sublease (collectively, the “Possession Items”). Within one (1) day after the date that Tellabs receives the Possession Items, Subtenant may take possession of each portion of the Premises other than the approximately 4,000 square foot portion of Suite 150 cross hatched and labeled “Tellabs Occupied Space” on Exhibit B to this Sublease (the “Tellabs Occupied Space”) to perform Subtenant’s Work (defined below) and install Subtenant’s furniture. At any time after September 1, 2013, as long as Tellabs has received the Possession Items, Subtenant may take possession of the Tellabs Occupied Space. Subtenant acknowledges that the date that Subtenant is entitled to possession of the Tellabs Occupied Space is after the Commencement Date. If Subtenant takes possession of the Premises before the Commencement Date, Subtenant shall be bound by all terms and provisions of this Sublease and the Prime Lease, except those requiring the payment of Rent.

5. First Right To Sublease.

(a) Offer. During the Term, Tellabs grants to Subtenant a continuous right of first offer and right of first refusal (the “Offer Right”) to sublease any remaining part of the Prime Lease Space. If Tellabs is prepared to sublease any remaining part of the Prime Lease Space to an unrelated third party, whether by extending an offer to a third party or accepting an offer from that third party (the “Offer”), Tellabs shall first offer to Subtenant the right to include that space (the “Offer Space”) within the Premises on the same economic terms as set forth in the Offer, and otherwise on the then-applicable terms of this Sublease. After preparation or receipt of an Offer, Tellabs shall give Subtenant a written notice (the “Offer Notice”) of the Offer setting forth (a) the amount and structure of the base rent and expense and tax pass throughs, (b) any rent abatement provisions, improvement allowance, and other allowances,

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concessions, or inducements, (c) the commencement date, rent commencement date, and expiration date of the term for the Offer Space, (d) any options to extend, rights of first refusal, rights of first offer, expansion rights, or early termination rights, and (e) leasing commissions (the “Material Economic Terms”). To send the Offer Notice, Tellabs does not need to have negotiated full lease terms with the third party, but need only to have prepared an Offer or received an acceptable Offer containing the Material Economic Terms, and Subtenant must make its decision with respect to the Offer Space as long as it has received a description of the Material Economic Terms in the Offer Notice.

(b) Subtenant Response. If Subtenant desires to lease the Offer Space upon the terms set forth in the Offer Notice (and otherwise on the then-applicable terms of this Sublease), Subtenant may exercise its right to sublease the Offer Space by sending irrevocable written notice to Tellabs within 10 business days after it receives the Offer Notice, time being of the essence. If Subtenant fails to deliver irrevocable written notice to Tellabs within the 10 business day period or sends Tellabs a notice other than an unconditional acceptance of the Offer Space in accordance with the Offer Notice), then Tellabs shall be free to sublease the entirety of the Offer Space to anyone; provided, however, that if (i) during the Term, Tellabs offers the Offer Space for sublease at a rental rate that is less than 95% of the effective rental rate specified in the Offer Notice (taking into account differences in tenant improvement allowances and free rent periods) for the proposed lease term, or (ii) Tellabs does not consummate a sublease transaction for the Offer Space within 6 months after the expiration of the 10-business day period, then Subtenant’s Offer Right shall again be applicable to the Offer Space, and Tellabs shall be required to deliver to Subtenant a subsequent Offer Notice (“New Offer Notice”) offering to lease the Offer Space to Subtenant in accordance with the terms of the New Offer Notice. The terms and conditions of this Section 5 shall apply to any New Offer Notice. Subtenant may not elect to lease less than the entire area of the Offer Space described in the Offer Notice, unless the Offer Notice expressly provides otherwise.

(c) No Default; Rights Personal. Subtenant may exercise its rights under this Section 5 only if at the time of Subtenant’s exercise and on the commencement date of the term for the Offer Space, this Sublease is in full force and effect, no default by Subtenant exists and is continuing (beyond applicable notice and cure periods) under this Sublease, and Subtenant has not assigned or otherwise transferred this Sublease or sublet any portion of the Premises other than to a Permitted Transferee. The rights set forth in this Section 5 are personal to the original Subtenant under this Sublease and any Permitted Transferee, and no other transferee may exercise it. No exercise of the rights under this Section 5 by the original Subtenant under this Sublease will be effective if Subtenant effectuates a transfer, other than a transfer to a Permitted Transferee, before the date the term for the Offer Space commences.

(d) Amendment. If Subtenant has validly exercised its right to lease the Offer Space in accordance with the terms of this Section 5, Tellabs and Subtenant, within 30 days after request by either party, will enter into a written amendment to this Sublease confirming the terms applicable to the Offer Space and otherwise affirming the terms and provisions of this Sublease.

(e) Contingencies. Any sublease for the Offer Space shall be contingent upon Tellabs obtaining Landlord’s written consent. Tellabs will not be subject to any liability if it uses commercially reasonable efforts (which shall require nothing more than sending a written request to Landlord and following up on that request with a reasonable number of telephone

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calls, emails, or other correspondence) to obtain Landlord’s written consent and is unable to obtain Landlord’s written consent. The terms of Section 6 of this Sublease shall apply to any sublease for the Offer Space. Tellabs will not be subject to any liability if it is unable to deliver to Subtenant possession of any portion of the Offer Space on or before the date the term for the Offer Space commences for any reason unless the inability to deliver is attributable to the gross negligence or willful misconduct of Tellabs or a breach by Tellabs under the Prime Lease. Despite the foregoing, if Tellabs is unable to deliver to Subtenant possession of the Offer Space within 30 days after the lease term for the Offer Space was to commence, then Subtenant shall have the right to withdraw and terminate its election to lease the Offer Space without liability. A failure to deliver possession will not affect either the validity of this Sublease or the obligations of either Tellabs or Subtenant under this Sublease or be construed to extend the expiration of the Term of this Sublease either as to the Offer Space or the balance of the Premises.

(f) Removal. If any portion of the Prime Lease Space is leased to Subtenant other than in accordance with the rights set forth in this Section 5, that portion of the Offer Space will no longer be subject to the this Section 5.

(g) As-is. Subject to the express terms of the Offer Notice, the Offer Space (including improvements and personalty, if any) shall be accepted by Subtenant in its “AS-IS” condition and as-built configuration existing on the date that Subtenant exercises its option to lease the Offer Space, reasonable wear and tear and damage by casualty and condemnation excepted.

6. Consent of Landlord; Additional Conditions. Tellabs’ obligations under this Sublease are conditioned upon receipt of Landlord’s Consent. Subtenant’s obligations under this Sublease are conditioned upon receipt of Landlord’s Consent and upon satisfaction of the Additional Conditions (defined below).

(a) Consent. This Sublease and the obligations of the parties under this Sublease are conditioned upon Tellabs obtaining and delivering to Subtenant Landlord’s written consent to this Sublease and the proposed use of the Premises set forth in Section 2 of this Sublease (“Landlord’s Consent”). Tellabs and Subtenant shall cooperate to obtain Landlord’s Consent, but Tellabs’ inability to obtain Landlord’s Consent shall not be a default under this Sublease as long as Tellabs used commercially reasonable efforts (which shall require nothing more than sending a written request to Landlord and following up on that request with a reasonable number of telephone calls, emails, or other correspondence).

(b) Additional Conditions. Subtenant’s obligations under this Sublease are further conditioned upon satisfaction of each of the following conditions precedent, which are for the sole benefit of Subtenant and which may be waived in writing at the sole option of Subtenant: (i) Landlord shall have granted its written consent to the Subtenant Building Top Signage (as defined in Section 11) and Subtenant’s Work (including without limitation the scope of work, plans and specifications, architect, general contractor, engineers, and subcontractors and any other matters for which Landlord’s consent is required with respect to Subtenant Building Top Signage and the Subtenant’s Work), (ii) Landlord shall have specified in writing the scope of Subtenant’s obligations to remove any improvements installed by Subtenant in connection with the Subtenant’s Work and to perform restoration work, and Subtenant shall have approved

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in writing those removal and restoration requirements, (iii) Landlord shall have executed for the benefit of Subtenant and delivered a non-disturbance and attornment agreement in a form reasonably acceptable to Landlord and Subtenant, that provides that if the Prime Lease is terminated as a result of a default by Tellabs (which default is not based on or derived from a default by Subtenant under this Sublease or the Prime Lease), then (A) Landlord will recognize Subtenant’s right to possession of the Premises pursuant to the terms of this Sublease and (B) Subtenant will attorn to Landlord and perform all of Subtenant’s obligations under this Sublease directly to Landlord, as if Landlord were the sublandlord under this Sublease, (iv) if the Project is encumbered by a mortgage, deed of trust or other security instrument, Subtenant shall have received a subordination, non-disturbance and attornment agreement executed by the holder of such instrument and Subtenant on terms reasonably acceptable to Subtenant, and (v) Subtenant and the landlord of the premises leased by Subtenant located on Clyde Avenue in Mountain View (“TMG”) shall have executed and delivered an agreement on terms acceptable to Subtenant (the “Lease Termination Agreement”) pursuant to which Subtenant’s lease of such premises shall be terminated and any conditions precedent to the effectiveness of the Lease Termination Agreement shall have been satisfied or waived in writing by Subtenant and TMG, as applicable (i-v collectively, the “Additional Conditions”).

(c) Right to Terminate. Subtenant shall promptly deliver to Tellabs a detailed set of plans and specifications for Subtenant’s Work in form and content required under the Prime Lease and all information reasonably requested by Landlord (in connection with Landlord’s approval of this Sublease) with respect to the nature and operation of Subtenant’s business or the financial condition of Subtenant (the “Consent Submittals”); provided that Subtenant may require that Tellabs execute (and that Tellabs request that Landlord execute) a commercially reasonable non-disclosure agreement as a condition to providing any information. Subtenant shall work diligently and in good faith with Tellabs and Landlord to obtain Landlord’s Consent and satisfaction of the Additional Conditions. If Tellabs does not get Landlord’s Consent on or before the date that is the earlier of (i) 45 days after the date of this Sublease and (ii) 30 days after Landlord has received the Consent Submittals (the “Consent Date”), then either Tellabs or Subtenant may terminate this Sublease by delivering written notice to the other party before the date that Tellabs receives Landlord’s Consent. In addition, if each of the Additional Conditions are not satisfied or waived in writing by Subtenant on or before the Consent Date, at Subtenant’s sole option at any time thereafter Subtenant may terminate this Sublease by written notice to Tellabs, unless each Additional Condition is satisfied prior to Subtenant’s delivery of its termination notice.

(d) Effect of Termination. Upon any termination of this Sublease in accordance with this Section 6, Tellabs shall refund promptly to Subtenant (to the extent previously paid) the security deposit and any pre-paid rent or other amounts deposited with Tellabs, and the parties shall have no further obligations with respect to this Sublease.

7. Security Deposit. Within 3 business days after the conditions of Sections 6(a) and 6(b) are satisfied or waived by Subtenant, Subtenant shall deposit with Tellabs $567,633.10 as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, and the default continues beyond any applicable cure period, including but not limited to the provisions relating to the payment of Rent, Tellabs may use, apply, or retain all or any part of the

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security deposit for the payment of any Rent and any other sum in default, or for the payment of any out-of-pocket, third party sum that Tellabs spends or becomes obligated to spend by reason of Subtenant’s default or to compensate Tellabs for any other loss or damage that Tellabs suffers by reason of Subtenant’s default. If any portion of the security deposit is used or applied during the Term in accordance with this Section 7, Subtenant shall, within 5 days after written demand from Tellabs, deposit cash with Tellabs in an amount sufficient to restore the security deposit to its original amount and Subtenant’s failure to do so shall be a material breach of this Sublease. Except to the extent required by law, Tellabs shall not be required to keep the security deposit separate from its general funds, and Subtenant shall not be entitled to interest on any security deposit. Subtenant waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Tellabs may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Subtenant or to clean the Premises, it being agreed that Tellabs may, in addition, claim those sums reasonably necessary to compensate Tellabs for any other loss or damage caused by the default of Subtenant under this Sublease, that a court of competent jurisdiction awards to Tellabs pursuant to Section 1951.2 of the California Civil Code. The security deposit, or any balance remaining after deduction as set forth above, shall be returned to Subtenant within 30 days after the expiration of the Term and Subtenant’s surrender of the Premises in accordance with the terms of this Sublease.

8. Rent. Subtenant shall pay to Tellabs c/o Tellabs Operations, Inc., c/o Cresa Lease Admin. Services LLC, Dept. 10249, P.O. Box 87618, Chicago, Illinois 60680-0618, or by ACH direct deposit to an account in Tellabs’ name, or by wire transfer of immediately available funds in accordance with instructions attached to this Sublease as Exhibit E, or at another place that Tellabs designates in a written notice to Subtenant, the following amounts at the following times, all of which (together with all other amounts that Subtenant owes to Tellabs) is “Rent” under this Sublease:

(a) Base Rent. During the Term, Subtenant shall pay base rent (“Base Rent”) to Tellabs monthly in advance, no later than the first day of each calendar month. If the Commencement Date is a day other than the first day of a month, or if the Term ends on a day other than the last day of a month, Base Rent will be prorated accordingly. Subject to the abatement set forth in Section 8(c), Base Rent for the Premises shall be as follows:

Period	Applicable Square Footage	Monthly Per Square Foot	Annual Amount	Monthly Amount
Commencement Date through the 1st month after the Commencement Date	92,209	$1.65	$1,825,738.20	$152,144.85

The 2nd month after the Commencement Date through the 12th month after the Commencement Date	96,209	$1.65	$1,904,938.20	$158,744.85

The 13th month after the Commencement Date through the 24th month after the Commencement Date	96,209	$1.70	$1,962,663.60	$163,555.30

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The 25th month after the Commencement Date through the 36th after the Commencement Date	96,209	$1.75	$2,020,389.00	$168,365.75

The 37th month after the Commencement Date through the Expiration Date	96,209	$1.80	$2,078,114.40	$173,176.20

(b) Additional Rent.

(i) For purposes of this Sublease, (A) Subtenant’s “Building Percentage” is the percentage determined from time to time by dividing the rentable square feet of the Premises by the rentable square feet of the Building, which the parties agree is 29.81%; (B) Subtenant’s “Project Percentage” is the percentage determined from time to time by dividing the rentable square feet of the Premises by the rentable square feet of the Project, which the parties agree is 14.90%; and (C) Subtenant’s Tax Percentage is the percentage determined from time to time by dividing the rentable square feet of the Premises by the total rentable square feet of the buildings on the same tax parcel on which the Building is located, which the parties agree is 29.81%.

(ii) Beginning on the Commencement Date, but subject to the abatement set forth in Section 8(c), Subtenant shall pay (A) Subtenant’s Building Percentage of Operating Expenses incurred for the Building, as determined by Landlord, (B) Subtenant’s Project Percentage of Operating Expenses incurred for the Project Common Areas, excluding the Building and the Adjacent Building, as determined by Landlord, and (C) Subtenant’s Tax Percentage of the Taxes due to Landlord under the Prime Lease. If Tellabs pays Additional Rent to Landlord each month, then Subtenant shall pay its share of those amounts (whether actual or estimated) to Tellabs at the time it pays Base Rent to Tellabs. Subtenant shall have no obligation or liability with respect to any Additional Rent amounts that are otherwise solely attributable to Tellabs, including any penalty, late fee or interest charged to Tellabs’ due to the failure to pay Rent as required under the Prime Lease or any default by Tellabs under the Prime Lease. If the Commencement Date is a day other than the first day of a month, or ends on a day other than the last day of a month, Additional Rent will be prorated accordingly. As of the date of this Sublease, Landlord estimates $1.15 per square foot per month for Operating Expenses and Taxes. The estimates are not binding on Landlord or Tellabs, and nothing in this section constitutes a waiver of Tellabs’ rights to receive all Rent (including, without limitation, Additional Rent) under this Sublease. If Subtenant pays any portion of Additional Rent based on an estimate from either Tellabs or Landlord, then Tellabs shall deliver to Subtenant copies of any statement of reconciliation (the “Reconciliation Statement”) of Additional Rent that Tellabs receives from Landlord within 5 business days after Tellabs receives them from Landlord. If Subtenant’s estimated payments for Additional Rent during the preceding year exceed Subtenant’s share as indicated by the Reconciliation Statement, Subtenant shall receive a credit against monthly payments of Additional Rent next becoming due under this Sublease, unless the credit is owed for the last year of the Term, in which case Tellabs shall refund the overpayment to Subtenant

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within 30 days after the date that Subtenant receives the Reconciliation Statement. If Subtenant’s estimated payments for Additional Rent during the preceding year were less than Subtenant’s share as indicated on the Reconciliation Statement, Subtenant shall pay to Tellabs the amount of the deficiency within 30 days after Subtenant’s receipt of the Reconciliation Statement. At Subtenant’s written request, Tellabs shall, at Subtenant’s expense, exercise its right on behalf of Subtenant to audit the Operating Expense statement and Taxes statement delivered to Tellabs by Landlord for any given year. A representative of Subtenant shall be permitted to accompany Tellabs during any audit if Landlord consents to that participation in writing. Tellabs also shall permit Subtenant to participate in any arbitration of any disputes relating to Additional Rent if Landlord consents to that participation in writing and, if requested by Subtenant, shall invoke, at Subtenant’s expense, Tellabs’ right to commence arbitration proceedings. At Subtenant’s written request and expense, Tellabs shall use commercially reasonable efforts (which shall require nothing more than sending a written request to Landlord and following up on that request with a reasonable number of telephone calls, emails, or other correspondence) to obtain copies of invoices and other documents evidencing any Operating Expenses or Taxes. All reasonable out of pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Tellabs in exercising its rights as required or requested under this Section 8(b)(ii) shall be paid by Subtenant within 30 days of notice from Tellabs (which may include a retainer for Tellabs’ attorneys), and shall be deemed Rent due and payable under this Sublease. If Tellabs undertakes direct responsibility for making a payment or providing a service that would otherwise be included in Operating Expenses or Taxes, then those amounts shall be included in Operating Expenses and Taxes for purposes of this Section 8(b). Subtenant’s obligation with respect to Additional Rent and the payment of Subtenant’s share of Operating Expenses and Taxes shall survive the expiration or earlier termination of this Sublease, and Tellabs shall have the right to retain the security deposit to secure payment of those amounts for the final year of this Sublease during which Subtenant was obligated to pay those expenses.

(iii) The cost of electricity for the office areas of the Premises will be part of Operating Expenses. Subtenant shall pay a separate charge to Tellabs for electricity and supplemental HVAC in all non-office areas of the Premises. The non-office areas of the Premises are metered separately for electricity and supplemental HVAC. Subtenant shall pay Tellabs for Subtenant’s share of electricity and supplemental HVAC for the non-office portions of the Premises (as determined by the sub-meter) within 30 days after Subtenant receives an invoice from Tellabs. Subtenant may use the portion of the supplemental cooling allocated to the non-office portions of the Premises by Landlord.

(iv) Subtenant shall pay to Tellabs all other amounts payable by Tellabs under the Prime Lease that are attributable to the Premises (as distinguished from the entire Prime Lease Space) or attributable to Subtenant, its agents, employees, customers, or invitees. The costs contemplated under this Section 8(b) include, without limitation, costs incurred by Tellabs or Landlord in repairing damage to the Premises or Building caused by Subtenant, increased insurance premiums due as a result of Subtenant’s use of the Premises, charges imposed in connection with obtaining

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Landlord’s consent to anything contemplated by Subtenant under this Sublease that requires Landlord’s consent, and amounts expended or incurred by Landlord on account of any default by Subtenant that gives rise to a default under the Prime Lease.

(v) Each amount due under this Section 8(b), and each other amount payable by Subtenant under this Sublease, unless a date for payment is provided for elsewhere in this Sublease, is due and payable on the earlier of the 30th day after the date on which Landlord or Tellabs notifies Subtenant of the amount due. Subtenant shall pay Landlord on the due dates for services requested by Subtenant that are billed by Landlord directly to Subtenant rather than Tellabs.

(c) Abatement. Beginning on the Commencement Date and continuing for the first 12 months of the Term (the “Abatement Period”), all of the Base Rent and Subtenant’s share of Operating Expenses and Taxes will fully abate, except that for the twelfth (12th) month of the Abatement Period, Subtenant shall pay Tellabs the sum of $40,243 to be applied towards Subtenant’s share of Operating Expenses and Taxes. With regard to the abatement of Subtenant’s share of Operating Expenses and Taxes pursuant to the immediately preceding sentence of this Section 8(c), Tellabs and Subtenant acknowledge that such abatement has been calculated based on an estimate of Subtenant’s share of Operating Expenses and Taxes during the Abatement Period being equal to $1.15 per square foot, for a total value of $1,323,084.20, and such amounts shall be subject to adjustment after the actual amounts of Subtenant’s share of Operating Expenses and Taxes have been determined in accordance with Section 8(b)(ii) of this Sublease. In the event of any such adjustment, if the applicable Reconciliation Statement(s) indicate(s) that Subtenant’s share of Operating Expenses and Taxes during the Abatement Period are less than $1,323,084.20, Subtenant shall receive a credit against monthly payments of Operating Expenses and Taxes next becoming due under this Sublease. If the applicable Reconciliation Statement(s) indicate(s) that Subtenant share of Operating Expenses and Taxes during the Abatement Period exceed $1,323,084.20, Subtenant shall pay to Tellabs the amount of the deficiency within 30 days after Subtenant’s receipt of the Reconciliation Statement. If the Sublease terminates before the Expiration Date because Subtenant has defaulted, Tellabs shall, to the extent not already included in the damages recoverable by Tellabs and not prohibited by the laws of the State of California then in effect, have the right to recover from Subtenant as damages the unamortized amount of the Base Rent abatement, amortized at 8% per year on a straight-line basis over 43 months.

(d) Pre-payment of Rent. Within 3 business days after Tellabs receives Landlord’s Consent and the Additional Conditions have been satisfied or waived in writing by Subtenant, Subtenant shall pay to Tellabs $274,195.65 as pre-paid Rent (the “Pre-paid Rent”). Tellabs shall apply the Pre-paid Rent against Rent payable by Subtenant for the 13th month of the Term. Tellabs may commingle the Pre-paid Rent with other funds and is not holding the Pre-paid Rent in trust for Subtenant. Subtenant is not entitled to interest on the Pre-paid Rent.

(e) Late Charges. Unpaid Rent shall bear interest from the date due until paid at an annual rate of the lesser of 12% and the maximum rate permissible by law; provided that interest will cease accruing after 30 days unless written notice of non-payment is sent to Subtenant in that time.

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(f) General. All rent shall be paid without notice, demand, deduction, or set off in funds that are legal tender for public or private debts in The United States of America. Tenant’s obligation to pay Rent is an independent covenant under this Sublease.

9. Condition of Premises; Subtenant’s Work; Surrender.

(a) As-is. Tellabs has made no promise to alter, remodel, or improve the Premises and no representation respecting the condition of the Premises to Subtenant. Subtenant has examined the Premises, is fully familiar with its physical condition, and accepts the Premises in its then present condition “AS IS” and “WHERE IS” as of the date of this Sublease with no express or implied warranties. Despite the foregoing, Tellabs shall deliver the Premises in good order, and with all systems in good operating condition and repair, including, but not limited to the HVAC, plumbing, electrical and life safety systems. Throughout the Term, Subtenant shall, at its sole expense, make all alterations to the Premises (including, without limitation, the installation of restrooms or other improvements) required by applicable laws to the extent that Tellabs would be required to make those alterations under the Prime Lease. Subtenant shall, however, have no responsibility or liability for any non-compliance with any laws or requirements that are in existence as of the Commencement Date of this Sublease.

(b) Subtenant Work. At any time after the Commencement Date, subject to Landlord’s prior written consent, Subtenant may make improvements to the Premises as shown on the conceptual space plan attached as Exhibit D to this Sublease and install its equipment and cabling (“Subtenant’s Work”). Tellabs approves Subtenant’s Work shown on Exhibit D. Subtenant’s Work shall be constructed in accordance with plans and specifications approved by Landlord and otherwise consistent with the requirements of the Prime Lease and this Sublease. Subtenant’s Work shall be completed in a good and workmanlike manner and in accordance with all applicable laws and the Prime Lease. Subtenant shall have no obligation to pay Tellabs a supervisory fee or a fee for overhead associated with Subtenant’s Work, but Subtenant must pay Landlord (or reimburse Tellabs) for any costs that Landlord is entitled to charge to review and approve Subtenant’s Work. All required or desired modifications or reconfigurations to life safety, mechanical, electrical, plumbing, and other systems shall be at Subtenant’s expense and be deemed part of Subtenant’s Work.

(c) Personalty. On the date that Subtenant takes possession of the Premises, Tellabs will be deemed to have conveyed to Subtenant, subject to the rights of Landlord under the Prime Lease, the items of personal property listed in Exhibit C to the extent owned by Tellabs and located in the Premises as of the date of this Sublease (the “Personalty”). Subtenant will pay to Tellabs $1.00 as the purchase price for the Personalty. Tellabs is conveying the Personalty to Subtenant in its “AS IS” and “WHERE IS” condition, without warranty. Tellabs represents that it owns the Personalty free and clear of any liens or encumbrances, and has the right to convey the Personalty to Subtenant. Before the Commencement Date, Tellabs shall remove from the Premises all personal property other than the Personalty. This Section 9(c) shall be deemed to be a bill of sale for the purpose of conveying the Personalty. Subtenant shall be responsible for the payment of any sales tax due in connection with the conveyance of the Personalty.

(d) Surrender. Upon the expiration of the Term, or upon any earlier

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termination of the Term in accordance with this Sublease, or of Subtenant’s right to possession of all or any part of the Premises, Subtenant must remove all trade fixtures and personal property installed in the Premises by Subtenant and surrender the Premises broom-clean and in substantially the same condition as at the date Subtenant took possession, reasonable wear and tear, casualty and condemnation, and damage caused by acts or omissions of Tellabs, Landlord and their respective employees, contractors, and invitees excepted. Subject to Section 6(b) above, Subtenant must remove all alterations, additions, and improvements that Subtenant installs or constructs and that Landlord would require Tellabs to remove at the end of the term of the Prime Lease. Subtenant must repair all damage caused by its removal of its trade fixtures, personal property, alterations, additions, and improvements. Subtenant shall have no obligation or liability for removing any alterations or improvements not otherwise constructed by Subtenant, including any alterations or improvements constructed by or on behalf of Tellabs prior to the Commencement Date. The terms of this Section 9(d) shall survive the expiration or earlier termination of this Sublease.

(e) Hazardous Materials. Subtenant shall have no liability or responsibility for performing or paying for (as Operating Expenses or otherwise) any Hazardous Materials remediation with respect to the Premises, Building and/or Project not otherwise caused or permitted by Subtenant or its employees, agents, contractors, or invitees.

10. The Prime Lease.

(a) Incorporation. This Sublease and all rights of Subtenant under this Sublease and with respect to the Premises are subject to the terms, conditions, and provisions of the Prime Lease. Except to the extent excluded from incorporation into this Sublease or otherwise inconsistent with the terms of this Sublease, all of the terms and conditions applicable to the Premises contained in the Prime Lease (each, to the extent applicable from and after the Commencement Date and through the Expiration Date) are incorporated into this Sublease as terms of this Sublease (with each reference therein to “Landlord”, “Tenant”, “Lease”, “Base Rent”, and “Premises” to be deemed to refer to “Tellabs”, “Subtenant”, “Sublease”, “Base Rent” and “Premises” under this Sublease, respectively). To the extent first arising after the Commencement Date and accruing during the Term of this Sublease, Subtenant assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Tellabs’ obligations, covenants, agreements, and liabilities under the Prime Lease and all terms, conditions, provisions, and restrictions contained in the Prime Lease except:

(i) that the following provisions of the Prime Lease do not apply to, and are not incorporated into, this Sublease: The Basic Lease Information, Article 1, except for Section 1.1 (other than the first sentence) and Section 1.3 (Common Areas), Article 2 (Term and Condition of Premises), Article 4 (Rent), Article 5 Rent Adjustment), except for Sections 5.1, 5.5, and 5.8, Section 13.1 (Landlord Insurance), the last 2 sentences of Section 13.2, Article 18 (Assignment and Subletting), other than Section 18.8, 18.9, and the second sentence of 18.10, Sections 22.1 (Event of Default), 22.11 (self-help), 30.5 (SNDA), 31.1 (Holding Over), 32.4 (Tenant Signage), 33.8 (Landlord Health and Safety Representation), Article 36 (Notices), Sections 42.1 (Brokers) and 46.1 (Recording), Article 51 (Option to Extend), Articles 54 (Rooftop Rights), 55 (Right of First Refusal), and 56 (Right to Terminate), Exhibit B (Premises),Exhibit B-1 (Must Take Space), Exhibit C (Work Letter), Exhibit F (Commencement

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Date Memorandum), and Exhibit I (Location of Tenant’s Signage), Sections 2, 3, 4, 5, 7, 9, and 10 of the First Amendment, the Second Amendment, the Third Amendment, and any provisions (A) allowing or purporting to allow any rights or options of lease, expansion, reduction, cancellation, or extension, or any rent concessions, abatements, or construction allowances, or any rights, obligations, or covenants capable of being exercised or performed, as applicable, solely by Tellabs or (B) relating to payments due to Landlord from Tellabs for the payment of real estate taxes, insurance, or maintenance fees;

(ii) that Tellabs shall have no obligation to Subtenant to construct or install tenant improvements; and

(iii) Except as otherwise set forth in this Sublease expressly, Subtenant has a period of time equal to one-half the period of time that the tenant under the Prime Lease has to respond to or otherwise cure any notices given by Landlord under the Prime Lease.

(b) Additional Matters. In addition, and despite the incorporation or exclusion, as applicable, of certain sections of the Prime Lease into or from this Sublease, Tellabs and Subtenant agree as follows:

(i) Subject to Section 9(b) of this Sublease, Subtenant shall not make any changes, alterations, or additions in or to the Premises without the prior written consent of Tellabs and Landlord. Tellabs agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Tellabs will have no additional obligations to Landlord under the Prime Lease. If Subtenant delivers written notice to Tellabs requesting consent to any alterations or improvements, and Tellabs fails to provide Subtenant with written notice of Tellabs refusal to grant consent and the reasons for that refusal within 10 business days after receipt of Subtenant’s notice, then Tellabs, but not Landlord, shall be deemed to have approved the alteration or improvement set forth in the initial notice from Subtenant. Despite the foregoing, Subtenant shall have the right to perform cosmetic changes and upgrades to the Premises as permitted pursuant to Section 15.1 of the Prime Lease without the consent of Tellabs or Landlord, and shall have the right to perform Minor Alterations as provided in Section 15 of the Prime Lease. Subtenant shall construct all alterations or improvements in accordance with the provisions of the Prime Lease and this Sublease. Tellabs shall use commercially reasonable efforts (which shall require nothing more than sending a written request to Landlord and following up on that request with a reasonable number of telephone calls, emails, or other correspondence) to obtain Landlord’s consent to any additions, alterations, or improvements that Subtenant desires to construct in the Premises.

(ii) If Subtenant desires to take any action, and the Prime Lease requires Tellabs to obtain the consent of Landlord before undertaking that type of action, Subtenant shall not undertake the action without the prior written consent of Tellabs and Landlord. Tellabs agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Tellabs will have no additional obligations to Landlord under the Prime Lease. Within 30 days of notice from Tellabs, Subtenant shall reimburse Tellabs for all reasonable out of pocket costs, expenses, and

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reasonable attorneys’ fees that Tellabs incurs in attempting to obtain a consent from Landlord (excluding Landlord’s Consent as set forth in Section 6).

(iii) Tellabs has, with respect to Subtenant, all rights, privileges, options, reservations, and remedies granted or allowed to, or held by, Landlord under the Prime Lease, including without limitation, all rights given to Landlord and its agents and representatives by the Prime Lease to enter the Prime Lease Space, subject to the same limitations, restrictions, and conditions with respect to the same as set forth in the Prime Lease.

(iv) Subtenant must maintain insurance with respect to the Premises of the kinds and in the amounts required to be maintained by Tellabs under the Prime Lease. All policies of liability insurance maintained by Subtenant shall name as additional insureds Landlord, Landlord’s managing agent, Tellabs, and any other parties that Landlord requires Subtenant to name. In addition, Subtenant shall furnish Landlord and Tellabs with evidence of the insurance coverage in the amounts required under the Prime Lease.

(v) Neither Subtenant nor Tellabs shall do anything or suffer or permit anything to be done that could result in a default under the Prime Lease or permit Landlord to cancel the Prime Lease. Except to the extent that Subtenant has agreed to or is required under this Sublease to perform the obligations of Tellabs under the Prime Lease, Tellabs shall, subject to Force Majeure, take all actions that are required to be taken by it under the Prime Lease if the failure to take that action would constitute a default under the Prime Lease.

(vi) Subtenant waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

(vii) Subtenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Subtenant’s right to make repairs and deduct the expenses of those repairs from the Rent due under this Sublease.

(viii) Tellabs shall not rescind, terminate, amend, exercise any early termination right, or otherwise enter into any agreement modifying or affecting the Prime Lease in a manner that would affect adversely Subtenant’s rights or obligations under this Sublease (including, without limitation, any agreement subordinating its rights under the Prime Lease to the rights of any other party) without the prior written consent of Subtenant unless Tellabs is required by the terms of the Prime Lease to enter into that agreement.

(c) Casualty. Despite anything contained in this Sublease or in the Prime Lease to the contrary, if the Premises, Building, or common areas to the Building are damaged or destroyed by fire or other casualty, Tellabs and Subtenant agree that:

(i) Rent will not abate due to any casualty unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises, and Subtenant shall be entitled to a proportionate abatement of Rent, if applicable; and

(ii) If the casualty prevents Subtenant from operating its business in the Premises or Subtenant’s access to the Premises and (a) Tellabs and Subtenant agree that the

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restoration of the damage cannot be substantially completed within 270 days after the date of the casualty or (b) if Tellabs and Subtenant cannot agree on the time period for the restoration within 10 days after the date of the casualty, the written opinion of an unaffiliated third-party architect mutually acceptable to Tellabs and Subtenant (whom the parties shall select within 15 days after the casualty) (the “Completion Estimate”) indicates that the restoration of the damage cannot be substantially completed within 270 days after the date of the casualty, then Subtenant may terminate this Sublease by delivering written notice of termination to Tellabs no later than 30 days after the parties agree on the time period for restoration or Subtenant receives the Completion Estimate, as the case may be. If any casualty occurs during the last year of the Term, and if the cost to repair or reconstruct the portion of the Premises which was damaged or destroyed shall exceed $100,000, then, irrespective of the time necessary to complete such repair or reconstruction, Subtenant shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage.

(d) Condemnation. Despite anything contained in this Sublease or in the Prime Lease to the contrary, Tellabs and Subtenant agree that:

(i) Rent will not abate due to any condemnation or other taking unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises. Subtenant is not entitled to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu of a condemnation or taking, of all or any portion of the Building, the Prime Lease Space, or the Premises, but Subtenant may pursue a separate action against the applicable governmental authority for an award with respect to the Sublease and Subtenant’s costs and expenses of relocation as a result of the condemnation or other taking, as long as it does not diminish any award available to Tellabs or Landlord.

(ii) Except as expressly set forth in this Sublease, Subtenant is not entitled to exercise or have Tellabs exercise any option under the Prime Lease, including, without limitation, any option to terminate or extend the term of the Prime Lease or lease additional space.

(iii) If the terms of the Prime Lease conflict with the terms of this Sublease, the terms of this Sublease control as between Tellabs and Subtenant.

(e) No Obligations or Liabilities. Tellabs does not assume the obligations or liabilities of Landlord under the Prime Lease and is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to the obligations of Landlord under the Prime Lease or if any of the circumstances described in clause (a) of Section 6.6 of the Prime Lease exist, Tellabs agrees, upon written request from Subtenant (an “Enforcement Request”), to use reasonable efforts (which efforts shall include, to the extent necessary, sending notice and demand letters and default notices to Landlord on Subtenant’s behalf promptly after receipt of a written request from Subtenant) to cause Landlord to take the actions described in the Enforcement Request, and, if Landlord’s failure to perform continues, Tellabs agrees to enforce, at Subtenant’s expense, Landlord’s obligations and liabilities under the Prime Lease in a manner reasonably directed by Subtenant, including self-help remedies and litigation or arbitration if necessary. All reasonable out of pocket costs and expenses, including, without limitation,

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reasonable attorneys’ fees, incurred by Tellabs in attempting to enforce Landlord’s obligations and liabilities under the Prime Lease as aforesaid shall be paid by Subtenant within 30 days after written notice from Tellabs (which may include a retainer for Tellabs’ attorneys), and shall be deemed Rent due and payable under this Sublease. Tellabs shall not be liable in damages, nor, subject to Section 10 (f) below, shall Rent abate, for or because of any failure by Landlord to perform the obligations imposed on it under the Prime Lease. If, however, Rent abates under the Prime Lease in accordance with Section 6.6 of the Prime Lease, then Subtenant shall be entitled to a proportionate abatement of Rent under this Sublease.

(f) Subtenant’s Rights. Despite anything to the contrary contained in Section 10(e), if (i) Landlord fails to perform its obligations under the Prime Lease, (ii) Tellabs receives an Enforcement Request from Subtenant, (iii) Landlord’s failure prevents Subtenant from using all or any part of the Premises for a period in excess of 3 consecutive business days after Tellabs receives that Enforcement Request, and (iv) Tellabs fails to act on that Enforcement Request as required under Section 10(e) within 10 business days after receipt of that Enforcement Request, then Base Rent and Subtenant’s share of Operating Expenses and Taxes shall be abated or reduced, as the case may be, on the same basis as set forth in Section 6.6 of the Prime Lease. Further, if Tellabs has still not acted on that Enforcement Request as required under Section 10(e) within 45 days after receipt of that Enforcement Request, and Subtenant is still prevented from using all or any part of the Premises due to the cause stated in that Enforcement Request, then Subtenant may elect to terminate this Sublease by sending written notice to Tellabs at any time before Tellabs has begun to act on the Enforcement Request. If Subtenant terminates this Sublease in accordance with this Section 10(f), then Subtenant must surrender the Premises in the condition required under this Sublease.

(g) No Privity. Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord.

11. Subtenant Signage. Tellabs has no right to grant signage rights to Subtenant. Subject to receipt of Landlord’s consent, Tellabs consents to Subtenant placing signage in the lobby directory, suite identification signage at the entrance door to each suite that comprises the Premises, and a sign on the top exterior of the Building (the “Subtenant Building Top Signage”), the size and location of which shall be consistent with Tellabs’ existing Building Top Signage (as defined in the Prime Lease) and acceptable to Landlord. Receipt of Landlord’s consent to the Subtenant Building Top Signage is a condition to the effectiveness of this Sublease as set forth in Section 6(b) above. Tellabs agrees to use its reasonable efforts in seeking Landlord’s consent to place a sign on the exterior of the Building. All of Subtenant’s signage shall be subject to Landlord’s consent and must be installed and maintained by Subtenant at its cost in accordance with all laws and legal requirements. Subtenant shall pay all costs relating to its signage, including, without limitation, costs to install and maintain its signage and to remove its signage upon the expiration or earlier termination of this Sublease. At the end of the Term, Subtenant must remove all of Subtenant’s signs and repair all damage to the Premises or the Building caused by Subtenant’s signs or the removal of Subtenant’s signs. Subtenant shall have no obligation to remove Tellabs’ signs or any other signs other than Subtenant’s signs at the expiration or earlier termination of this Sublease.

12. Parking Spaces. Subject to Tellabs’ right to parking spaces under the Prime

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Lease, Subtenant shall have the right to use, on a non-exclusive basis, 317 of the parking spaces that Landlord provides to Tellabs.

13. Access Cards. Upon Subtenant’s request, Tellabs shall, at Subtenant’s cost, obtain from Landlord on behalf of Subtenant, the number of access cards requested by Subtenant for use by its employees at the Premises. Subtenant shall pay Tellabs for the costs of all access cards provided to Subtenant’s employees and all replacements of lost, stolen or damaged cards in the amount that Landlord charges Tellabs. Subtenant shall not make or authorize any duplicates of access cards to be made. Subject to Landlord’s prior written approval, Subtenant may install a card reader access system for the Premises. If Subtenant installs a card reader access system for the Premises, Subtenant shall provide Tellabs and Landlord with duplicate access cards. If Subtenant does not provide Tellabs and Landlord with access to the Premises, then Tellabs and Landlord may, in an emergency situation where in Tellabs’ or Landlord’s judgment prompt entry is required to prevent or minimize personal injury, death, or property damage, or in any other situation identified in this Sublease or in the Prime Lease in which Tellabs or Landlord has the right to enter the Premises, use such force as may be reasonably necessary to gain entry into the Premises, and neither Tellabs nor Landlord shall be liable to Subtenant for damages resulting from use of that force. Subtenant’s failure to provide access to personnel for janitorial services shall not allow Subtenant to reduce Rent. Upon termination of this Sublease, Subtenant shall surrender to Tellabs all access cards to any access control devices on doors entering or within the Premises, and shall provide Tellabs with the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

14. Default by Subtenant.

(a) Events of Default. Upon the happening of any of the following, Subtenant shall be in default under this Sublease and Tellabs may exercise, without limitation of any other rights and remedies available to it under this Sublease or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Tellabs under the Prime Lease:

(i) Subtenant fails to pay any Rent when due, and the failure continues for 4 days after receipt of written notice from Tellabs to Subtenant, except that if Subtenant fails to pay Rent when due once during any consecutive 12 month period, then the next time or times that Subtenant fails to pay Rent when due during that 12 month period, Subtenant shall be in default whether or not Tellabs notifies Subtenant of the failure;

(ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease for 15 days after notice from Tellabs, unless compliance is not possible within 15 days and Subtenant began to comply within 5 days and diligently pursues it to completion; or

(iii) any other event occurs that involves Subtenant or the Premises and that would constitute a default under the Prime Lease (whether or not that section of the Prime Lease has been incorporated into this Sublease in accordance with Section 10(a) of this Sublease) if it involved Tellabs or the Prime Lease Space and the default is not cured within the applicable cure period, if any, under the Prime Lease as modified by Section 10(a)(iii) of this Sublease after

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notice of the default is delivered to Subtenant.

(b) Landlord Right to Perform. If Subtenant fails or refuses to timely make any payment or perform any covenant or agreement, Tellabs may make the payment or perform the covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, any reasonable amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses, and reasonable attorneys’ fees incurred by Tellabs in connection therewith, shall be Rent.

(c) Waiver. Subtenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Subtenant is evicted or Tellabs takes possession of the Premises by reason of any default of Subtenant under this Sublease.

(d) Additional Rights. In addition to the remedies available under the Prime Lease, at law, or in equity, after a default by Subtenant, and upon the expiration of any applicable notice and cure periods, Tellabs shall, to the extent not already included in the damages recoverable by Tellabs and not prohibited by the laws of the State of California then in effect, have the right to recover from Subtenant as damages the unamortized amount of the leasing commissions paid in connection with this Lease, calculated on a straight-line basis over the Term.

15. Non-Waiver. Failure of either Tellabs or Subtenant to declare any default or delay in taking any action in connection with a default shall not waive the default. No receipt of moneys by either party after the termination of the Term or of Subtenant’s right of possession or after the giving of any notice shall reinstate, continue, or extend the Term or affect any notice given to Subtenant or Tellabs or any suit commenced or judgment entered before receipt of those moneys.

16. Cumulative Rights and Remedies. All rights and remedies of Tellabs under this Sublease are cumulative and none shall exclude any other rights or remedies allowed by law.

17. Waiver of Claims; Indemnity.

(a) Waiver of Claims. Subtenant releases and waives all claims against Landlord and Tellabs and each of their respective officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successors and assigns for injury or damage to person, property, or business sustained in or about the Premises by Subtenant other than by reason of Tellabs’ or Landlord’s negligence or willful misconduct and except in any case which would render this release and waiver void under law.

(b) Subtenant’s Indemnity. Except to the extent due to the negligence or willful misconduct of Tellabs or a material default (beyond all applicable notice and cure periods) by Tellabs under this Sublease, Subtenant shall indemnify and defend Landlord and Tellabs and each of their respective officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successor and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, to the extent arising from Subtenant’s occupancy of the

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Premises, Subtenant’s construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or omission of Subtenant or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building. At Tellabs’ request, Subtenant shall defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Tellabs and Landlord. The provisions of this Section 17(b) shall survive the expiration or earlier termination of this Sublease.

(c) Tellabs’ Indemnity. Except to the extent due to the negligence or willful misconduct of Subtenant or a material default (beyond all applicable notice and cure periods) by Subtenant under this Sublease, Tellabs shall indemnify and defend Subtenant and its officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successor and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, to the extent arising from (i) any default (beyond all applicable notice and cure periods) of Tellabs under the Prime Lease or this Sublease excepting a default of Tellabs under the Prime Lease or this Sublease that was caused by a default by Subtenant under this Sublease or (ii) damage to persons or property at the Premises or the Building to the extent arising from the negligence or willful misconduct of Tellabs or its employees, agents, or contractors. The provisions of this Section 17(c) shall survive the expiration or earlier termination of this Sublease.

18. Waiver of Subrogation. Despite anything in this Sublease to the contrary, Tellabs and Subtenant each waive all rights of recovery, claims, actions, or causes of action against the other and the officers, directors, shareholders, partners, agents, and employees of each of them, and Subtenant waives any and all rights of recovery, claims, actions, or causes of action against Landlord and its agents, officers, directors, partners, members, managers, and employees and their respective successors and assigns, for any loss or damage that may occur to the Premises, any improvements to the Premises, or any personal property of any person in the Premises by reason of fire, the elements, or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

19. Brokerage Commission. Each party represents and warrants to the other that, other than CRESA Partners and CBRE (whose commissions will be payable by Tellabs under separate agreements), it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. This Section 19 is not intended to create any third party beneficiary rights. Each party agrees to protect, defend, indemnify, and hold the other and its officers, directors, partners, members, managers, agents, and employees and their respective successors and assigns harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finders or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

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20. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Tellabs, and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant’s assigns. In addition, Subtenant acknowledges and agrees that Tellabs has the absolute and unqualified right to assign this Sublease subject to the consent of Landlord, provided that the assignee assumes all obligations of Tellabs under this Sublease.

21. Assignment and Subletting.

(a) Consent Required. Subtenant shall not (directly or indirectly by operation of law or otherwise) assign this Sublease or sublet or otherwise transfer its interest in all or any part of the Premises or this Sublease without the prior written consent of Landlord and Tellabs, unless the transfer is to a Permitted Transferee in accordance with Section 18.8 or 18.9 of the Prime Lease. Tellabs agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Tellabs will have no additional obligations to Landlord under the Prime Lease. If Subtenant wishes to assign or transfer this Sublease or sublet all or any part of the Premises, other than to a Permitted Transferee (which shall be done in accordance with Section 18.8 or 18.9 of the Prime Lease), it shall give notice in writing of such intention to Landlord and Tellabs, furnishing Landlord and Tellabs with a copy of the proposed assignment, transfer, or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant. Tellabs will endeavor to approve or reject such assignment or subletting by written notice to Subtenant within 15 days after receipt of Subtenant’s notice. If Tellabs fails to notify Subtenant of Tellabs’ approval or disapproval within that 15-day period, Subtenant shall have the right to provide Tellabs with a second written request for approval that contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL OF TRANSFER UNDER THE PROVISIONS OF SECTION 21 OF THE SUBLEASE. IF TELLABS FAILS TO RESPOND WITHIN 10 DAYS AFTER RECEIPT OF THIS NOTICE, THEN TELLABS SHALL BE DEEMED TO HAVE APPROVED THE TRANSFER DESCRIBED IN THIS NOTICE.” If Tellabs fails to respond to the second request within 10 days after receipt by Tellabs, the transfer shall be deemed approved by Tellabs.

(b) Conditions to Consent. Tellabs shall not be deemed to have unreasonably withheld its consent to a sublease of part or all of the Premises or an assignment or other transfer of this Sublease if its consent is withheld because: (i) Subtenant is then in default under this Sublease; (ii) any notice of termination of this Sublease or termination of Subtenant’s possession of the Premises shall have been given in connection with a default by Subtenant under this Sublease; (iii) the portion of the Premises that Subtenant proposes to sublease, including the means of ingress and egress thereto and the proposed use thereof, or the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation; (iv) the proposed use of the Premises by the subtenant or assignee does not conform with the use set forth in Section 2 of this Sublease; (v) in the reasonable judgment of Tellabs, the proposed subtenant or transferee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment or other transfer or occupancy agreement; (vi) the proposed subtenant or transferee is then a subtenant of Tellabs in the Building or is or has, within the preceding 6 months, been negotiating with Tellabs to sublease or otherwise occupy space in the Building;

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(vii) the proposed subtenant or transferee or any of the proposed subtenant’s or transferee’s parents, subsidiaries, or affiliates are, in the reasonable judgment of Tellabs, a competitor of Tellabs; or (viii) consenting to the sublease or transfer would cause Tellabs to be in default under the Prime Lease or another sublease for space in the Building; provided, however, that the foregoing are merely examples of reasons for which Tellabs may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples.

(c) Subtenant Remains Liable. Despite any assignment, sublease, or other transfer, Subtenant shall remain liable under this Sublease and shall not be released without the express written agreement of Landlord and Tellabs. The consent by Landlord and Tellabs to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Within 30 days after Subtenant receives payment under an assignment, sublease or other transfer of the Premises or this Sublease, Subtenant shall pay Tellabs 50% of all rent and consideration that Subtenant receives from that transfer that exceeds Rent (or if only a portion of the Premises is being sub-sublet, 50% of all rent and consideration that Subtenant receives over the portion of the Rent then payable to Tellabs allocated on a square footage basis to the sub-sublet space) after recovery by Subtenant of market brokerage commissions, reasonable attorney’s fees, and other reasonable out of pocket costs incurred in connection with the assignment, sublease, or other transfer. The preceding sentence shall not apply to any sublease, assignment, or transfer to a Permitted Transferee.

(d) Recapture. Despite anything contained in this Section 21, if Subtenant proposes to transfer 50% or more of the Premises to the same party or one or more affiliated parties in one or more transactions, Tellabs shall have the option, by giving written notice to Subtenant within 15 days after receipt of Subtenant’s notice of any proposed transfer to recapture the portion of the Premises that Subtenant proposes to transfer. Tellabs’ recapture notice shall cancel and terminate this Sublease for the portion of the Premises that Subtenant proposes to transfer as of the date stated in Subtenant’s notice as the effective date of the proposed transfer unless Subtenant revokes Subtenant’s notice of proposed transfer by notice to Tellabs within 10 business days after Tellabs’s notice of recapture. If Subtenant fails to revoke its notice of proposed transfer within the 10-business day period, then this Sublease shall terminate with respect to the portion of the Premises that Subtenant proposes to transfer and Subtenant shall be released from its future obligations under this Sublease with respect to the portion of the Premises that Tellabs recaptures. In addition, unless the transfer would have resulted in Subtenant having to make payments to Tellabs under Section 21(c) above, Subtenant shall, promptly after Subtenant’s receipt of Landlord’s notice of recapture, pay to Landlord a fee equal to the reasonable and actual out-of-pocket cost that Landlord incurs to demise and separate the portion of the Premises recaptured from the portion of the Premises still being leased by Subtenant.

22. Tellabs Representations and Warranties. Tellabs represents, warrants and covenants to Subtenant as follows:

(a) To Tellabs’ actual knowledge, without investigation or inquiry, except for Landlord’s Consent, no consents, authorizations, or permissions are required to be obtained with respect to this Sublease.

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(b) The Prime Lease is, and shall on the Commencement Date be, in full force and effect and to Tellabs’ actual knowledge, without investigation or inquiry, no defaults on the part of Landlord or Tellabs about which Tellabs has received written notice and applicable grace periods have run exist thereunder. Tellabs has no defenses, setoffs or counterclaims against Landlord arising out of the Prime Lease and/or with respect to the Premises, and, to Tellabs’ actual knowledge, without investigation or inquiry, no hazardous materials exist at the Building or the Premises. To Tellabs’ actual knowledge, without investigation or inquiry, no disputes exist between Tellabs and Landlord.

(c) To Tellabs’ actual knowledge, without investigation or inquiry, no violations have been issued by any governmental or municipal agency, department or bureau having jurisdiction over the Premises with respect to the Premises nor have any notices with respect thereto been received by Tellabs.

(d) There is no improvement work required to be performed by Landlord or for which Landlord has agreed to perform with respect to the Premises. Tellabs has not exercised any self-help rights under the Prime Lease.

(e) To the extent in Tellabs’ possession and relating to the Premises, Tellabs has delivered to Subtenant true, correct and complete copies of (1) all plans and specifications relating to improvements made by Tellabs within the Premises, (2) all reconciliation statements with respect to Operating Expenses and Taxes delivered to Tellabs by Landlord for the past 2 years, and (3) all utility statements for the past 2 years pertaining to the Premises, including utility statements for the non-office portions of the Premises.

(f) Tellabs has not subleased or otherwise granted any rights of possession or right to lease, sublease or otherwise occupy the Premises.

23. Entire Agreement. Except for Landlord’s Consent and any other agreements executed and delivered by Tellabs and Subtenant or Tellabs and TMG in connection with this Sublease, this Sublease contains all the terms, covenants, conditions, and agreements between Tellabs and Subtenant relating in any manner to the rental, use, and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants, and conditions of this Sublease cannot be altered, changed, modified, or added to except by a written instrument signed by Tellabs and Subtenant and consented to by Landlord in writing to the extent such consent is required by the Prime Lease.

24. Notices.

(a) Notices From Landlord. If any notice from Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible but in any event within 24 hours, deliver that notice to Tellabs if that notice is written or advise Tellabs of the notice by telephone if the notice is oral.

(b) Notices Under Sublease. All notices and other communications given in connection with this Sublease shall be in writing, addressed to the parties at the addresses specified below, and sent either by (i) first class, United States Mail, postage prepaid, certified,

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with return receipt requested; (ii) hand delivery; (iii) nationally recognized overnight courier service; or (iv) facsimile transmission during normal business hours; or (v) e-mail during normal business hours (provided written notice follows one day after the email in the form of (i), (ii), (iii), or (iv) above):

if to Tellabs:	Tellabs Operations, Inc. 1415 West Diehl Road Naperville, IL 60563 Attn: Real Estate, M.S. 448 Facsimile No.: (630) 798-2212 Email: cody.w.stice@tellabs.com

with a copy to:	Tellabs Operations, Inc. 1415 West Diehl Road Naperville, IL 60563 Attn: Legal Dept. - MS 16 Facsimile No.: (630) 798-2212 Email: charlie.kennedy@tellabs.com and a copy to:

CRESA Partners Lease Administration, LLC

c/o Tellabs Operations, Inc.

Attn: Lease Administration

205 North Michigan Avenue, Suite 2202

Chicago, IL 60601

Facsimile No.: (312) 946-8560

Email: skinder@cresa.com

if to Subtenant
(Prior to Commencement Date):	Violin Memory, Inc. 685 Clyde Avenue Mountain View CA 94043 Attn: John Kapitula Facsimile No.: (866) 884-7552 Email: jkapitula@violin-memory.com

With a copy to:	Violin Memory, Inc. 685 Clyde Avenue Mountain View CA 94043 Attn: Legal Department Email: legal@vm.com

if to Subtenant	Violin Memory, Inc.
(After Commencement Date):	4555 Great America Parkway, Suite 501 Santa Clara, CA 95054 Attention: John Kapitula

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Facsimile No.: (866) 884-7552
Email: jkapitula@violin-memory.com

With a copy to:	Violin Memory, Inc.
4555 Great America Parkway, Suite 501
Santa Clara, CA 95054
Attn: Legal Department
Email: legal@vm.com

All notices shall be effective upon delivery to the address of the addressee. Either party may change its address for receipt of notices by giving notice to the other party in accordance with this Section 24.

25. Holding Over. If Subtenant fails to vacate the Premises at the end of the Term, then Subtenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Tellabs may be entitled for Subtenant’s holding over, (a) Subtenant shall pay, in addition to the other Rent, Base Rent equal to 150% of the Base Rent payable during the last month of the Term, and (b) Subtenant shall otherwise continue to be subject to all of Subtenant’s obligations under this Sublease. In addition, Subtenant shall pay Tellabs all damages, consequential as well as direct, sustained by reason of Subtenant’s retention of possession. The provisions of this Section 25 do not limit the Tellabs’ rights of reentry or any other right under this Sublease. Despite the foregoing, if Landlord does not require Tellabs to remove from the Premises before the expiration of the Prime Lease any alterations, additions, or improvements performed by Tellabs, and Subtenant is not in default under this Sublease, then, Subtenant may remain in the Premises until March 31, 2017 (unless the extension of the Term to March 31, 2017 would cause this Sublease to be deemed an assignment, in which case Subtenant may remain in the Premises until March 30, 2017) under the same terms and conditions of this Sublease, and Base Rent shall be the Base Rent payable in February of 2017. In addition, if Subtenant and Landlord (or its successor) have entered into a written agreement pursuant to which Subtenant has the right to lease the Premises after the expiration of the Prime Lease, and Subtenant is not in default under this Sublease, Subtenant may remain in possession of the Premises until March 31, 2017 (unless the extension of the Term to March 31, 2017 would cause this Sublease to be deemed an assignment, in which case Subtenant may remain in the Premises until March 30, 2017) in accordance with the terms of this Sublease (and in such event Base Rent shall be the Base Rent payable in February of 2017), provided that if Landlord requires Tellabs to remove any of its improvements, additions, or alterations, Tellabs shall have the right to enter the Premises during the month of March 2017 for the purpose of removing its alterations, additions, and improvements and restoring the Premises as required under the Prime Lease.

26. Counterparts; Electronic Signatures. This Sublease may be executed in one or more counterparts, each of which taken together shall constitute one original document. A counterpart of this Sublease transmitted by facsimile or other electronic means will, if it is executed, be deemed in all respects to be an original document, and any facsimile other electronic signature shall be deemed an original signature and shall have the same binding legal effect as an original executed counterpart of this Sublease.

27. Authority. Tellabs and Subtenant each represents to the other that it, and the

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person signing this Sublease on its behalf, has the power and authority to bind it to this Sublease.

28. Governing Law. This Sublease shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and interpreted in accordance with the laws of the State of California, regardless of its conflicts of laws principals.

29. Recordation. Subtenant shall not record (or cause to be recorded) this Sublease or a memorandum or other notice of this Sublease in any public office without the express written consent of Tellabs and Landlord. A breach by Subtenant of this covenant shall constitute a material default by Subtenant under this Sublease.

30. Effectiveness. No lease, sublease, or obligation on Tellabs will arise until both Tellabs and Subtenant have signed and delivered this instrument, and Tellabs has obtained Landlord’s Consent. Tellabs’ submission of this instrument to Subtenant to examine or sign is not a reservation of or option for the Premises and does not bind Tellabs.

[The signature page follows]

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Signed:

SUBTENANT:		TELLABS:

Violin Memory, Inc. a Delaware corporation		Tellabs Operations, Inc., a Delaware corporation

By:	/s/ John Kapitula	By:	/s/ James M. Sheehan
Name:	John Kapitula	Name:	JAMES M. SHEEHAN
Title:	SVP	Title:	EVP

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EXHIBIT A

PRIME LEASE

[See attached]

A-1

LEASE AGREEMENT

By and Between

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

a New Jersey corporation

(“Landlord”)

and

TELLABS OPERATIONS, INC.,

a Delaware corporation

(“Tenant”)

July 27th, 2010

4555 Great America Parkway

Santa Clara, California

-i-

-ii-

LEASE AGREEMENT

THIS LEASE AGREEMENT, (this “Lease”) is made and entered into as of July 27, 2010 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and Tenant identified in the Basic Lease Information below.

BASIC LEASE INFORMATION

Tenant: TELLABS OPERATIONS, INC., a Delaware corporation.

Premises: Suite 150 on the first floor of the Building (containing approximately 20,803 square feet of rentable area) and Suite 501 on the fifth floor of the Building (containing approximately 56,346 square feet of rentable area) outlined in Exhibit B to this Lease.

Building: The Building commonly known as 4555 Great America Parkway, Santa Clara, California. The rentable area of the Project is 645,652 square feet. The rentable area of the Building is 322,726 square feet.

Base Rent:

Period (In Months)	Monthly Per Square Foot Base Rent	Annual Base Rent	Monthly Base Rent
1/1/2011 – 3/31/2011	$ 0.00	N/A	Abated*
4/1/2011 – 3/31/2012	$ 1.50	$1,388,682.00	$115,723.50
4/1/2012 – 3/31/2013	$1.545	$1,430,342.46	$119,195.21
4/1/2013 – 3/31/2014	$1.591	$1,472,928.71	$122,744.06
4/1/2014 – 3/31/2015	$1.639	$1,517,366.53	$126,447.21
4/1/2015 – 3/31/2016	$1.688	$1,562,730.14	$130,227.51

*	As an inducement to Tenant entering into this Lease, Base Rent in the amount of $115,723.50 per month shall be abated for the first three (3) months after the Commencement Date. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.

Security Deposit Amount: $130,277.51.

Tenant’s Building Percentage: 23.9054%.

Tenant’s Project Percentage: 11.96%

Commencement Date: January 1, 2011.

Expiration Date: March 31, 2016.

Landlord’s Address:

c/o The Prudential Insurance Company of America
4 Embarcadero Center, 27th Floor
San Francisco, CA 94111
Attn: PRISA II Asset Manager

With a copy by the same method to:

c/o The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attention: Greg Shanklin, Esquire

With a copy by the same method to:

Harvest Properties, Inc.
6475 Christie Avenue, Suite 550
Emeryville, California 94608
Attention: Joss Hanna

Address for rental payment:

Payments via FedEx/UPS/Courier:

The Prudential Insurance Company of America
c/o Harvest Properties, Inc.
6475 Christie Avenue, Suite 550
Emeryville, California 94608

Tenant’s Address:

Tellabs Operations, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, IL 60563
Attn: Real Estate, M.S. 448

With a copy by the same method to:

Tellabs Operations, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, IL 60563
Attn: Legal Dept. - MS 16

With a copy by the same method to:

CRESA Partners Lease Administration, LLC
c/o Tellabs Petaluma, Inc.
Attn: Lease Administration
205 North Michigan Avenue, Suite 2202
Chicago, IL 60601

With respect to notices given under Section 13.2, with a copy by the same method to:

Tellabs Operations, Inc.
One Tellabs Center
1415 West Diehl Road, MS 119
Naperville, IL 60563
Attn: Blair Olexa

Landlord’s Broker: CB Richard Ellis, Inc.

Tenant’s Broker: Cresa Partners.

Maximum Parking Allocation: Two Hundred Fifty-Four (254), which is based on a parking ratio of 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of rentable space in the Premises.

The Basic Lease Information is incorporated into and made part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control. Additional defined terms used in the Basic Lease Information shall have the meanings given those terms in this Lease.

ARTICLE 1.

PREMISES; COMMON AREAS

1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, an additional office building (“the “Adjacent Building”), a cafeteria/auditorium/meeting room building (the “Amenities Facility”), access roadways, and all other related areas, shall be collectively hereinafter referred to as the “Project.” The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit B are to show the approximate location of the Premises in the Building and the general layout of the Project and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Buildings or the Project, the precise area of the Premises, the Project Buildings or the Project or the specific location of the Project Buildings, “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises, or the Project.

1.2 Upon Landlord’s written approval of the Final Working Drawings for the Premises pursuant to Exhibit C, Landlord’s architect shall calculate and certify in writing to Landlord and Tenant the rentable area of the Premises, the Building and the Project. If Landlord’s architect determines that the rentable area of the Premises, the Building or the Project is different from that stated in this Lease, rent that is based on rentable area (including Base Rent, Tenant’s Share Percentages (as defined below) and the Tenant Improvement Allowance (as defined in the Work Letter Agreement) shall be recalculated in accordance with that determination. On the recalculation of rent as provided in this Section 1.2, the parties shall execute an amendment to this Lease stating the recalculated rent. Execution of that amendment shall not be a condition precedent to the effectiveness of the recalculated rent. Landlord’s architect shall consult with Tenant’s architect with respect to the remeasurement of the Premises pursuant to this Section 1.2 and Tenant shall have the right to have Tenant’s architect present during such recalculation and shall also have the right to review the basis and methodology for such remeasurement. Unless Tenant’s architect or Tenant provides written notice to Landlord outlining in reasonable detail its objections to Landlord’s architect’s determination of rentable area within twenty (20) business days after notice of that determination to Tenant, Landlord’s architect’s determination of rentable area shall be conclusive and binding on Tenant and Tenant shall not have any other right to remeasure the Premises. In the event Tenant timely objects to Landlord’s architect’s determination, and Landlord’s architect and Tenant’s architect are unable to resolve any differences within twenty (20) business days after that written objection, then a licensed architect with at least five (5) years commercial real estate experience in measuring square footage of office buildings mutually agreed upon by Landlord and Tenant shall determine the number of square feet of rentable area of the Building, the Premises and the Project in accordance with the BOMA Standard (as defined below). The cost of the mutually selected architect shall be split equally between Landlord and Tenant. In the event Landlord and Tenant are unable to agree on the third architect within sixty (60) days after Tenant’s objection, then any dispute as to the Premises, Building or Project area shall be resolved by arbitration in accordance with Article 12 of this Lease. For purposes of this Lease, (1) “rentable area” and “usable area” shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996) (the “BOMA Standard”); (2) “rentable square feet” and “rentable footage” shall have the same meaning as the term “rentable area;” and (3) “usable square feet” and “usable square footage” shall have the same meaning as the term “usable area.”

1.3 Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 27 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and all other tenants of the Project (such areas are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project reasonably designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building reasonably designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be comparable to that of Comparable Buildings (as defined below) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project (other than the Premises) and the Common Areas; provided that Landlord shall not, without the prior written consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed, make any alterations, additions or changes which materially and adversely affect Tenant’s access to or use of the Premises, except in each case to the extent required by Applicable Laws (as defined below). Subject to Applicable Laws, except when and where Tenant’s right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building twenty-four (24) hours per day, seven (7) days per week during the “Term,” as that term is defined in Section 2.1, below. Use of the Amenities Facility shall be subject to such reasonable rules and regulations as Landlord may establish from time to time. The square footage of the Amenities Facility shall be included in the load factor to be used to determine the rentable area of the Project, but shall not be separately measured and added to the rentable area of the Project for any lease for space at the Project. The cost to maintain the Amenities Facility shall be included in Operating Expenses for the Project.

1.4 As used in this Lease, the term “Must-Take Space” means the approximately 1,271 square foot space on the first floor of the Building outlined on Exhibit B-1 to this Lease. The Premises shall be expanded to include the Must-Take Space on the date (the “Must-Take Space Commencement Date”) that is the first business day after possession of the Must Take Space is surrendered to Landlord by the existing tenant of the Must Take Space. Accordingly, on the Must-Take Space Commencement Date (a) the Allowance shall increase by $20.00 per square foot of the Must-Take Space, (b) Tenant’s Share Percentages, the Tenant’s Parking Allocation and any other provision that is determined based on the rentable area of the Premises shall be redetermined, (c) the Base Rent per square foot of rentable area for the Must-Take Space added pursuant to this Section 1.4 shall be the same as the Base Rent per square foot of rentable area for the Premises as it may be adjusted during the Term, (d) the lease commencement date for the Must-Take Space added by this Section 1.4 shall be the Must-Take Space Commencement Date, (e) the lease term for the Must-Take Space added by this Section 1.4 shall expire coterminously with the Term for the Initial Premises, and (f) upon either party’s request, Landlord and Tenant shall execute an amendment to this Lease and any memorandum thereof confirming the change to the Premises pursuant to this Section 1.4 and the corresponding changes to the provisions of this Lease that are based on the rentable area of the Premises. Despite anything to the contrary contained in this Section 1.4, if Landlord does not deliver the Must-Take Space to Tenant before September 1, 2011, then Tenant shall not be required to add the Must-Take Space to the Premises.

1.5 The Premises includes the UPS room and the portion of the MDF room located outside of the caged area as the caged area exists as of the date of this Lease, each as shown on Exhibit B to this Lease. Notwithstanding anything to the contrary in this Lease, Landlord shall have access to the MDF room at any time and from time to time with notice to Tenant as necessary to maintain, repair, install, replace, and remove equipment serving portions of the Project other than the Premises except in an emergency. As of the delivery of possession of the MDF room, the MDF room contains two four-ton independent air conditioning units (the “Existing Supplemental Units”). The Existing Supplemental Units are delivered to Tenant in their as is condition, without any representation or warranty of any kind, including without limitation any warranty of merchantability or fitness for particular purpose. Tenant may (or if equipment installed in the MDF room or the UPS room by Tenant generates heat such that the Existing Supplemental Units are not sufficient to maintain required temperature levels in the

MDF room or the UPS room, then Tenant shall), at Tenant’s sole cost and expense, install in such location or locations within the Premises and/or on the roof of the Building as shall be identified by Landlord and Tenant and pursuant to such plans and specifications as are reasonably approved by Landlord, a separate, self-contained twenty-four (24) hour a day HVAC unit(s) and condensers, duct work, structural support and other connecting and related equipment therefor (including separate electrical metering devices) to provide air conditioning to the MDF room and the UPS room (collectively, “Tenant’s Supplemental HVAC Equipment”), subject, however, to Landlord’s prior approval of the plans and specifications for the work, cooling capacity, electrical requirements and all other specifications of Tenant’s Supplemental HVAC Equipment (which approval shall not be unreasonably withheld, conditioned, or delayed), and so long as such Tenant’s Supplemental HVAC Equipment (i) complies with all Applicable Laws and the other provisions of this Lease, (ii) does not adversely affect the Building structure, the Building systems or any other Building component, or any roof or Building warranty, (iii) does not unreasonably interfere with the normal and customary business operations of other tenants of the Building or Project, and (iv) does not cause or create a dangerous or hazardous condition. Tenant shall pay the cost of all electrical usage of Tenant’s Supplemental HVAC Equipment at the rates charged for furnishing the same, plus the cost of the installation, operation and maintenance of equipment which is installed in order to supply such excess consumption. To the extent Tenant’s Supplemental HVAC Equipment is installed during the construction of the initial Tenant Improvements pursuant to the Tenant Work Letter, all costs incurred in connection with the design, acquisition and installation of such Tenant’s Supplemental HVAC Equipment may be paid out of and deducted from the Tenant Improvement Allowance. At Tenant’s sole cost and expense, Tenant shall at all times maintain Tenant’s Supplemental HVAC Equipment and the Existing Supplemental Units, in working order, condition and repair. In addition, if so requested by Landlord in writing at the time the Tenant obtains Landlord’s approval of the plans for the installation of the Supplemental HVAC equipment, Tenant shall, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of this Lease, remove the Tenant’s Supplemental HVAC Equipment and repair all damage to the roof, Building and/or Premises resulting from the installation, use and/or removal thereof. If any of Tenant’s Supplemental HVAC Equipment is located on the roof of the Building (collectively, the “Rooftop HVAC Equipment”) Landlord may require Tenant to install screening around such Rooftop HVAC Equipment, at Tenant’s sole cost and expense, consistent with then-existing screening on the roof or as otherwise required by Applicable Laws. All of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Rooftop HVAC Equipment, including without limitation provisions relating to compliance with requirements as to insurance (with respect to the Rooftop HVAC Equipment only), indemnity, repairs and maintenance of the Rooftop HVAC Equipment. Landlord shall have no obligation with regard to any Rooftop HVAC Equipment.

1.6 The prior tenant of the Premises left (a) 2- dedicated 8 ton liebert units, (b) 13 fan coil units, and (c) 4 uninterrupted power supply units with 15 kilo-volt amps, 1 in the South Side IDF Room; 1 in the North Side IDF Room; and 2 in the Core Lab area (collectively, “Landlord’s Equipment”). Within 30 days after the execution and delivery of this Lease, Tenant shall notify Landlord whether Tenant wants Landlord to remove any of Landlord’s Equipment from the Premises. If Tenant notifies Landlord within the 30-day period, Landlord shall, at Landlord’s expense, promptly remove the components of Landlord’s Equipment that Tenant indicated it wanted Landlord to remove. During the Term, Tenant may use the components of

Landlord’s Equipment that Tenant did not request Landlord to remove from the Premises. Landlord is providing Landlord’s Equipment to Tenant in its “As-is” and “Where is” condition. Neither Landlord nor Tenant shall be obligated to maintain, repair, or replace Landlord’s Equipment. At the expiration or earlier termination of this Lease, Tenant shall return Landlord’s Equipment to Landlord in its then-current condition. Tenant shall not need to remove from the Premises any of Landlord’s Equipment. If after the 30 day period set forth above, Tenant determines that it no longer wants to use any of Landlord’s Equipment, Tenant shall notify Landlord, and Tenant may remove it from the Premises and dispose of it at Tenant’s cost.

ARTICLE 2.

TERM AND CONDITION OF PREMISES

2.1 The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated (the “Termination Date”) as hereinafter provided. The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alteration in the Premises not required to be performed by Landlord.

2.2 Landlord shall perform the construction work described in Exhibit C hereto as Landlord’s Work. Except for Landlord’s Work, Landlord has no obligation to construct improvements in the Premises. Tenant shall improve the Premises in accordance with Exhibit C hereto.

2.3 Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or defects (the “Punch List Items”) which were part of Landlord’s Work in the Premises within thirty (30) days after Tenant receives written notice from Landlord indicating Landlord’s completion of Landlord’s Work and Landlord shall, at its sole expense, complete said work and/or remedy such unsatisfactory conditions or defects as soon as possible, but in no event later than thirty (30) days after receipt of the Punch List Items. The existence of any incomplete work, unsatisfactory conditions or defects as aforesaid shall not affect the Commencement Date or the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder unless Tenant is not able to use the Premises to conduct its business.

2.4 Subject to completion of Landlord’s Work and the Punch List Items, the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

2.5 Tenant shall be permitted to enter into the Premises upon full execution and delivery of this Lease and prior to the Commencement Date without the obligation for payment of Rent for the purposes of performing work under Exhibit C and installing its furniture, fixtures, cabling, files and equipment and to use a portion of the 5th floor lab area to house operational electronic lab equipment (the “Lab Equipment”) and periodically service that Lab Equipment; provided that (a) Tenant shall not interfere with Landlord’s construction of the Landlord’s Work, (b) Tenant first provides Landlord with all insurance required by the terms of this Lease, (c) all construction by Tenant shall be performed in accordance with the terms of this Lease, including without limitation Article 15, (d) Tenant has coordinated its schedule of early entry with Landlord to Landlord’s reasonable satisfaction, and (e) Tenant pays all utility costs in connection with the use of the Lab Equipment. Tenant acknowledges that Landlord’s Work will not be complete at the time that Tenant is given possession of the Premises. Landlord and Tenant agree to cooperate reasonably with each other to coordinate their respective construction activities.

ARTICLE 3.

USE, NUISANCE, OR HAZARD

3.1 The Premises shall be used and occupied by Tenant solely for general office, research and development, light manufacturing engineering, sales and distribution, and other related lawful purposes in conformity with municipal zoning requirements and any CC&R’s (as defined below) applicable to the Project and for no other purposes without the prior written consent of Landlord.

3.2 Tenant shall not use, occupy, or knowingly permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal or dangerous; knowingly permit any public or private nuisance; do or knowingly permit any act or thing which disturbs the quiet enjoyment of any other tenant of the Project; keep any substance or carry on or permit any operation which introduces offensive odors or conditions into other portions of the Project, use any apparatus which makes undue noise or set up vibrations in or about the Project; knowingly permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents; or knowingly permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, including without limitation the CC&R’s now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within five (5) business days after notice from Landlord (which five (5) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such five (5) business day period so long as the Tenant commences the cure of such breach within such five (5) day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

3.3 The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in instruments (the “CC&R’s”) recorded against title to the Project that are set forth on Exhibit H to this Lease and this Lease and all provisions hereof shall be subject and subordinate thereto. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “Future CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such Future CC&Rs;

provided, however, that except as required by Applicable Law, Tenant’s obligation to comply with Future CC&Rs shall be subject to Tenant’s prior written consent to those future CC&Rs (which shall be given or withheld within ten (10) business days after Landlord’s request therefor), which will not be withheld unless Tenant reasonably determines the same would increase Tenant’s obligations or adversely affect Tenant’s rights under this Lease. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R’s, and (b) the CC&R’s shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect. Landlord agrees that it shall perform all of its obligations under the CC&R’s and enforce all of Landlord’s rights under the CC&R’s that, if not enforced, would adversely affect any of Tenant’s rights under this Lease.

ARTICLE 4.

RENT

4.1 Tenant hereby agrees to pay Landlord the Base Rent subject to recalculation as provided in Section 1.2. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the “Monthly Rent”) shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant’s Share of Operating Expenses and Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as hereinafter set forth, all of which shall constitute additional rent under this Lease (the “Additional Rent”). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called “Rent” and shall be paid when due in lawful money of the United States without demand or, except as expressly set forth in this Lease, deduction, abatement, or offset to the addresses for the rental payment set forth in the Basic Lease Information, or as Landlord may designate in writing to Tenant from time to time.

4.2 In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after its due date, Tenant shall pay to Landlord a late charge (the “Late Charge”), as Additional Rent, in an amount of three percent (3%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord’s remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such Late Charges in connection with any other similar or like late payments.

4.3 On the Commencement Date, Tenant shall commence payment of estimated Tenant’s Share Operating Expenses and Taxes on a monthly basis. On April 1, 2011, Tenant shall pay the first installment of monthly Base Rent. Within ten (10) days after Tenant receives the fully-executed Lease, Tenant shall deliver to Landlord an amount equal to the

Security Deposit Amount to be held by Landlord as security for Tenant’s faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of Rent, the removal of property at the end of the Term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, and does not cure that failure after notice and within all applicable cure periods, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any Rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall promptly restore the Security Deposit to the full amount then required by this Section 4.3. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, that a court of competent jurisdiction awards to Landlord pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within thirty (30) days following expiration or termination of the Term of this Lease.

4.4 If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days in such partial month.

4.5 All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like delinquent payments.

4.6 If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant’s financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier’s check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

ARTICLE 5.

RENT ADJUSTMENT

5.1 Definitions.

(a) “Operating Expenses”, as said term is used herein, shall mean all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, security, repair, restoration, replacement, or maintenance of the Project, or any portion thereof. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

(i) Wages, salaries, other compensation and any and all taxes, insurance and benefits of, the Building manager, Building engineer and of all other persons engaged in the operation, maintenance and security of the Project;

(ii) Payments under any equipment rental agreements or management agreements, including without limitation the cost of any actual or charged management fee and all expenses for the Project on-site management and engineering office including rent, office supplies, and materials therefor;

(iii) Costs of all supplies, equipment, materials and tools and amortization (including interest on the unamortized cost at ten percent (10%) per year) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;

(iv) All costs incurred in connection with the operation, maintenance, and repair of the Project including without limitation, the following: (A) the cost of operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (B) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (C) the costs of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are reasonably anticipated by Landlord to increase Operating Expenses, and the cost incurred in connection with any transportation system management program or similar program; (D) the cost of landscaping, decorative lighting, and relamping, the reasonable cost of maintaining fountains, sculptures, bridges; and (E) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Taxes” as that term is defined below.

(v) The cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith.

(vi) The cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord, including without limitation commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood or other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, deed of trust or other encumbrance now or hereafter in force against the Building or Project or any portion thereof, and any deductibles payable thereunder; including, without limitation, Landlord’s cost of any self insurance; provided that Landlord’s cost of any self-insurance shall not exceed the cost that would have been payable for a policy covering the same risks as to which Landlord is self-insuring;

(vii) Capital improvements made to or capital assets acquired for the Project, or any portion thereof, after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are in Landlord’s good faith determination necessary for the health, safety and/or security of the Project, its occupants and visitors and are deemed advisable and the reasonable judgment of Landlord or (3) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&R’s, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs, or an allocable portion thereof, shall be amortized over the applicable item’s useful life determined in accordance with generally accepted accounting principles as reasonably determined by Landlord, together with interest on the unamortized balance at a rate equal to ten percent (10%) per annum;

(viii) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all contractors, engineers, consultants and other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, maintenance and repair of the Buildings and the Project; and

(ix) payments, fees or charges under the CC&R’s and any easement, license, operating agreement, declaration, restricted covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof.

Expressly excluded from Operating Expenses are the following items:

(x) Costs attributable to seeking and obtaining new tenants or retaining existing tenants, such as advertising and leasing commissions, alterations, renovations, repainting, and other improvements to leasable space, and financial incentives, concessions, or other inducements;

(xi) Repairs and restoration paid for by the proceeds of any insurance policies or for which Landlord would have been reimbursed had Landlord maintained insurance Landlord is obligated to maintain or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

(xii) Principal, interest, and other costs directly related to financing the Project or ground lease rental or depreciation;

(xiii) The cost of special services to tenants (including Tenant) for which a special charge is made;

(xiv) The costs of repair of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards;

(xv) The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vi), and (vii) above;

(xvi) The costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;

(xvii) The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xviii) Costs incurred to comply with Applicable Laws which were in existence prior to the Commencement Date, including, without limitation, costs incurred to cause the Premises, Building shell (i.e., exterior access ramps and sidewalks) and existing interior improvements (i.e., lobbies, elevators, restrooms and common areas access) to comply with the ADA, which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to then-current provisions of the ADA in their form existing as of the Commencement Date and pursuant to the then-current interpretation of the ADA by the applicable governmental authority as of the Commencement Date; provided that any compliance with the ADA that is required due to Tenant’s default under this Lease that is not cured within all applicable notice and cure periods, Tenant’s particular use of the Premises, or Tenant’s alterations to the Premises shall instead be paid by Tenant.

(xix) Costs arising from the presence of Hazardous Materials (defined below) in, on, under, or about the Project (including, without limitation, costs associated with the removal, abatement, clean-up, containment, monitoring, and inspection for Hazardous Materials) not placed on the property by Tenant; provided, however, that costs incurred in the cleanup or remediation by Landlord’s normal janitorial personnel using their daily cleaning methods without variation due to the existence of Hazardous Materials of de minimis amounts customarily used in Comparable Buildings shall be included as Operating Expenses.

(xx) The attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(xxi) The expenses in connection with services or other benefits which are not available to Tenant;

(xxii) The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extend the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxiii) The costs arising from Landlord’s charitable or political contributions;

(xxiv) The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxv) The interest, fines, and penalties resulting from Landlord’s failure to comply with Applicable Laws or to pay any items of Operating Expenses, Taxes, or other amounts when due;

(xxvi) The Landlord’s general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord’s employees, and costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating the Project or any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any), disputes of Landlord with management, or fees or damages paid in connection with disputes with other Project tenants or occupants or to enforce leases against other Project tenants or occupants;

(xxvii) The costs arising from the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors;

(xxviii) The management and engineering office rental to the extent such rental exceeds the fair market rental for such space or the rentable area of those offices exceeds 1,000 square feet in the aggregate;

(xxix) The costs of correction of defects in the Premises (other than Tenant improvements), the Building, the Adjacent Building, the Amenities Facility, or other improvements at the Project;

(xxx) The costs of Landlord’s membership in professional organizations (such as, by way of example and without limitation, BOMA) in excess of $2,500.00 per year;

(xxxi) all items and services for which Tenant or any other tenant in the Project reimburses Landlord, provided that Landlord shall use commercially reasonable efforts to collect such reimbursable amounts, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(xxxii) electric power costs for which any tenant directly contracts with a public service company (but in such instance, the electric power component of Operating Expenses shall still be grossed up as provided for below);

(xxxiii) costs for extra or after-hours HVAC, utilities or services which are provided to Tenant and or any occupant of the Project and as to which either (x) Tenant is separately charged, or (y) the same is not offered or made available to Tenant at no charge;

(xxxiv) reserves for items considered to be capital repairs, replacement, or improvements;

(xxxv) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(xxxvi) The cost of replacements of the structural elements of the Project, including, without limitation, the foundations, exterior walls, main underground utilities from the street to the applicable improvement, and structural roof systems, HVAC sleep mounts.

(xxxvii) wages, salaries or other compensation paid to any employees above the level of Building manager or Building engineer; and

(xxxviii) fees and reimbursements payable to Landlord (including its parent organization, subsidiaries and/or affiliates) or by Landlord for management of the Project which exceed the amount which would normally be paid to an unaffiliated, reputable, qualified third party management company, in connection with the management of Comparable Buildings for a comparable scope of services;

(b) “Taxes” shall mean all ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.1.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the tax parcel on which the Building is located, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same. Despite the foregoing, Taxes shall not include any inheritance, estate, succession, transfer, or gift taxes imposed upon Landlord or any income taxes payable by Landlord.

(c) “Lease Year” shall mean the twelve (12) month period commencing January 1st and ending December 31st.

(d) “Tenant’s Share Percentages” shall mean Tenant’s percentage of the Operating Expenses applicable to the following categories: (i) Operating Expenses incurred for the Building, (Tenant’s Building Percentage”), and (ii) Operating Expenses incurred for the Project Common Areas, excluding the Building and the Adjacent Building (“Tenant’s Project Percentage”). Tenant’s Share Percentages shall be calculated as follows: Tenant’s Building Percentage shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building; and Tenant’s Project Percentage shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet of all buildings in the Project. Consequently, any reference in this Lease of “Tenant’s Share Percentage” shall mean and refer to Tenant’s Building Percentage or Tenant’s Project Percentage, as applicable.

(e) “Tenant’s Tax Percentage” shall mean the percentage determined by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings on the same tax parcel on which the Building is located.

(f) “Market Area” shall mean the City of Santa Clara, California (the “City”).

(g) “Comparable Buildings” shall mean comparable Class “A” office use buildings in the Market Area.

5.2 Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share (as hereinafter defined) of the Operating Expenses applicable to each category of Tenant’s Share Percentage. “Tenant’s Share” shall be determined by multiplying Operating Expenses applicable to each category of Tenant’s Share Percentage for any Lease Year or pro rata portion thereof, by the applicable Tenant’s Share Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Share will be for each category for such Lease Year based, in part, on Landlord’s operating budget for such Lease Year, and Tenant shall pay Tenant’s Share as so estimated each month (the “Monthly Escalation Payments”). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Landlord shall not include an Operating Expense in more than one category of Tenant’s Share Percentage.

5.3 Landlord shall, within one hundred fifty (150) days after the end of each Lease year, or as soon thereafter as reasonably possible, provide Tenant with a reasonably detailed written statement of the actual Operating Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Share of such Operating Expenses for each category of Tenant’s Share Percentage. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant’s Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to the Monthly Escalation Payments next becoming due hereunder, unless the credit is owed for the last year of the Term, in which case Landlord shall pay to Tenant the difference between Tenant’s Share of Operating Expenses and the amount of Monthly Escalation Payments paid by Tenant attributable to said Lease Year, such payment to be made no later than thirty (30) days after the date that Landlord delivers said statement. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by the applicable Tenant’s Share Percentage divided by the number of months remaining in such Lease Year.

5.4 If, within sixty (60) days following Tenant’s receipt of the Operating Expense statement or Taxes statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement(s) is correct. Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within sixty (60) days following Tenant’s receipt of the applicable statement, and (d) such audit is completed and a copy thereof is delivered to Landlord prior to the later of (i) one hundred eighty (180) days following Tenant’s receipt of the applicable statement, and (ii) sixty (60) days after Tenant receives (or has been given access to inspect, as provided below) reasonable back-up and supporting information requested by Tenant with respect to the applicable Operating Expense and Taxes. If Landlord responds to any such audit with an explanation of any issues raised in the audit, such issues shall be deemed resolved unless Tenant responds to Landlord with further written objections within thirty (30) days after receipt of Landlord’s response to the audit. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon ten (10) days’ written notice to Landlord, to inspect Landlord’s books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. If actual Operating Expenses or Taxes are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses and Taxes are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated by Landlord for any calendar year by in excess of five percent (5%), then Landlord shall pay the reasonable cost of Tenant’s audit, not to exceed $5,000.00.

5.5 If the occupancy of the Building during any part of any Lease Year is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.5, “variable components” include only those component expenses that are affected by variations in occupancy levels. Each Operating Expense statement shall include Landlord’s calculations of the “gross-up” of Operating Expenses under this Section. Landlord shall (a) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, and (b) not collect Operating Expenses from Tenant and all other tenants/occupants in the Project in an amount in excess of what Landlord incurred for the items included in Operating Expenses (except to the extent such excess results from differences in the measurement of the Premises, Building and Project or definitions of expenses payable by such other tenants under the terms of their respective leases, from any management fee retained by Landlord or from any interest payable in connection with amortizing capital improvements).

5.6 Tenant shall pay to Landlord, as Additional Rent, “Tenant’s Tax Share” (as hereinafter defined) of the Taxes. “Tenant’s Tax Share” shall be determined by multiplying Taxes allocable on an accrual basis to any Lease Year (or pro rata portion thereof if the Lease Year is a partial year), by Tenant’s Tax Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Tax Share will be for such Lease Year and Tenant shall pay Tenant’s Tax Share as so estimated each month (the “Monthly Tax Payments”). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.7 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the tax parcel on which the Building is located and such statement shall set forth Tenant’s Tax Share of such Taxes and include a legible copy of the tax bills related to the statement of actual Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Tax Share of any increases in Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement; similarly, Tenant shall receive a credit if Tenant’s Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to Monthly Tax Payments next becoming due hereunder, unless the credit is owed for the last year of the Term, in which case Landlord shall pay to Tenant the difference between Tenant’s Tax Share of any Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made no later than thirty (30) days after the time that Landlord delivers said statement. If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Taxes multiplied by Tenant’s Tax Percentage divided by the number of months remaining in such Lease Year.

5.8 If the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord’s sole discretion.

5.9 Tenant’s obligation with respect to Additional Rent and the payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

ARTICLE 6.

SERVICES TO BE PROVIDED BY LANDLORD

6.1 Subject to Article 5 and 10 herein, and provided no Event of Default under this Lease remains uncured, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit G, subject to the conditions and in accordance with the standards set forth herein.

6.2 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. With respect to any shut-down of services initiated by Landlord that is not related to an emergency situation, Landlord shall give Tenant reasonable notice of the proposed time and duration of the shut down. To the extent the time and/or duration of that shutdown would interfere with the operation of Tenant’s business, the time and duration shall be subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.

6.3 Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any government imposed mandatory fuel or energy-saving program.

6.4 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.5 Landlord shall have the exclusive right, but not the obligation, to provide any locksmithing services, as long as Landlord provides those services at competitive rates. If Tenant requests the Landlord provide locksmithing services and Landlord declines or is not willing to provide those services at competitive rates, then Tenant shall not be obligated to use Landlord’s locksmithing services. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.6 Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the services required under Exhibit G, or Landlord enters the Premises or performs any Renovations (as defined in Section 48.1) and such entry or Renovations activity interferes with Tenant’s reasonable use of the Premises (b) such failure or Landlord’s entry or Renovations activity is not due to any one or more Force Majeure Events or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure or that such entry or Renovations activity by Landlord is unreasonably interfering with Tenant’s use of the Premises and (d) as a result of such failure or entry or Renovations activity all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than three (3) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the fourth business day during which such untenantability continues or (ii) the fourth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant’s exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.

ARTICLE 7.

REPAIRS AND MAINTENANCE BY LANDLORD

7.1 Landlord shall provide for the cleaning and maintenance of the Common Areas in keeping with the standard for Comparable Buildings as part of Operating Expenses, to the extent not excluded under Section 5.1(a). Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to keep in good condition and repair consistent with Comparable Buildings the exterior walls, corridors, windows, roof, integrated Building utility and mechanical systems and other Base Building elements (including, without limitation, the foundations) and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees.

7.2 Landlord or Landlord’s officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable prior written notice to Tenant (other than in an emergency) to Tenant to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any Event of Default of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final nine (9) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency. Notwithstanding the foregoing, Landlord agrees that when it undertakes any of the activities described in this Section 7.2, it shall exercise commercially reasonable efforts to do so in such a manner as to minimize the interference with Tenant’s use and occupancy of the Premises. Further, despite the foregoing, (a) Landlord shall follow Tenant’s commercially reasonable security requirements in connection with any entry by Landlord into the Premises, which include the requirement that all persons entering the Premises shall be attended by a representative of Tenant; provided that Tenant’s failure to make a Tenant representative available at the time of Landlord’s entry into the Premises set forth in Landlord’s notice of the time it intends to enter the Premises (or, in the case of an emergency, that actual time of entry) shall not limit Landlord’s or Landlord’s officers, agents, representatives’ right to enter the Premises, and (b) Tenant reserves the right to designate from time-to-time certain portions of the Premises (“Secured Areas”) that are not available for Landlord to exhibit due to security considerations, including security with respect to information and training, including, without limitation, trade secrets, intellectual property, and other information that Tenant wishes to protect. In the event of an emergency, however, Landlord shall use good-faith efforts to follow Tenant’s security requirements, but Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so). Tenant shall reimburse landlord for any additional costs (including overtime labor costs) arising from Tenant’s security requirements. Landlord need not clean any area designated by Tenant as a Secured Area unless and except to the extent Tenant allows Landlord’s janitorial service provider to have access to those Secured Areas and shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building structure and/or the Building systems; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

7.3 Except as otherwise expressly provided in this Lease, Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a) or any successor statutes to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

ARTICLE 8.

REPAIRS AND CARE OF PROJECT BY TENANT

8.1 If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within ten (10) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2 Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant’s agents, employees, contractors, or invitees which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and shall maintain the elements of the Premises not to be maintained by Landlord pursuant to this Lease in at least as good a condition as they are in as of the Commencement Date, ordinary wear and tear, damage by casualty, and condemnation excluded. If Tenant fails to keep such elements of the Premises in such, condition and repair as required hereunder and does not cure that failure within the applicable notice and cure periods, Landlord may restore the Premises to such condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and within ten (10) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of ten percent (10%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

ARTICLE 9.

TENANT’S EQUIPMENT AND INSTALLATIONS

9.1 If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system and any supplemental HVAC system then existing would be able to maintain in such Premises were it not for such heat-generating equipment, unless Tenant either reduces the use of heat-generating equipment, or within the lab areas of the Premises, installs supplemental HVAC equipment sufficient to address the additional heat load, within thirty (30) days after notice from Landlord, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, including water, shall be paid by Tenant to Landlord within ten (10) days after demand by Landlord.

9.2 Except for desk or table-mounted typewriters, adding machines, office calculators, dictation equipment, personal computers, multi-function (print/copy/fax/scan) devices, and other similar office equipment consistent with first-class general office use in Comparable Buildings, Tenant shall not install within the office areas of the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord, subject of Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the office areas of the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.

ARTICLE 10.

FORCE MAJEURE

10.1 It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party that in no event shall either party be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, “Force Majeure Events”). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant’s obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11.

CONSTRUCTION, MECHANCIES’ AND MATERIALMAN’S LIENS

11.1 Tenant shall not suffer or permit any construction, mechanics’ or materialman’s lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alternation, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project.

11.2 If any such construction, mechanics’ or materialman’s lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys’ fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within ten (10) days after demand.

ARTICLE 12.

ARBITRATION

12.1 In the event that a dispute arises under Section 5.3 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the “Association”). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the last sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord’s unlawful detainer rights under California law.

ARTICLE 13.

INSURANCE

13.1 Landlord shall maintain, as a part of Operating Expenses, special causes of loss form insurance on the Project in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord’s program of self insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.

13.2 Tenant, at its own expense, shall maintain with insurers authorized to do business in the State of California and which are rated A- and have a financial size category of at least VIII in the most recent Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $3,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $5,000,000.00; Each Occurrence $5,000,000.00; (c) Workers’ Compensation with statutory limits; (d) Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements (inclusive of the initial improvements (if any) constructed pursuant to Exhibit C), betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $100,000.00; and (f) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within five (5) business days following Tenant’s receipt of written notice thereof from Landlord to all Tenant parties referenced in the Basic Lease Information, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Said policy of liability insurance shall name Landlord and Landlord’s managing agent as additional insureds and Tenant as the insured and shall be noncancellable with respect to Landlord except after thirty (30) days’ written notice from the insurer to Landlord. Upon receipt of the required certificate of insurance from Tenant, Landlord shall cancel the insurance that it purchased and promptly refund the prorated premium to Tenant, less any amounts due Landlord under this Section 13.2. Notwithstanding the foregoing provisions of Section 13.2 (d), so long as (a) the initially named Tenant is the tenant-in-possession, and Tenant meets the Financial Condition (as defined below), Tenant may have a property insurance deductible in excess of $100,000.00, but not to exceed $500,000.00. For purposes of this Lease, the “Financial Condition” shall mean the net worth of Tenant is at least $200,000,000.00, as shown by Tenant’s most current audited financial statements delivered to Landlord (which delivery may be made by means of Tenant directing Landlord to the location of Tenant’s website containing such financial information) within thirty (30) days after written request from time to time while such deductible in excess of $100,000.00 is in effect (which audited financial statements shall have been issued not more than fifteen (15) months prior to the applicable date).

13.3 Tenant shall adjust bi-annually the amount of coverage established in Section 13.2 hereof to such amount as in Landlord’s reasonable opinion, adequately protects Landlord’s interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

13.4 Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) fire and extended coverage insurance or (ii) the liability insurance referred to in Section 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

13.5 In the event Tenant’s particular conduct of business in or on the Premises (as opposed to general office or laboratory use), whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises of which Tenant has received written notice.

ARTICLE 14.

QUIET ENJOYMENT

14.1 Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15.

ALTERATIONS

15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term “Minor Alteration” refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord’s consent to any other alteration may be conditioned, given, or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $50,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms to the then existing Building standards. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of thirty (30) days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of sixty (60) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand the actual out-of-pocket cost and expense of Landlord in (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, “Tenant’s Contractors”), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (1) working in harmony and not interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker’s compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new or like-new materials and equipment at least equal in quality and class to (a) the original installations of the Building, or (b) the then standards for the Comparable Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant’s Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord as to the weight, location, manner of installation and number of those vending machines.

15.2 Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant’s expense, require that Tenant contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work outside the Premises and for any life safety or structural work within in the Premises.

15.3 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors. During any such work on the premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. Landlord agrees that when it undertakes any of the activities described in this Section 15.3, it shall exercise commercially reasonable efforts to do so in such a manner as to minimize the interference with Tenant’s construction.

15.4 Notwithstanding the provisions of Section 15.1, so long as the Tenant is the initially-named Tenant under this Lease, Landlord consents to Tenant performing work to connect, disconnect, and reconnect Tenant’s specific business electrical equipment within the lab portions of the Premises, subject to the following conditions: (a) the connections ultimately terminate in a line or circuit that is submetered, (b) Tenant complies with Section 15.3 (other than the notice requirement) in connection with such work, (c) all such work is performed in accordance with Applicable Laws, and (d) the contractor performing the work must be approved by Landlord or must have been approved by Landlord in connection with prior similar work in the Premises.

ARTICLE 16.

FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a) Such removal is made prior to the Expiration Date or the Termination Date; and

(b) Tenant promptly repairs all damage caused by such removal.

16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Project or the

Premises resulting from said removal shall be repaired at the cost of Tenant, except to the extent that the damage is caused by the gross negligence or willful misconduct of Landlord or its agents, employees, representatives, or contractors. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal. In addition, if any alterations performed by Tenant do not use materials that conform to the building standards used by Landlord at the time of the particular alteration or if Tenant requests any initial improvements to the Premises pursuant to Exhibit C, if any, that use materials that do not conform to the building standards used by Landlord at the time of that work, Tenant shall (a) at Tenant’s sole cost and expense, no later than the later of the expiration of the Term (or 30 days after the earlier termination of the Term other than a termination pursuant to Article 56) and if Landlord has given notice of its election under subclause (b) of this Section 16.2, the date that is 30 days after Landlord and Tenant determine that Tenant will perform the work as opposed to pay Landlord a lump sum as contemplated below, cause the improvements in the Premises to be restored to conform to Landlord’s building standard in place when the work was done, at Tenant’s sole cost and expense, or (b) if Landlord so elects in writing, Tenant shall pay Landlord a lump-sum amount determined by Landlord in its reasonable judgment and agreed upon by Tenant in its reasonable judgment sufficient to pay the cost of restoring the improvements in the Premises to building standard; provided that if Landlord and Tenant are not able to agree on the lump-sum amount at least 35 days before the expiration of the Term or within 15 days after the earlier termination of the Term other than a termination pursuant to Article 56, Tenant shall be obligated to perform the restoration as provided in clause (a) of this Section 16.2. Despite anything to the contrary contained in this Lease, prior to commencing any alteration, Tenant may request in writing that Landlord notify Tenant whether or not the proposed alteration will be required by Landlord to be removed at the end of the Term if Landlord does not respond to that request at the time that Landlord approves the request, Landlord shall be deemed to have required that Tenant remove the proposed alternation.

16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willfull misconduct of Landlord or its employees, agents or contractors.

ARTICLE 17.

PERSONAL PROPERTY AND OTHER TAXES

17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipments, and all other personal and other property of Tenant contained in the Project, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

ARTICLE 18.

ASSIGNMENT AND SUBLETTING

18.1 Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except that Landlord shall in not event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law), conditioned or delayed beyond the express periods set forth in Section 18.3: (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall, at Landlord’s option, be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or such subleases.

18.2 For purposes of this Lease, the term “Transfer” shall also include (i) if a Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

18.3 If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice (the “Transfer Notice”) which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee’s or assignee’s business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may request additional information concerning the Transfer or the proposed sublessee or assignee (the “Additional Information”). Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Landlord agrees to use reasonable efforts to respond to any request by Tenant for approval of a proposed Transfer for which approval is required hereunder within fifteen (15) days after receipt of the Transfer Notice. If Landlord fails to notify Tenant of Landlord’s approval or disapproval within such fifteen (15) day period, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) that contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL OF TRANSFER PURSUANT TO THE PROVISIONS OF SECTION 18.3 OF THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TRANSFER DESCRIBED HEREIN.” If Landlord fails to respond to such Second Request within ten (10) days after receipt by Landlord, the Transfer shall be deemed approved by Landlord. Without limiting any other reasonable basis for Landlord to withhold its consent to the proposed Transfer, Landlord and Tenant agree that for purposes of this Lease and any Applicable Law, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord acting in good faith: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Project, or the general character or quality of the Project; (ii) in connection with an assignment only, the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease (or otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants under direct leases of comparable economic scope); (iii) the transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the transferee, is a tenant of or negotiating for space in the Project occupies space in the Project or has negotiated with Landlord within the preceding one hundred eighty (180) days (or is currently negotiating with Landlord) to lease space in the Project, (iv) the transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; (v) an Event of Default by Tenant has occurred and is uncured at the time Tenant delivers the Transfer Notice to Landlord; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant’s lease within it or would give an occupant of the Project a right to cancel or modify its lease; (vii) in connection with a sublease only, the financial condition of the transferee is such that it may not be able to perform its obligations under the proposed sublease; (viii) in Landlord’s judgment, the use of the

Premises by the proposed transferee would not be comparable to the types of office use by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, would require increased services by Landlord or would require any alterations to the Project to comply with applicable laws; (ix) the transferee intends to use the space for purposes which are not permitted under this Lease; (x) the terms of the proposed Transfer would allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant that under the terms of this Lease may not be exercised by such transferee; (xi) the proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term; or (xi) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto. Tenant hereby waives any right to terminate the Lease as a remedy for Landlord wrongfully withholding its consent to any Transfer.

18.4 Landlord and Tenant agree that, in the event of any approved Transfer, the rights of any such transferee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and, in connection with an assignment only, the covenant to pay Rent. During the continuance of an Event of Default, Landlord may collect the rent owing by the assignee or sublessee directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant’s performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys’ fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.

18.5 Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

(a) In the case of an assignment, fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the following costs incurred by Tenant in connection with the Transfer: leasehold improvements paid for by Tenant, reasonable attorneys’ fees, real estate commissions, customary marketing costs, and any improvement allowance, rent abatement, or other customary economic concession (collectively, the “Transfer Costs”).

(b) In the case of a subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises during the term of the sublease, and (ii) Transfer Costs which shall be amortized over the term of the sublease.

(c) Tenant shall provide Landlord with a detailed statement setting forth any sums or economic consideration Tenant either has or will derive from such Transfer, the deductions permitted under (a) and (b) of this Section 18.5, and the calculation of the amounts due Landlord under this Section 18.5.

18.6 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.7 [Intentionally Omitted]

18.8 Notwithstanding anything to the contrary contained in this Article 18, Tenant may Transfer this Lease or the Premises without the need for Landlord’s prior consent if such Transfer is to any parent, subsidiary, division, or affiliate business entity which the initially named Tenant controls, is controlled by or is under common control with (each, an “Affiliate”) provided that: (i) at least thirty (30) days prior to such Transfer, Tenant delivers to Landlord the financial statements or other financial and background information of the transferee as required for other transfers; (ii) if the transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease that accrue after the date of the assignment; (iii) in the case of an assignment only, the net worth of the assignee as of the time of the proposed transfer is sufficient for such assignee to fulfill its obligations pursuant to such assignment; (iv) Tenant remains fully liable under this Lease; and (v) unless Landlord consents to the same, the use of the Premises set forth herein remains unchanged. As used in this section, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of voting shares or other ownership interests of the entity subject to control, by contract, or otherwise.

18.9 Notwithstanding anything to the contrary contained in this Article 18, Tenant may engage in Approved Reorganizations (as defined below), without the express consent of Landlord; provided that (a) at least ten (10) days prior to the effective date of the Approved Reorganization, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the Transfer qualifies as an Approved Reorganization, (b) no Event of Default exists under this Lease during the period commencing on the date of Tenant’s request and ending on the effective date of the Approved Reorganization, and (c) there is no change in use of the Premises. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of an Approved Reorganization, then Tenant may in lieu of the prior notice required under this Section give Landlord notice within ten (10) days after the effective date of the Approved Reorganization, together with the name of the transferee and a written certification from an officer of Tenant certifying that the Transfer qualifies as an Approved Reorganization. As used herein, the term “Approved Reorganizations” means any merger, reorganization or consolidation of Tenant (whether or not Tenant is the surviving entity), or the sale of at least fifty percent (50%) of the assets or stock of Tenant, in each case as a going concern, where Tenant’s successor shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is sufficient to meet the remaining obligations of Tenant under this Lease. In addition, Landlord’s consent shall not be required with respect to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.

18.10 The provisions of Section 18.5 shall not apply to any assignment or subletting permitted without Landlord’s consent pursuant to Section 18.8 or 18.9. The transferee under a Transfer permitted under Section 18.8 or 18.9 without Landlord’s consent is referred to herein as a “Permitted Transferee.”

ARTICLE 19.

DAMAGE OR DESTRUCTION

19.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give written notice to Landlord promptly after Tenant becomes aware of the damage or destruction. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within two hundred seventy (270) days; or (b) in more than two hundred seventy (270) days, in each case after the date on which Landlord becomes aware of the damage or destruction (the “Knowledge Date”).

19.1.1 270 Days or Less. If the Premises or any Common Areas necessary to Tenant’s use of or providing access to the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed in two hundred seventy (270) days or less after the Knowledge Date, then Landlord shall repair the Premises and such Common Areas, provided insurance proceeds are available to pay for the full repair of all damage (or would have been available had Landlord secured the insurance required under this Lease), except that Landlord shall not be required to rebuild, repair or replace Tenant’s furniture, fixtures, furnishings, or equipment (collectively, “Tenant’s Property”). If Tenant’s use of the Premises is impaired by the damage or destruction, Base Rent and Additional Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is unusable (i.e., the number of square feet of floor area of the Premises that is unusable compared to the total square footage of the floor area of the Premises) or proportionate to the amount of impairment from the date of damage to the Premises until repaired only to the extent rental abatement insurance proceeds are received by Landlord (or would have been received by Landlord if Landlord had carried rental abatement insurance with a coverage period of twelve months). In the event that Landlord should fail to substantially complete such repairs within two hundred seventy (270) days after the Knowledge Date (such period to be extended for delays caused by Tenant or because of any Force Majeure Events, as hereinafter defined), Tenant shall have the right, as Tenant’s exclusive remedy, within thirty (30) business days after the expiration of such two hundred seventy (270) day period, and provided that such repairs have not been substantially completed within such thirty (30) business day period, to terminate this Lease by delivering written notice to Landlord as Tenant’s exclusive remedy, whereupon the Lease and all further rights of Tenant and obligations of the parties hereunder, terminate on the date specified by Tenant in its notice to Landlord (which date shall not be more than sixty (60) days from the date of such notice).

19.1.2 Greater Than 270 Days. If the Premises or any Common Areas necessary to Tenant’s use of or providing access to the Premises should be so damaged that rebuilding or repairs cannot be completed within two hundred seventy (270) days after the Knowledge Date, either Landlord or Tenant may terminate this Lease by giving written notice within thirty (30) business days after notice from Landlord specifying such time period of repair, and this Lease shall terminate and the Rent shall be abated from the date of damage. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises or Building, provided insurance proceeds are available to pay for the repair of all damage (or would have been available had Landlord secured the insurance required under this Lease) except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property. If Tenant’s use of the Premises is impaired by the damage or destruction, Base Rent and Additional Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is unusable (i.e., the number of square feet of floor area of the Premises that is unusable compared to the total square footage of the floor area of the Premises), or proportionate to the amount of impairment from the date of damage to the Premises until repaired only to the extent rental abatement insurance proceeds are received by Landlord (or would have been received by Landlord if Landlord had carried rental abatement insurance with a coverage period of twelve months).

19.1.3 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or any Common Areas necessary to Tenant’s use of, or providing access to, the Premises shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises which was damaged or destroyed shall exceed $100,000, then, irrespective of the time necessary to complete such repair or reconstruction, either party shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage. The foregoing right shall be in addition to any other right and option of either party under this Article 19.

19.2 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant’s Share of any deductible payable under the property insurance for the Building as part of Operating Expenses, subject to any limitations in Section 5.1(a). In the event that the Premises or any portion of the Building is damaged to the extent Tenant’s use and enjoyment of the Premises is materially impaired and such damage is not covered by insurance proceeds received by Landlord (or would have been available had Landlord secured the insurance required under this Lease), or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness and such amounts are actually applied, then Landlord shall have the right at Landlord’s option, in Landlord’s sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord’s expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within thirty (30) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay the cost of repair of such damage in excess of the insurance proceeds actually available to Landlord, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit into escrow Landlord’s estimated cost of such repairs in excess of the insurance proceeds actually available to Landlord (based on fixed price construction contracts to be entered into by Landlord and agreeable to Tenant in its reasonable discretion) not later than five (5) business days prior to Landlord’s commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within thirty (30) days after receipt of an invoice from Landlord, indicating payment of such amounts. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord’s final payment to Landlord’s contractor. If Tenant does not give such notice within the thirty (30) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord’s sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

19.3 Waiver. The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitations Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.

ARTICLE 20.

CONDEMNATION

20.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose (“Condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

20.2 Partial Condemnation. If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business, Landlords or Tenant may terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenants, Landlords shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlords, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect expect that after the date of such title vesting or order of immediate possession Rent shall be reasonably adjusted.

20.3 Award. If the Premises are wholly or partially condemned, Landlords shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part to the award form Landlords or the condemning authority other than Tenant’s Share of Proceeds (as defined below), if any; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure. As used herein, “Tenant’s Share of Proceeds” means the product of (a) the amount of the condemnation award actually received from the condemning authority that is specifically allocated by the condemning authority to tenant improvements (and not to land or any portion of the Building other than tenant improvements), multiplied by (b) the fraction, the numerator of which is the useable area of the Premises that is condemned and the denominator of which is the total useable area in the Building that is condemned, multiplied by (c) the fraction, the numerator of which is the total amount paid by Tenant for the cost of the Tenant Improvements (other than payment by application of the Tenant Improvement Allowance) and the denominator of which is the total cost of the Tenant Improvements, and multiplied by (d) a fraction, the numerator of which is the number of months remaining in the Term after the partial termination pursuant to this Article 20 and the denominator of which is 63.

20.4 Temporary Condemnation. In the event of a temporary condemnation not extending for more than thirty (30) days, this Lease shall remain in effect, Rent shall abate until Tenant is again able to occupy the Premises and use it to conduct business in a manner reasonably comparable to Tenant’s use of the space before the condemnation, and Landlord shall receive any award made for such condemnation. If a temporary condemnation is for a period which extends beyond thirty (30) days, the provisions of Section 20.1, 20.2, and 20.3 shall apply.

ARTICLE 21.

HOLD HARMLESS

21.1 Subject to the waiver set forth in Section 13.4, Tenant agrees to defend, with counsel approved by Landlords, acting reasonably, all actions against Landlords, any member, partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlords (collectively, “Landlord Parties”), holders of mortgages secured by the Premises or the Project and any other party having an interest therein (collectively with Landlord Parties, the “Indemnified Parties”) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises or the Project, or, in any of the foregoing cases, connected with the use, condition, or occupancy of the Premises, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, (b) any violation of this Lease by or attributable to Tenant, (c) subject to Section 13.4, any negligence or willful misconduct of Tenant or its agents, contractors, licensees, sublessees, or invitees or (d) Tenant’s installation, operation, maintenance, repair, relocation or removal of the Rooftop Equipment (as defined below). Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

21.2 Tenant agrees the Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant’s agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by persons on the Project.

21.3 Notwithstanding anything to the contrary in this Article 21 or elsewhere in the Lease, Tenant does not agree to hold Landlord and Landlord Parties harmless from, or to release or indemnify such parties for the gross negligence or willful misconduct of the Indemnified Parties, including Landlord and Landlord’s employees, contractors and agents, or for any breach by Landlord of its obligations under this Lease.

ARTICLE 22.

DEFAULT BY TENANT

22.1 The term “Event of Default” refers to the occurrence of any one (1) or more of the following:

(a) Failure of Tenant to pay when due any sum required to be paid hereunder (the “Monetary Default”) within five (5) days of receipt of written notice from Landlord; provided, however, that after the first failure to pay any sum required to be paid hereunder in any twelve (12) month period, in the event that Tenant fails a second time to pay when due any sum required to be paid hereunder during such twelve (12) month period, such failure shall be deemed to automatically constitute a Monetary Default without any obligation on Landlord to provide any additional written notice, and provided further that Tenant acknowledges that any such written notice provided hereunder shall be in lieu of, and not in addition to, any notice to pay rent or quit pursuant to any applicable statutes;

(b) Failure of Tenant, after thirty (30) days written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such thirty (30) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion and completes that cure within thirty (30) days;

(c) Tenant, or any guarantor of Tenant’s obligations under this Lease (the “Guarantor”), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s or Guarantor’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant’s debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant’s or Guarantor’s capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;

(d) The abandonment (as defined in California Civil Code section 1951.3) of the Premises by Tenant;

(e) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially false; or

(f) If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

“The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).”

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3 No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute,

22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent imminent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus five percent (5%) overhead cost incurred by Landlord in connection therewith.

22.6 [Intentionally Omitted]

22.7 Nothing contained in this Article 22 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, involuntary reorganization, reorganization under bankruptcy law, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 22. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord’s option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them; provided that if Tenant’s payment expressly designates how the payment is to be applied and the amount so paid by Tenant corresponds to the amount due for the item or items designated by Tenant, Landlord agrees to apply those payments as designated by Tenant. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or, except as expressly set forth in the prior sentence, recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy, Landlord’s acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9 In the event that Tenant’s right of possession of the Premises is terminated prior to the end of the initial term by reason of default, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (11%) per annum and the number of months of unexpired Lease term) of the sum of (a) the cost of Landlord’s Work (if any), (b) the Allowance (if any), (c) the value of any free Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Tenant’s entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease (collectively, the “Inducements”). Notwithstanding the foregoing, Landlord shall not be entitled to recover such unamortized portions of the Inducements as provided in this Section 22.9 if, following an uncured default under this Lease by Tenant, Landlord elects to pursue its remedy against Tenant pursuant to California Civil Code Section 1951.4, or if Landlord recovers the discounted present value of all rent payable for the entire term of the Lease pursuant to California Civil Code Section 1951.2. To the extent Landlord recovers the discounted present value of some, but not all, of the rent payable following the termination of this Lease resulting from Tenant’s default, the number of months of such rent so recovered by Landlord shall be subtracted from the “number of months of unexpired lease term” in the formula set forth above.

22.10 Tenant waives the right to terminate this Lease on Landlord’s default under this Lease. Except as set forth in Section 22.11, Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief. Landlord’s failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord’s failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.

22.11 If Landlord is in default of any of its repair and maintenance obligations with respect to the Premises or any other portion of the Building that affects the Premises only, Tenant shall have the right to cure a default by Landlord under the limited circumstances where all of the following conditions exist (the “Self Help Conditions”): (a) Landlord has failed to cure the Landlord default within applicable notice and cure periods and, in addition, Landlord is not actively attempting to cure the default, unless it is an emergency and Landlord has not taken action within 48 hours; (b) prior to curing the default, Tenant provides Landlord with written notice of the fact that Tenant intends to cure the default on Landlord’s behalf; (c) the action required to cure the default does not require Tenant to have access to the premises of any other tenant or occupant of the Building; and (d) the action required to cure the default does not involve the performance of work with respect to any Base Building systems. If all of the Self Help Conditions exist and Tenant elects to cure the default of Landlord, any such curative work must be performed by contractors that have previously performed similar work for Landlord in the Building, provided that the identity of such contractors are made known to Tenant. In addition, if Landlord has a warranty or service and maintenance agreement for a particular item that requires service, repair or replacement as part of the curative work (and Tenant is aware of such warranty or contract), Tenant shall endeavor to contract with the issuer of such warranty or contract for the performance of the curative work so as not to adversely affect such warranty or contract. In attempting to cure any default by Landlord, Tenant shall perform only so much work as is reasonably necessary to cure the default. Tenant’s indemnification under Section 21.1 of this Lease shall apply in connection with the performance of such work. Upon completion of the curative work by Tenant and receipt of paid invoices, Landlord shall reimburse Tenant for all expenses reasonably incurred by Tenant in curing Landlord’s default. If Landlord fails to repay Tenant for such costs within fifteen (15) days after Landlord’s receipt of the paid invoices, Tenant shall be entitled to pursue its remedies under applicable law for payment of such amount.

ARTICLE 23.

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ARTICLE 24.

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ARTICLE 25.

ATTORNEYS’ FEES

25.1 All costs and expenses, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), involved in collecting rents or other amounts due to either party under this Lease, enforcing the obligations of Tenant or Landlord under this Lease, or protecting the rights or interests of Landlord or Tenant under this Lease, incurred in instituting and prosecuting legal proceedings or, in the case of Landlord, recovering possession of the Premises after default by Tenant or in the case of either Landlord or Tenant upon expiration or sooner termination of this Lease, shall be due and payable by the other party within thirty (30) days of receipt of an invoice therefor (and, in the case of Tenant, as additional rent). In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

ARTICLE 26.

NON-WAIVER

26.1 Neither acceptance of any payment by Landlord or Tenant nor, failure by Landlord or Tenant to complain of any action, non-action, or default of the other party hereto shall constitute a waiver of any of Landlord’s or Tenant’s rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party’s duly authorized agent.

ARTICLE 27.

RULES AND REGULATIONS

27.1 Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. In the event that Tenant notifies Landlord of any non-compliance with said rules and regulations by any other lessee in the Project which adversely affects Tenant’s use and enjoyment of the Premises, Landlord shall use its reasonable efforts to cause such other tenant to comply with such rules and regulations; provided that Landlord shall have no obligation to commence or prosecute any action or proceeding against such other tenant and Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.

ARTICLE 28.

ASSIGNMENT BY LANDLORD

28.1 Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord’s obligations by the transferee or assignee; provided that any successor pursuant to a voluntary transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

ARTICLE 29.

LIABILITY OF LANDLORD AND TENANT

29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project; provided that any successor pursuant to a voluntary transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease. In addition, Tenant agrees to look solely to Landlord’s interest in the Project and the proceeds derived therefrom for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of Project, nor any partner, shareholder, member, or officer of any of the foregoing shall ever be personally liable for any such judgment. The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord’s and the Landlord parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss business opportunity, loss of goodwill or loss of use, in each case, however occurring. Notwithstanding any contrary provision herein, Tenant shall not be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues (other than the loss of Rents payable by Tenant under this Lease), loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except as specifically provided in Article 31.

ARTICLE 30.

SUBORDINATION AND ATTORNMENT

30.1 This Lease, at Landlord’s option, shall be subordinate to any present or future mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and failure to do so within five (5) days after written demand shall be an Event of Default. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.

30.2 Each party shall, at such time or times as the other party may request, upon not less than ten (10) days’ prior written request by the requesting party, sign and deliver to the requesting party a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether to the knowledge of the certifying party there are any defaults hereunder; and in the circumstance where Landlord is the requesting party, such other factual information as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by the requesting party and by any prospective purchaser of all or any portion of the requesting party’s interest herein, or a holder or prospective holder of any mortgage encumbering the Building. Tenant’s failure to deliver such statement within five (5) days after Landlord’s second written request therefor shall constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.3 Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord’s request, Tenant’s current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project. Notwithstanding the foregoing, if (i) Tenant is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Tenant is current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Tenant shall not be obligated to provide Landlord with financial statements pursuant to this Section 30.3.

30.4 Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission of any Statements to Landlord.

30.5 As a condition to Tenant’s subordination and attornment obligations as set forth in Section 30.1, above, any future mortgagee or beneficiary receiving the benefit of that subordination shall have provided Tenant with a written subordination and non-disturbance agreement in recordable form acceptable to such mortgagee or beneficiary in its sole discretion providing that so long as Tenant performs all of the terms of this Lease, Tenant’s possession under this Lease shall not be disturbed and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons. Landlord agrees to use commercially reasonable efforts to obtain from a future mortgagee or beneficiary commercially reasonable modifications to its form of subordination and non-disturbance agreement requested by Tenant in writing. Tenant shall pay all costs incurred by Landlord in obtaining that subordination and non-disturbance agreement.

ARTICLE 31.

HOLDING OVER

31.1 In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, an amount equal to one hundred fifty percent (150%) of the Base Rent otherwise provided for herein, during the time of holdover together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term of this Lease.

ARTICLE 32.

SIGNS

32.1 Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality and nature of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises; provided that such signs must not be visible from the exterior of the Building and any elevator lobby sign shall comply with Landlord’s then-current Building standard signage program. Any signs within an elevator lobby or visible from an elevator lobby shall be subject to Landlord’s reasonable approval.

32.2 If other tenants occupy space on the floor on which a portion of the Premises is located, Tenant’s identifying signage with respect to such floor shall be provided by Landlord, at Landlord’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

32.3 Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord or permitted pursuant to Section 32.4 below may be removed, upon not less than five (5) business days prior written notice to Tenant, at the sole expense of Tenant. Except as provided in Section 32.4, below, Tenant may not install any signs on the exterior or roof of the Building or the Common Areas. Any signs, window coverings, blinds or other items visible from the exterior of the Premises or the Building, shall be subject to the prior approval of Landlord, in its sole discretion.

32.4 Tenant shall be entitled to install the following signage (collectively, the “Tenant’s Signage”):

(a) So long as Tenant leases and occupies the entirety of the original Premises leased under the terms of this Lease (or other space in the Project with substantially the same or more square feet as the Original Premises), to the extent allowed pursuant to Applicable Laws and the provisions of any CC&Rs affecting the Project, signage on the Building identifying Tenant’s name or logo located as shown on Exhibit I to this Lease (the “Building Top Signage”).

(b) So long as Tenant leases and occupies at least one (1) full floor in the Building (or aggregate square footage in the Project equivalent to 1 full floor in the Building), one (1) strip on the existing monument sign located at the Building.

(c) Signage displaying Tenant’s name and logo on the portion of the Premises that comprises the main lobby on the first floor of the Building.

32.4.1 Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 32.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. For purposes of this Section 32.4.1, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any CC&Rs affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall be unaffected.

32.4.2 To the extent Tenant desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”).

32.4.3 The rights contained in this Section 32.4 shall be personal to Tenant and its Permitted Transferees and any assignee of this Lease consented to by Landlord, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Tenant’s interest in this Lease) to the extent (i) they are not in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure period) and (ii) the required amounts of space in the Building for the applicable signage set forth above is satisfied; provided that if Tenant has subleased the entire Premises to a single subtenant consented to by Landlord, Tenant may exercise Tenant’s Signage rights for the benefit of that subtenant; provided further that in the event, all of the Tenant’s Signage shall use the same name; provided further that if Tenant subleases space in the Premises to more than one subtenant consented to by Landlord, Landlord agrees to not unreasonably withhold its consent to directional signage in the lobby of the first floor of the Building identifying those subtenants. Subject to Article 10, (a) Tenant’s Signage rights with respect to the Building-Top signage shall terminate and be of no further force or effect in the event that Tenant does not install Tenant’s Building-Top signage within twelve (12) months after the full execution and delivery of this Lease, and (b) Tenant’s Signage rights with respect to monument signage shall terminate and be of no further force or effect in the event Tenant does not install Tenant’s monument signage within twelve (12) months after the full execution and delivery of this Lease.

32.4.4 In the event Tenant vacates the Premises for a period of time longer than six (6) consecutive months, then Landlord shall have the right upon sixty (60) days’ written notice to Tenant to either remove Tenant’s Signage or require Tenant to remove Tenant’s Signage. In the event Landlord gives that notice, Tenant’s rights to Tenant’s Signage shall terminate and Tenant’s Signage shall be removed unless Tenant reoccupies at least fifty percent (50%) of the rentable area of the Premises for bona fide purposes of conducting business therein prior to the expiration of that sixty (60) day period.

32.4.5 The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant, except that Landlord shall repair and maintain the monument sign located at the Building and Tenant’s signage on that monument sign. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within fifteen (15) business days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than fifteen (15) business days to perform, Tenant shall commence such repairs and/or maintenance within such fifteen (15) business day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work. Upon the expiration or earlier termination of this Lease or the earlier termination of

Tenant’s signage rights pursuant to this Section 32, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord, upon the delivery of an additional five (5) business days’ prior written notice, may perform such work, and all actual out-of-pocket costs reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. Tenants shall be solely responsible for any damage caused as a result of the Building Top Signage and (i) any additional maintenance costs with respect to the roof arising out of the installation, maintenance, repair, replacement or removal of the Building Top Signage. The provisions of this Section 32.4.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE 33.

HAZARDOUS SUBSTANCES

33.1 Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purpose, Tenant shall not knowingly permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.

33.2 The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinance, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term “Hazardous Material” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3 Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the Term of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of Landlord.

33.4 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 33, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials at the Project by Tenant, its agents, employees, contractors, subtenants, or assignees or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, or assignees that is not cured within the applicable notice and cure periods, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.

33.5 If any governmental agency shall require testing or if Landlord has a good faith belief that Tenant has caused a violation of Environmental Requirements, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine

Tenant’s compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

33.6 In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 that is not cured within thirty (30) days following notice of such breach by Landlord (or if it is not possible to cure the breach within thirty (30) days, such longer period as may be needed to cure the breach as long as Tenant has begun to cure the breach within thirty (30) days and is diligently prosecute the cure to completion), require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.

33.7 Tenant shall not be liable to Landlord under this Lease with respect to any Hazardous Materials existing on the Premises or the Project prior to the date Tenant takes possession of the Premises (the “Pre-Existing Hazardous Materials”) or any Hazardous Materials placed on the Premises or the Project by Landlord or any other person other than Tenant, Tenant’s employees, agents, contractors, invitees, assignees, or sublessees, except to the extent that any hazard posed by such Pre-Existing Hazardous Materials of which Tenant is aware is exacerbated by, or the cost to clean up, remove or remediate such Pre-Existing Hazardous Materials is increased as a result of, the acts, omissions negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, invitees, assignees, or sublessees.

33.8 Landlord and Tenant acknowledge and agree that Section 25359.7(a) of the California Health and Safety Code provides in part as follows: “Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath that real property shall, prior to the sale, lease, or rental of the real property by that owner, give written notice of that condition to the buyer, lessee, or renter of the real property.” Landlord hereby represents and warrants to Tenant that Landlord has fully satisfied its disclosure obligation under Section 25359.7(a) of the California Health and Safety Code.

ARTICLE 34.

COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1 Except as expressly set forth in Section 1.2 of Exhibit C or elsewhere in this Lease, Tenant, as its sole cost and expense, shall promptly comply with all Applicable Laws, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act.

34.2 Landlord shall, as part of Operating Expenses, subject to the terms and exclusions set forth in Article 5, comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements that impose any obligation with respect to the Common Area, the structural elements of the Building or to the Building systems other than systems installed by Tenant (which shall be the sole responsibility of Tenant), but only to the extent (i) the same are applicable to Landlord and the Building, (ii) Landlord is required by the applicable governmental authority to take such action, (iii) such action is not the result of a “Trigger Event” (as defined below), and (iv) Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees or otherwise materially and adversely affect Tenant’s use or occupancy of the Premises. As used herein, the term “Trigger Event” means one or more of the following events or circumstances:

(a) Tenant’s particular use of the Premises (other than normal office and laboratory uses);

(b) The performance of any alterations or the installation of any Tenant systems that changes the level of occupancy or use of the Premises from that included in the initial Tenant Improvements; or

(c) The breach of any of Tenant’s obligations under this Lease.

34.3 As an inducement to each party to enter into this Lease, each party hereby represents and warrants to the other party that to its knowledge: (i) it is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) it is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither it (nor any person, group, entity or nation which owns or controls it, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Each party covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Section 34.3 are no longer true or have been breached or if it has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to the other party under the Lease and (d) at the request of the other party, to provide such information as may be requested by the other party to determine it’s compliance with the terms hereof. Any breach of the foregoing representations and warranties shall be deemed a default under this Lease and shall be covered by the indemnity provisions of Article 21 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE 35.

SEVERABILITY

35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE 36.

NOTICES

36.1 Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed to Landlord’s address and Tenant’s address, as applicable, as specified in the Basic Lease Information. Either party may change its address for notice from time to time by serving written notice of the new address as provided in this Article 36.

36.2 Notice hereunder shall become effective upon (a) delivery in case of personal delivery and (b) receipt or refusal in case of certified or registered mail or delivery by overnight courier.

ARTICLE 37.

OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38.

ENTIRE AGREEMENT

38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

ARTICLE 39.

CAPTIONS

39.1 Paragraph captions are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this Lease.

ARTICLE 40.

CHANGES

40.1 Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified and agrees to execute whatever documents which are reasonably required therefor and are in form and substance reasonably acceptable to Tenant, and to deliver the same to Landlord within ten (10) business days following a request therefor.

ARTICLE 41.

AUTHORITY

41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42.

BROKERAGE

42.1 Tenant and Landlord each represents and warrants to the other that it has dealt only with Tenant’s Broker and Landlord’s Broker, in negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Landlord’s Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord’s Broker. Landlord’s Broker shall pay a portion of its commission to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Except for amounts owing to Landlord’s Broker and Tenant’s Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.

ARTICLE 43.

EXHIBITS

43.1 Exhibits A through I are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 44.

APPURTENANCES

44.1 The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a reasonably convenient means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access; provided that the interruption due to necessary maintenance for reasons other than an emergency shall not exceed four (4) hours during the period from 7:00 a.m. to 6:00 p.m. on weekdays that are not holidays). Use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall not give Tenant any right or easement of such use; provided that the foregoing shall not limit the Tenant’s rights to use the Common Areas as provided in Section 1.3, which shall terminate upon termination of this Lease. In exercising its rights under this Section 44.1, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours.

ARTICLE 45.

PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

45.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action (except a mandatory or compulsory counterclaim that Tenant would forfeit if not so interposed). Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

ARTICLE 46.

RECORDING

46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

ARTICLE 47.

MORTGAGEE PROTECTION

47.1 Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In the event of any inconsistency between this Article 47 and the provisions of a subordination, nondisturbance and attornment agreement between Tenant and the mortgagee or beneficiary, the terms of that subordination, non disturbance and attornment agreement shall control as between Tenant and that mortgagee or beneficiary.

ARTICLE 48.

OTHER LANDLORD CONSTRUCTION

48.1 It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations; provided that (subject to Section 13.4) nothing in this sentence shall limit Landlord’s liability for injuries to natural persons or damage to property to the extent caused by the negligence or willful misconduct of Landlord.

48.2 In exercising its rights under this Article 48, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours.

ARTICLE 49.

PARKING

49.1 The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established and to such other reasonable rules and regulations as Landlord may establish. Tenant, its employees and invitees shall use no more than the Maximum Parking Allocation. Tenant’s use of the parking spaces shall be confined to the Project. Tenant’s parking spaces shall always be located in the parking structure commonly known as 4559 Great America Parkway or the other parking structure on the Project during times that the parking structure commonly known as 4599 Great America Parkway is not available for use by Tenant or its employees or invitees because of maintenance, repair, or renovation work. Tenant agrees that it shall have no rights to any parking in any parking structure in the Project other than the parking structure known as 4559 Great America Parkway. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project.

ARTICLE 50.

ELECTRICAL CAPACITY

Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply Tenant’s electrical requirements upon written request of Tenant shall be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51.

OPTION TO EXTEND LEASE

51.1 Extension Option. Tenant shall have the option to extend this Lease (the “Extension Option”) for one additional term of five (5) years (the “Extension Period”), upon the terms and conditions hereinafter set forth:

(a) If the Extension Option is exercised, then the Base Rent per annum for such Extension Period (the “Option Rent”) shall be an amount equal to the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the Extension Option for such Extension Period; provided, however, that the Option Rent shall in no event be less than the Base Rent scheduled to be paid during the year immediately prior to the commencement of the Extension Period.

(b) The Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this Section 51.1(b).

(i) If Tenant wishes to exercise the Extension Option, Tenant must, on or before the date occurring nine (9) months before the expiration of the initial Lease Term (but not before the date that is twelve (12) months before the expiration of the Initial Lease Term), exercise the Extension Option by delivering written notice (the “Exercise Notice”) to Landlord. If Tenant timely and properly exercises its Extension Option, the Lease Term shall be extended for the Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the Extension Period shall be as provided in Section 51.1(a) and Tenant shall have no further options to extend the Lease Term.

(ii) If Tenant fails to deliver a timely Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

(c) It is understood and agreed that the Extension Option hereby granted is personal to Tenant and is not transferable except to Permitted Transferee in connection with an assignment of Tenant’s entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the Extension Option shall automatically terminate and shall thereafter be null and void.

(d) Tenant’s exercise of the Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that an Event of Default by Tenant remains uncured at the time of delivery of the Exercise Notice or at the commencement of the Extension Period.

51.2 Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.

(a) “Fair Market Rental Value” means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm’s length negotiations, without any additional inducements, for a lease of the applicable space on the applicable terms and conditions for the applicable period of time. Fair Market Rental Value shall be determined by Landlord considering the most recent new direct leases (and market renewals and extensions, if applicable) in the Building and in other Comparable Buildings in the Market Area.

(b) In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;

(ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.

(c) If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord’s sole option, elect to do the following:

(i) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii) Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

51.3 Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.3.

(a) Negotiated Agreement. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the date (the

“Outside Agreement Date”) that is six (6) months prior to the expiration of the initial Lease Term.

(b) Parties’ Separate Determinations. If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within five (5) days after the Outside Agreement Date.

(i) Two Determinations. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).

(ii) One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the five (5) day period, that failure shall be conclusively considered to be that party’s approval of the Fair Market Rental Value submitted within the five (5) day period by the other party.

(c) Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).

(i) Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 51.2.

(ii) Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers with at least 10 years of experience who have been active in the leasing of commercial multi-story properties in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s).

(iii) Parties’ Appointment of Arbitrators. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address.

(iv) Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address.

(v) Arbitrators’ Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide, using standard reasonable industry comparison tools, whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.

(vi) If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant.

(vii) If Only Two Arbitrators Are Appointed. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.

(viii) If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 51.3(c).

51.4 Cost of Arbitration. The cost of the arbitration shall be paid by the losing party.

ARTICLE 52.

TELECOMMUNICATIONS LINES AND EQUIPMENT

52.1 Location of Tenant’s Equipment and Landlord Consent:

52.1.1 Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) within the Premises without Landlord’s consent; provided that any Lines installed without Landlord’s consent must be removed at the expiration or earlier termination of the Lease. Tenant may install, maintain, replace, remove and use Lines outside of the Premises only with Landlord’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines not located within the Premises with Landlord. Any request for consent shall contain such information as Landlord may request.

52.1.2 Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

52.1.3 If Landlord consents to Tenant’s proposal, Tenant shall pay all of Tenant’s and Landlord’s third party costs in connection therewith (including without limitation all costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant’s sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

52.1.4 Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by or for Tenant in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

52.2 Reallocation of Line Space. Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building outside of the Premises or in any Building riser; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord outside of the Premises or in any Building riser, by Tenant or any other party.

52.3 Line Problems. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

52.4 Electromagnetic Fields. If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant’s sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

52.5 Removal of Electrical and Telecommunications Wires.

52.5.1 Within thirty (30) days before the expiration of this Lease or thirty (30) days after the earlier termination of the Lease, as applicable, Landlord may elect by written notice to Tenant to:

(a) Retain any or all Lines installed by Tenant in the risers of the Building; or

(b) Require Tenant to remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines (“Wire Restoration Work”).

52.5.2 In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

52.5.3 In the event Tenant fails or refuses to perform the Wire Restoration Work, Landlord may perform the Wire Restoration Work at Tenant’s sole cost and expense. In the event Tenant fails or refuses to pay all costs of the Wire Restoration Work within ten (10) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work. The retention or application of such Security Deposit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease.

ARTICLE 53.

ERISA

53.1 To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord, that:

(a) Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA); and

(b) Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account; and

(c) Tenant is not an “affiliate” of Landlord as defined in Section IV(b) or PTE 90-1;

(d) Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e) Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

ARTICLE 54.

TENANT’S ROOFTOP RIGHTS

54.1 Right to Install and Maintain Rooftop Equipment. During the Lease Term and subject to the terms of this Article 54, Tenant may install on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the “Rooftop Equipment”). If Tenant wishes to install any Rooftop Equipment, Tenant shall first notify

Landlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. All of Tenant’s Rooftop Equipment must be located within a total aggregate area not to exceed 16 square feet, at a single location reasonably approved by Landlord prior to any installation. Without limiting the foregoing, Landlord hereby consents to the installation of Rooftop Equipment consisting of fifteen (15) GPS antennae, each having a diameter of approximately 6” (the “Initial Rooftop Equipment”). Landlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment in addition to the Initial Rooftop Equipment installed on the roof of the Building in its sole discretion.

54.2 Additional Charges for Rooftop Equipment. Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Tenant shall at all times maintain the Rooftop Equipment in good condition and repair. Landlord agrees that the named Tenant hereunder shall not pay any rental charge for Tenant’s use of the rooftop pursuant to the terms of this Article 54 for the Initial Rooftop Equipment, provided, however, if any successor to the named Tenant wishes to utilize rooftop space or if Tenant seeks to use rooftop space for Rooftop Equipment in addition to the Initial Rooftop Equipment, Landlord reserves the right to impose a charge for such use, which shall be consistent with market rates.

54.3 Conditions of Installation. The installation of the Rooftop Equipment shall constitute an alteration and shall be performed in accordance with and subject to the provisions of Article 15 of this Lease. Tenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Rooftop Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Rooftop Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Rooftop Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building. All of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Rooftop Equipment, including without limitation provisions relating to compliance with requirements as to insurance (with respect to the Rooftop Equipment only), indemnity, repairs and maintenance of the Rooftop Equipment. Tenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in accordance with Article 52 in order to connect Rooftop Equipment with the Premises.

54.4 Non-Exclusive Right. Tenant’s right to install and maintain Rooftop Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including pursuant to Section 22.2(b) of this Lease. Landlord shall be entitled to all revenue from use of the roof other than revenue from the Rooftop Equipment installed by Tenant. Subject to the terms set forth below in this Section 54.4, Landlord at its election may require the relocation, reconfiguration or removal of the Rooftop Equipment, if in Landlord’s reasonable judgment the Rooftop Equipment is interfering with the use of the rooftop for the helipad or other Building operations or the business operations of other tenants or occupants of the

Building, causing damage to the Building or if Tenant otherwise fails to comply with the terms of this Article 54 and does not cure that failure within the applicable notice and cure periods. If relocation or reconfiguration becomes necessary due to interference difficulties, Landlord and Tenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Rooftop Equipment for Tenant’s business at the Premises without interfering with other operations at the Building or communications uses of other tenants or occupants. If removal is required due to any breach or default by Tenant under the terms of this Article 54 beyond all applicable notice and cure periods, Tenant shall remove the Rooftop Equipment upon thirty (30) days’ written notice from Landlord. Any relocation, removal or reconfiguration of the Rooftop Equipment as provided above shall be at Tenant’s sole cost and expense. In addition to the other rights of relocation and removal as set forth herein, Landlord reserves the right to require relocation of Tenant’s Rooftop Equipment at any time at its election at Landlord’s cost (but not more frequently than once per year) so long as Tenant is able to continue operating its Rooftop Equipment in substantially the same manner as it was operated prior to its relocation. In connection with any relocation of Tenant’s Rooftop Equipment at the request of or required by Landlord (other than in the case of an Event of Default by Tenant hereunder), Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Tenant’s Rooftop Equipment. In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant’s Rooftop Equipment to a location that will permit its normal operation for Tenant’s business operations. Landlord acknowledges that relocation of Tenant’s Rooftop Equipment may be disruptive to Tenant’s business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Tenant.

54.5 Costs and Expenses. If Tenant fails to comply with the terms of this Article 54 within thirty (30) days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements. In such event, Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this Article 54, including interest on all such amounts incurred at the Agreed Rate, accruing from the date which is ten (10) days after the date of Landlord’s demand until the date paid in full by Tenant, with all such amounts being Additional Rent under this Lease.

54.6 Removal. At the expiration or earlier termination of the Lease, Tenant may and, upon request by Landlord, shall remove all of the Rooftop Equipment, including any wiring or cabling relating thereto, at Tenant’s sole cost and expense and will repair at Tenant’s cost any damage resulting from such removal. If Landlord does not require such removal, any Rooftop Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

54.7 Roof Access; Rules and Regulations. Subject to compliance with the construction rules for the Building and Landlord’s reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Landlord’s prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building to exercise its rights and perform its obligations under this Article 54; provided that advance notice to Landlord is required, a Building engineer must accompany all persons gaining access to the rooftop, and Tenant shall pay Landlord within thirty (30) days after receipt of an invoice for any overtime labor costs attributable to that Building Engineer accompanying persons gaining access to the rooftop. Tenant may install Rooftop Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Tenant. Tenant acknowledges that Landlord has made no representation or warranty as to Tenant’s ability to operate Rooftop Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant’s Rooftop Equipment. If, in the reasonable judgment of Tenant, the rooftop equipment of another tenant or occupant of the Building installed after the Rooftop Equipment is installed is interfering with Tenant’s use of the Rooftop Equipment, then Landlord shall require the other tenant or occupant to relocate or reconfigure its rooftop equipment to an alternative location or configuration that will permit the operation of the then existing Rooftop Equipment for Tenant’s business at the Premises. Otherwise, Landlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Tenant’s Rooftop Equipment.

ARTICLE 55.

TENANT’S RIGHT OF FIRST REFUSAL

55.1 Landlord hereby grants to Original Tenant or a Permitted Transferee the right of first refusal (the “First Refusal Right”) with respect to any portion of the sixth (6th) floor of the Building (the “First Refusal Space”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Article 55.

55.2 If at any time, Landlord receives a good faith written offer (the “Good Faith Offer”) to lease any portion of the First Refusal Space which Landlord desires to accept, Landlord shall deliver to Tenant a written notice (the “First Refusal Notice”) setting forth the terms of such Good Faith Offer and providing Tenant with the right to exercise its First Refusal Right as set forth herein. The First Refusal Notice shall describe the space so offered to Tenant and shall set forth the “First Refusal Rent,” as that term is defined in Section 55.4 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant (collectively, the “Economic Terms”), which Economic Terms shall be consistent with the terms of the Good Faith Offer and the date that the First Refusal Space will be available for Tenant to occupy.

55.3 If Tenant wishes to exercise its First Refusal Right, then within five (5) business days of delivery of the First Refusal Notice to Tenant (the “Exercise Period”), Tenant shall deliver notice to Landlord of Tenant’s exercise of its First Refusal Right with respect to all of the space described in the First Refusal Notice on the terms contained in such First Refusal Notice. If Tenant does not notify Landlord prior to the expiration of the Exercise Period, then Landlord shall be free to lease the First Refusal Space described in the First Refusal Notice to the party making the Good Faith Offer (or an affiliate thereof); provided, however, that (A) in the event Landlord fails to lease such First Refusal Space to that third party within one hundred and eighty (180) days following the expiration of the Exercise Period, Landlord shall again be obligated to deliver a First Refusal Notice to Tenant, and Tenant shall again have the right to lease the First Refusal Space, in accordance with the terms of this Section 55.3, and (B) if the net present value of the Economic Terms of Landlord’s proposed lease to such third party are more than five percent (5%) more favorable to the third party (determined using an eight percent (8%) discount rate) than the net present value of the Economic Terms proposed by Landlord in the First Refusal Notice (determined using an eight percent (8%) discount rate), then before entering into such third party lease Landlord shall notify Tenant of the more favorable Economic Terms and Tenant shall have the right to lease the First Refusal Space described in the First Refusal Notice upon the more favorable Economic Terms by delivering written notice thereof to Landlord within five (5) business days after Tenant’s receipt of Landlord’s notice. If Landlord leases the First Refusal Space described in the First Refusal Notice as permitted under this Article 55, then Tenant shall have no further rights to such space under this Article 55.

55.4 The Rent payable by Tenant for the First Refusal Space (the “First Refusal Rent”) shall be equal to the Economic Terms set forth in the First Refusal Notice.

55.5 Unless otherwise set forth in the Good Faith Offer, Tenant shall take the First Refusal Space in its “as is” condition, and the construction of improvements in the First Refusal Space shall be performed by Tenant and shall comply with the terms of Article 15 of this Lease.

55.6 If Tenant timely exercises Tenant’s right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall endeavor to execute within fifteen (15) days thereafter an amendment to this Lease for such First Refusal Space upon the terms and conditions as set forth in the First Refusal Notice and this Article 55. The term of the First Refusal Space shall commence upon the date of delivery of the First Refusal Space to Tenant (the “First Refusal Commencement Date”), and terminate on the date set forth in the First Refusal Notice (the “First Refusal Term”), subject to the Economic Terms agreed upon for the lease of the First Refusal Space.

55.7 The rights contained in this Article 55 shall be personal to the Original Tenant and its Permitted Transferees and may only be exercised by the Original Tenant or its Permitted Transferees (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease). Tenant shall not have the right to lease First Refusal Space, as provided in this Article 55, if, as of the date of the attempted exercise of any First Refusal Right by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, an uncured Event of Default by Tenant exists under this Lease.

55.8 Notwithstanding anything of the contrary in this Article 55, Landlord shall not be obligated to give Tenant a First Refusal Notice with respect to any exercise by another tenant in the Building of any right to lease the First Refusal Space contained in any lease entered into prior to the date of this Lease.

ARTICLE 56.

TENANT’S RIGHT TO TERMINATE LEASE ON PAYMENT OF FEE

56.1 Exercise of Termination Right. At any time before the first day of the 34th full month after the Commencement Date, Tenant shall have the option, on notice to Landlord (the “Termination Notice”), to terminate this Lease with respect to the entire Premises. The termination shall be effective as of the first day of the 40th month after the Commencement Date (the “Lease Termination Date”). If Tenant gives the Termination Notice, Tenant shall pay Landlord an amount equal to fifty percent (50%) of the Lease Termination Fee, as defined in this Article 56, no later than the date upon which Tenant delivers the Termination Notice and the remaining fifty percent (50%) of the Lease Termination Fee no later than the Lease Termination Date.

56.2 Lease Termination Fee. After receiving the Termination Notice from Tenant, Landlord shall notify Tenant of the amount of the Lease Termination Fee. The Lease Termination Fee shall be equal to the sum of:

(a) An amount equal to 23/63rds of the Lease Concessions (as defined below);

(b) an amount equal to Base Rent and estimated Tenant’s Share of Operating Expenses and Taxes for the six (6) month period after the Lease Termination Date;

(c) If Tenant has leased any First Refusal Space (the “Expansion Space”), an amount equal to (i) the Expansion Concessions (as defined below), multiplied by (ii) a fraction, the numerator of which is the number of months remaining in the First Refusal Term after the Lease Termination Date, and the denominator of which is the number of months in the First Refusal Term; and

(d) If Tenant has leased any Expansion Space and the First Refusal Term has not commenced, the “Expansion Space Expenditures,” as defined in Section 56.5, if applicable.

56.3 Lease Concessions. For purposes of this Article 56, “Lease Concessions” shall be equal to the sum of:

(a) The amount of the Tenant Improvement Allowance and any other improvement allowance paid by Landlord in connection with Landlord’s delivery of the Premises to Tenant;

(b) The amount of the real estate commissions paid to the Brokers in connection with the consummation of the lease by Tenant of the Premises;

56.4 Expansion Concessions. For purposes of this Article 56, “Expansion Concessions” shall be equal to the sum of:

(a) The amount of any improvement allowance paid by Landlord, in connection with Tenant’s lease of the Expansion Space; and

(b) The amount of the real estate commissions paid in connection with the consummation of the lease by Tenant of the Expansion Space.

56.5 Effect of Early Termination on Expansion and Extension Rights. On delivery of the Termination Notice by Tenant to Landlord:

(a) Tenant’s right to exercise its option to lease the Expansion Space (if not previously leased and occupied by Tenant) or extend the Lease Term for the Extension Period shall automatically terminate; and

(b) At Landlord’s option, if Tenant has exercised its right to lease the Expansion Space but the First Refusal Commencement Date has not occurred, Landlord may, despite any other provision of this Lease, terminate Tenant’s right to lease the Expansion Space.

56.6 Expansion Space Expenditures. In addition, if Landlord has paid any broker a real estate commission or expended any improvement allowance in connection with Tenant’s lease of the Expansion Space before Landlord’s receipt of the Termination Notice (the “Expansion Space Expenditures”), such Expansion Space Expenditures shall be included as part of the Lease Termination Fee.

56.7 Rights Personal. The rights contained in this Article 56 shall be personal to the Original Tenant and any Permitted Transferee to which Original Tenant has assigned its entire interest in this Lease, and may only be exercised by the Original Tenant and such Permitted Transferee to which Original Tenant has assigned its entire interest in this Lease (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease).

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:

TELLABS OPERATIONS, INC., a Delaware corporation

By:	/s/ James M. Sheehan
James M. Sheehan, CAO
[Printed Name and Title]

Tenant’s NAICS Code: 334210

LANDLORD:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Timothy F. Hennessey
Timothy F. Hennessey, VP
[Printed Name and Title]

EXHIBIT A

THE PROJECT

Exhibit A

PATRICK HENRY DRIVE
4555 GREAT AMERICA PKWY
4557 GREAT AMERICA PKWY
GREAT AMERICA PKWY
4555 GREAT AMERICA PKWY

SITE PLAN

WICHORUS TELLABS
4555 GREAT AMERICA PARKWAY

AP + I DESIGN, INC.
200 BLOSSOM LANE, MOUNTAIN VIEW, CA 94041 650.254.1444 FAX: 650.254.1411

DESIGN

JOB NO.: 10169
DATE: 05.14.10
SCALE: 1"=100'-0"

EXHIBIT B

PREMISES

(See Attached)

Exhibit B

EXHIBIT B-1

MUST-TAKE SPACE

(See Attached)

Exhibit B-1

EXHIBIT C

WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Tenant Work Letter is attached and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1 Base Building as Constructed by Landlord. Tenant agrees that, except as set forth in this Lease, Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Premises, or any part thereof, or to repair, bring into compliance with applicable laws, other than to the extent that Landlord receives notice of a noncompliance prior to the Commencement Date, or improve any condition existing in the Premises as of the Commencement Date, except to construct the Landlord’s Work (as defined below) pursuant to this Tenant Work Letter. Tenant agrees that neither Landlord nor any of Landlord’s employees or agents has made any representation or warranty as to the present or future suitability or fitness of the Premises or the Building for the conduct of Tenant’s particular business. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including without limitation, title, merchantability or suitability for a particular purpose.

1.2 Landlord shall perform the following work at Landlord’s sole cost and expense (“Landlord’s Work”):

1.2.1 Separate, demise and secure the first and fifth floors (including separately demising the fifth and sixth floors) in accordance with the Final Plans (defined below) and deliver the Premises to Tenant in good clean condition, water tight and in compliance with all Applicable Laws (including ADA), with all building operating systems (structural, mechanical, plumbing and electrical wiring systems) in proper working order, (including all rooftop equipment, and all controls associated with all heating ventilation and air conditioning distribution equipment, throughout the Premises.

1.2.2 Construct and install 2 additional double door entrance points into Tenant’s leased Premises allowing for Tenant’s ingress and egress from the Premises into the common area freight elevator corridor servicing the pathway of travel to and from Tenant’s first floor Premises and the common loading dock area into said freight elevator corridor as shown on Exhibit “C-1”. It shall be the responsibility of Landlord to comply with any building code, governmental accessibility violations or mandates that may be associated with the common area

Exhibit C

freight elevator service corridor and Landlord shall bear the expense (if any) for said compliance with building codes and laws.

1.2.3 Improve the main lobby area by constructing the planned first floor lobby and conference room as well as the first floor portion of the Premises into a Building Standard “warm shell” condition including finishing and dropping the 2x2 T-bar ceiling, fire sprinklers, lighting, flooring and drywall, taped mud and sanded in accordance with Building Standard throughout the Premises substantially consistent with the plans and specifications described as the Harvest Properties Lobby Renewal; Job No. 10014; dated 4/19/2010 (the “Lobby Plans”). Tenant understands that Landlord agrees only to perform the lobby work consistent with the Lobby Plans and that there may be variations from the Lobby Plans consistent with the Building standards as of July 8, 2010. Tenant may request that Landlord alter the improvements in the lobby area. If Landlord agrees in its sole and absolute discretion to make the alterations requested by Tenant to the lobby area, Tenant shall pay Landlord the incremental costs of those alterations within thirty (30) days after demand, accompanied by reasonable evidence of the amount of those incremental costs.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $20.00 per rentable square foot of the Premises (i.e., $1,542,360.00, based on 77,118 rentable square feet in the Premises), for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is six (6) months after the Commencement Date. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. After completion of the Tenant Improvements and full payment of the costs thereof, Tenant shall be entitled to receive a credit against Rent for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter (provided, however, that only an amount not to exceed $1.50 per rentable square foot of the Premises (i.e., up to $115,677 based on 77,118 rentable square feet of the Premises maybe deducted from the Tenant

Exhibit C

Improvement Allowance to pay for such fees), and payment of the actual out-of-pocket fees incurred by, and the cost of documents and materials supplied by, Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4 The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, “Code”);

2.2.1.6 Sales and use taxes and Title 24 fees;

2.2.1.7 The “Coordination Fee,” as that term is defined in Section 4.2.2.2 of this Tenant Work Letter; and

2.2.1.8 All other costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2 Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1 Monthly Disbursements. On or before the fifteenth (15th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget,” as that term is defined in Section 4.2.1 below; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by

Exhibit C

Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the thirtieth (30th) day of the following calendar month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant within thirty (30) days following the last to occur of the following: (i) the substantial completion of the Tenant Improvements, (ii) Tenant’s delivers to Landlord of properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (iii) Landlord’s determination that the work conforms substantially to the Approved Working Drawings, which Landlord shall do within twenty (20) days after Tenant notifies Landlord that the Tenant Improvements are substantially complete.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.3 Specifications for Building Standard Components. Landlord has established specifications more particularly described in Exhibit C-1 attached hereto (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain TMA Affinity Corporation (the “Architect”) to prepare the Construction Drawings. Tenant shall retain engineering consultants approved by Landlord, which approval Landlord shall not unreasonably withhold, condition, or delay (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant

Exhibit C

portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings unless the omissions or errors occurred as a result of changes to the Construction Drawings required by Landlord as a condition to Landlord’s consent.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies of its final space plan for the Tenant Improvements before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect and provide Tenant with the reasons Landlord believes that the Final Space Plan is unsatisfactory or incomplete and suggested modifications to the Final Space Plan. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Tenant Improvements, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect and provide Tenant with the reasons Landlord believes that the Final Space Plan is unsatisfactory or incomplete and suggested modifications to the Final Space Plan. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Tenant Improvements by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental

Exhibit C

authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1 The Contractor. Tenant shall use Mclarney Construction, Inc. (“Contractor”) as the general contractor to construct the Tenant Improvements.

4.1.2 Tenant’s Agents. Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work outside the Premises and for any life safety or structural work within in the Premises. If requested by Landlord, subcontractors, laborers, materialmen, and suppliers, and the Contractor (collectively, “Tenant’s Agents”) shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract: Cost Budget. Tenant shall deliver to Landlord a full and complete copy of the executed construction contract and general conditions with Contractor (the “Contract”), prior to the commencement of construction by Contractor. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor which costs form a basis for the amount of the Contract, if any (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with evidence that Tenant has cash-on-hand in an amount (the “Over-Allowance Amount”) by which the Final Costs exceed the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall pay all costs of constructing the Tenant Improvements until the Over-Allowance Amount shall have been expended as a condition precedent to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance. Tenant shall provide Landlord with reasonable evidence that it has paid the Over-Allowance Amount with respect to the costs of the Tenant Improvements, including without limitation, the

Exhibit C

documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) above. In the event that, after the Tenant Improvement Allowance has been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall be paid by Tenant as an addition to the Over-Allowance Amount out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) above, for Landlord’s approval, prior to Tenant paying such costs. If after payment in full of all of the costs described in Section 2.2.1, and satisfaction of all of the conditions to disbursement of the Final Retention pursuant to Section 2.2.2.2, above, the Tenant Improvement Allowance has not been fully disbursed, then to the extent (a) there is any Tenant Improvement Allowance undisbursed (“Unfunded Allowance”) and (b) Tenant paid any Over-Allowance Amount towards the payment of the cost in Section 2.2.1 (the “Paid Over-Allowance Amount”), Landlord shall disburse the Unfunded Allowance to Tenant in an amount not to exceed the Paid Over-Allowance Amount.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant shall provide to Landlord a schedule of all work being performed in the Building to assist in coordinating the work to minimize interference and will provide updated schedules as the schedules change; and (iv) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Landlord will reasonably cooperate with Tenant regarding the coordination of any construction work performed by Landlord that directly affects Tenant.

4.2.2.2 Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) three percent (3%), and (ii) the sum of the Tenant Improvement Allowance, the Over-Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements; provided that the Coordination Fee shall not exceed $13,000.00.

4.2.2.3 Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements that is not required to be paid by Landlord out of the Tenant Improvement Allowance.

Exhibit C

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease unless other limits are approved in writing by Landlord.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount not less than the value of the Tenant Improvements covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In addition, Tenant shall give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amount of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times to confirm that they comply substantially with the Approved Working Drawings, provided however, that Landlord’s failure to inspect the Tenant

Exhibit C

Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should any portion of the Tenant Improvements not comply substantially with the Approved Working Drawings, Landlord shall notify Tenant in writing of that fact and shall specify the items that do not comply and the reasons that they do not comply. Any non-conformance of the Tenant Improvements to the Approved Working Drawings shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such reasonable action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such deviation including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location mutually acceptable to Landlord and Tenant or by telephone conference, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings, if available. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord a computer disk containing the Approved Working Drawings and As-Built drawings in AutoCAD and PDF format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4 Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

Exhibit C

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Norm Engelhardt as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Ana Chu as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an uncured Event of Default by Tenant as described in the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

Exhibit C

EXHIBIT C-1

BUILDING SPECIFICATIONS

Exhibit C-1

Towers at Great America

Building Standards

4555 – 4557 Great America Parkway

As of July 8, 2010

Subject to Change

Acoustic Ceiling Tile		Acoustic Ceiling Grid

MFG:	Armstrong	MFG:	Armstrong
STYLE:	Cortega – Second Look II	STYLE:	Prelude – 15/16
COLOR:	White	COLOR:	White
SIZE:	2×4	SIZE:	2×4

Horizontal Louver Blinds

MFG:	Levolor
STYLE:	“Sheerview” Metal Blinds
COLOR:	#961 Brushed Silver
SIZE:	1”

Door Materials – Solid Core Wood – Clear Maple

All doors to be 9’0 tall; 1-3/4’ thick w/ 3/8’ undercut except at fire rated doors

Door Hardware – Brushed Nickel – To match existing

*Landlord to provide master keying per tenant direction

Frame Materials – Clear anodized aluminum frame, Finish to match building standard

Provide 36” integral sidelights where applicable at offices, training rooms, etc. Where glass walls occur at conference, training, etc., provide 9’-0” tall glass windows using clear caulked butted joints in clear anodized aluminum frame to match building standard.

Lighting – Fixtures & Lamps

Paramax Parabolic Troffer – 2PM3N 2’×4’

Type Volt	MFG	Catalog #	Lamps
MVOLT	Lithonia	2PM3N G D 3 32 18LD MVOLT 1/41/2 GEB1OIS	6-Fo32/735/ECO

MVOLT	Lithonia	2PM3N G D 3 32 18LD MVOLT GEB1OIS LP735 ACS	3-FO32/735/ECO

Exit Signage

MFG	Catalog #
Lithonia	EDG 1 G EL

Building Standard Finish Schemes

Scheme 1	“Scheme 1”
Carpet:	Shaw Glaze #59562 Color, Moonstone #62500
Millwork:
Countertops	Formica #299-58 Ebony Oxide, Matte Finish
Cabinets	Pionite #WM115 Sugar Maple II, Suede Finish
Resilient Tile:	Armstrong Standard Excelon, Charcoal #51915

1

SDT:	Armstrong Static Dissipative Tile, Pearl White #51953
Paint:
General	Kelly Moore OW206-1, Apple White
Accent 1	Kelly Moore KM4004-2, Star of the Garden
Accent 2	Kelly Moore KM3789-2, Maddy’s Mood
Paint Level	Level 4
Rubber Base	Roppe #193, Black Brown

Scheme 2	“Scheme 2”
Carpet:	Shaw Glaze #59562 Color, Earthenware #62750
Millwork:
Countertops	Formica #3508-58 Tatami Mat, Matte Finish
Cabinets	Pionite #WM115 Sugar Maple II, Suede Finish
Resilient Tile:	Armstrong Standard Excelon Smokey Brown #51868
SDT:	Armstrong Static Dissipative Tile, Pearl White #51953
Paint
General	Kelly Moore OW206-1, Apple White
Accent 1	Kelly Moore KM4180, Brittney Beige
Accent 2	Sherwin Williams SW4180-2, Cyberspace
Paint Level	Level 4
Rubber Base	Roppe #147, Light Brown

Scheme 3	“Scheme 3”
Carpet:	Shaw Glaze #59562 Color, Porcelain #62103
Millwork:
Countertops	Formica #3698-58 Beluga Beige, Matte Finish
Cabinets	Pionite #WM115 Sugar Maple II, Suede Finish
Resilient Tile:	Armstrong Standard Excelon, Smokey Brown #51868
SDT:	Armstrong Static Dissipative Tile, Pearl White #51953
Paint
General	Kelly Moore OW206-1, Apple White
Accent 1	Kelly Moore KM4180, Brittney Beige
Accent 2	Sherwin Williams SW7505, Manor House
Paint Level	Level 4
Rubber Base	Roppe #140, Fawn

2

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or the Project.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building, Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. After-hours access by Tenant’s authorized employees may be provided by card-key access or other procedures adopted by Landlord from time to time. Landlord shall furnish to Tenant free of charge 250 access cards for each 50,000 square feet of rentable area in the Premises (“Initial Access Cards”). Tenant shall pay for the costs of all access cards in excess of the Initial Access Cards provided to Tenant’s employees and all replacements of lost, stolen or damaged cards in an amount to be determined by Landlord in its reasonable discretion. Access to the Building and/or Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety arid protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. Except for intra-office distribution of mail and supplies in the ordinary course, no furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord,

Exhibit D

and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall notify Landlord in advance if Tenant needs to move any freight, supplies, furniture, fixtures or other personal property in or out of the Premises. So long as Tenant shall have provided that notice, Landlord shall allow Tenant access to the freight elevator for intervals not to exceed four hours or Landlord may elect to convert a passenger elevator for Tenant’s use in moving those items. Under no circumstances shall Tenant move any freight, supplies, furniture, fixtures or other personal property in a non-converted passenger elevator or through the building lobby. Landlord shall have the right to tow unattended vehicles at the vehicle owner’s expense.

6. Landlord shall have the right to control and operate the public portions of the Building and the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

7. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such other location as may be designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any boles and other damage to the Premises resulting therefrom).

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or

Exhibit D

permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except service animals), birds, bicycles or other vehicles.

15. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the bulk storage of merchandise (e.g., warehousing), for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

16. Landlord will approve where and how telephone and data cabling and wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Santa Clara without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided or such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

Exhibit D

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or LED and/or of a quality, type, design and bulb color approved by Landlord.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

25. Vendors delivering food to Tenant’s employees and invitees from time to time shall be allowed in the Building without Tenant having to request entry from the management office. Other food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor (other than food delivery vendors) shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies, Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

26. Tenant must comply with reasonable requests by Landlord concerning the informing of its employees of items of importance to the Landlord, e.g., compliance with Applicable Law, distribution of life safety information, and the like.

27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Without limiting the generality of the foregoing, Tenant, its employees and invitees are prohibited from smoking in the Building or within twenty (20) feet of any entrances to the Building, Landlord reserves the right to designate approved smoking areas within the Project

28. Except as set forth in the Lease, no Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without prior consent of Landlord except as otherwise agreed in writing. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

29. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building, without the prior consent of Landlord.

30. Tenant shall not park or attach any bicycle or motor driven cycle on or to any part of the Premises or Building.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants as long as that waiver does not materially adversely affect Tenant or Tenant’s ability to operate its business at the Premises, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other

Exhibit D

tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non-discriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, the Building and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D

EXHIBIT E

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Unless otherwise instructed, every person using the parking area is required to park and, lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

5. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

6. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

7. Every driver is required to park his or her own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

8. No vehicles shall be parked in the parking areas overnight. The parking area shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

9. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

Exhibit E

Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant as long as that waiver does not materially adversely affect Tenant or Tenant’s ability to operate its business at the Premises, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

Exhibit E

EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated                     , 2010 between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and                      (“Tenant”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately                      rentable square feet of that certain office building located at                                         , California (“Premises”), Tenant and Landlord hereby acknowledge and confirm as follows:

(1) Landlord delivered possession of the Premises to Tenant substantially complete on                     .

(2) The Lease commenced on                      (“Commencement Date”) and Tenant’s obligation to pay Rent commenced on                      (“Rent Commencement Date”).

(3) The Premises contain                      rentable square feet of space.

(4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(5) Tenant’s Building Percentage is                     .

(6) Tenant’s Project Percentage is                     .

(7) Base Rent Per Month is                     .

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of                     .

“Tenant”

By:

Its:

By:

Its:

Exhibit F

“Landlord”

Exhibit F

EXHIBIT G

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

As long as no Event of Default remains uncured, Landlord shall:

(a) On Monday through Friday, except holidays, from 7 A.M. to 6 P.M. (“Normal Business Hours”) (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating in a manner consistent with Comparable Buildings to insure the comfortable occupancy of the Premises; provided that the foregoing does not limit Tenant’s express obligations under the Lease to provide supplemental air conditioning for certain areas and/or uses in the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Tenant agrees to cooperate fully at ail times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. Tenant may adjust room thermostats in areas served by supplemental air conditioning systems. During Normal Business Hours, Landlord’s engineer shall make, at no charge to Tenant for such engineering services during Normal Business Hours, any necessary adjustments to room thermostats requested by Tenant. The cost of service calls to adjust and regulate the air conditioning system outside of Normal Business Hours shall be charged to Tenant The cost of maintenance, if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this section shall be charged to Tenant. Such work shall be charged at hourly rates equal to then current journeymen’s wages for air conditioning mechanics.

(b) Landlord reserves the right to charge Tenant for the actual Cost to Landlord of providing after-hours heating and air-conditioning. Reference in this Lease to Landlord’s “Actual Cost” will apply to any cost charged by Landlord to provide any service or utility to Tenant hereunder and shall be calculated by Landlord in good faith to reflect the actual costs paid or incurred by Landlord to provide such utility or service, including the cost of utilities provided by the utility provider, costs of maintenance and repair, labor costs and costs of wear and tear and depreciation of systems and equipment, as applicable, but excluding administrative costs and profits, it being agreed that if the amount of actual costs paid or incurred by Landlord cannot be reasonably and readily ascertained, “Actual Cost” hereunder shall be the amount reasonably estimated by Landlord.

(c) Landlord shall furnish to the Premises electric current having the capacities shown on Exhibit G-1. Tenant agrees to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period as additional rent. If a separate meter is not installed, such excess cost will be established by an

Exhibit G

estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates to be reviewed and adjusted quarterly. Tenant shall pay the cost of installation of any meters that are not installed at the time of the construction of the Tenant Improvements. Meters installed at the time of the construction of the Tenant Improvements shall be at Landlord’s cost. Landlord may require the installation of meters with respect to any one or more circuits serving equipment in the Premises other than typical general office equipment and personal computers. Tenant agrees not to use any apparatus or device in, or upon, or about the office portions of the Premises which may in any way increase the amount of such services usually furnished or supplied to said office portions of the Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.

(d) Provide chilled water for use in supplemental HVAC systems existing in the Premises on the Commencement Date or subsequently installed in the Premises by Tenant. The chilled water serving those supplemental HVAC systems in the Premises shall be separately metered with flow meters and Landlord shall allocate the cost of electrical service necessary to provide chilled water among the users of that chilled water based on those flow meters. The cost of providing chilled water to HVAC systems serving the Common Areas and other areas of the Building and tenant spaces other than supplemental HVAC systems, and the cost of maintaining, repairing and replacing the chiller equipment and connections thereto, shall be included in Operating Expenses to the extent not expressly excluded under Section 5.1. The cost of electrical service to provide chilled water for supplemental HVAC systems in the Premises and in other tenant space in the Building shall not be included in Operating Expenses.

(e) Provide water to the Premises and in public areas of the Project for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

(f) Provide basic janitorial service on a five (5) day week basis consistent with the services provided in Comparable Buildings.

(g) Provide non-attended automatic passenger and freight elevator service from the ground floor to the floors on which the Premises are located in common with Landlord and other occupants of the Building and their employees and invitees.

Exhibit G

(h) Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

Exhibit G

EXHIBIT G-1

ELECTRICAL CAPACITIES

Electrical Capacity

•

1st Floor South has 1800 Amps at 208/120 Volt, for Offices, and Cubicles. Note Panels 1PS6, and 1PS7 are 200 Amp Panels and are shared with Engineering and Harvest Properties Management office -there are 50 total spare Breakers available for use in 1PS6, and 1PS7 for a total of 2200 at 208/120.

•	1st Floor South has 1200 Amps at 480/277 on Panel 1DLS1

•	The 1st Floor South has a 50 KVA Mitsubishi at 208/120 Volt for UPS Power at the MDF.

•	The 1st Floor North, and South has 400 Amps 480/277 for Lighting, 400 Amps at 480/277 Volt for Fan Coil Units.

•	The 5th Floor South has 750 Amps at 208/120 Volt for Offices, and Cubicles.

•	The 5th Floor North has 1725 Amps at 208/120 for Offices and Cubicles.

•	The 5th Floor North and South has 400 Amps at 480/277 Volt, for Lighting, and 400 Amps at 480/277 for Fan Coil Units.

Exhibit G

EXHIBIT H

CC&R’S

Exhibit H

RECORD WITHOUT FEE
PURSUANT TO GOV’T CODE § 6103
Recording Requested by:
Office of the City Attorney
City of Santa Clara, California
When Recorded, Mail to:
Office of the City Clerk
City of Santa Clara
1500 Warburton Avenue
Santa Clara, CA 95050

Form per Gov’t Code § 27361.6	[SPACE ABOVE THIS LINE FOR RECORDER’S USE]

AGREEMENT AND COVENANT RUNNING WITH THE LAND

TO MAINTAIN TWO NON-STANDARD DRIVEWAY APPROACHES

[Restriction on 4555 Great America Parkway, Santa Clara, CA]

PREAMBLE

This Restrictive Covenant Running with the Land (“Covenant”) is made and entered into on this 18th day of December, 2001 (“Effective Date”), by and between Nortel Networks Inc., a Delaware corporation FKA Northern Telecom, Inc., a Delaware corporation (“Owner”), and the City of Santa Clara, California, a chartered California municipal corporation (“City”).

RECITALS

a.	Owner is the owner of real property located at 4555 Great America Parkway in the City of Santa Clara, California (“Property”), and is shown on the 2001-02 Santa Clara County Property Tax Roll as Assessor’s Parcel No. 104-42-016. Property is also known as Parcel 2 as shown on that certain Parcel Map filed for record in Book 745 of Maps, at Pages 29 thru 32, Santa Clara County Records.

b.	Whenever the term “Owner” is used, it shall refer collectively to the Owner(s) signing this Covenant, and/or Owner’s assigns and successors interest, City and Owner may be referred to herein collectively as the “Parties” or individually as a “Party.”

AGREEMENT PROVISIONS

The Parties agree as follows:

1.	City grants Owner permission to install certain private improvements (“Improvements”) in the street right-of-way and in sidewalk easements described and limited to the following:

Two (2) non-standard driveway approaches, and curb and gutter, encroaching approximately 8-feet into Patrick Henry Drive, a public right-of-way, and into two sidewalk easements (“Easement”) located on Property. The boundaries of Improvements encroachment are shown on attached Exhibit “A” (Tracing No, 11,216-A) attached hereto and incorporated herein by this reference

Special pavement treatment shall be required to delineate Owner’s non-standard driveway boundary. The treatment shall be textured pavement or an approved alternative. Owner’s maintenance responsibilities for non-standard driveway include, but are not limited to, the maintenance of City-approved and Owner-installed special pavement treatment.

Installation of Improvements shall be at Owner’s expense and performed under a Street Opening Permit issued by City.

2.	Owner shall maintain, at Owner’s expense, Improvements in a safe condition and, in compliance with City ordinances, rules, regulations, and such terms and conditions as all of the aforesaid are required by City from time to time. City approval of Improvements does not constitute approval on behalf of public utility companies. Approval of public utility companies for Improvements located in public right-of-way shall be obtained separately by Owner. If, in the future, Improvements are removed, the area they are removed from shall be left in a safe condition. Removal shall be at Owner’s expense and performed under a Street Opening Permit issued by City.

3.	Owner agrees to permit public utility companies, the City, and their respective officers, employees, and agents to enter upon Property so that there is access to the street right-of-way for the purpose of installation, modification, repair, maintenance, removal or replacement of City owned public improvements, facilities or properties situated in the street right-of-way. Owner waives any and all claims for damages or liabilities in connection therewith for properly damages incurred as a result of City operations.

4.	Owner agrees to pay City for any damages to City owned facilities caused by the construction or maintenance done by Owner in the street right-of-way.

5.	Owner agrees to modify, maintain, repair, or remove, after reasonable notice of a written demand from the City Engineer (or his designee) at no cost to the City, Improvements (or portion thereof) which prohibits or interferes with the City’s ability to maintain, repair, or replace its public facilities located in the street right-of-way and/or sidewalk easement. If owner fails to modify, maintain, repair, or remove Improvements (or portion thereof) upon demand of City, City shall cause the work to be done and bill Owner. Owner agrees to pay.

6.	If Owner fails to pay City for damage to City facilities of for City caused work the Owner failed to perform upon City demand, City may cause a special assessment to be levied against Property which shall constitute a lien thereon until paid. Said assessment, at the option of City, may be placed upon the tax rolls and treated and collected as are other taxes upon Property. Said assessment procedure for collection of expenses incurred by City upon the failure of Owner to remove Improvements (or portion thereof) is expressly not intended to limit any other remedy available at law or in equity to City.

7.	Owner shall indemnify, defend, and save harmless the City, its officers, employees and agents from any claims, demands, loss, liability, injury, damage, expense or cost (including reasonable attorney’s fees) however same may be caused, which may be sustained, incurred, or asserted against City because of and/or arising from the City permitting Owner to install and/or maintain Improvements in the street right-of-way and/or Easement.

8.	As used herein, street right-of-way includes not only the roadway traveled by vehicles but the curb, sidewalk and area between and beyond the sidewalk, if any, to the private property lines or exterior line of right-of-way easements.

9.	Each and every covenant made by Owner and/or City in this Agreement is made for the direct benefit of the respective lands described below or the interests in such lands held by the Parties, their heirs, assigns and/or successors in interest, and shall run with said respective lands or interest in lands, and if applicable, the responsibilities and burdens thereof are imposed on and shall run with said respective lands or interest in lands held by the Parties, their heirs, assigns and successors in interest.

10.	The lands of Owner which are burdened by this covenant and which will have the responsibility and burden for the modification, maintenance, repair, or removal of the Improvements is the above mentioned Property.

11.	The land of City which is benefited by the covenants included in this Agreement is Patrick Henry Drive, a public street owned by City.

12.	Enforcement, either to restrain violation or to recover damages, shall be by proceedings at law or in equity against any person or persons violating or attempting to violate any covenant created through this Agreement.

13.	Invalidation of any one of these covenants by judgment or court order shall in no way affect any of the other provisions which shall remain in full force and effect.

14.	This Agreement shall be recorded by City in the Office of the County Recorder of Santa Clara County.

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The Parties acknowledge and accept the terms and conditions of this Agreement as evidenced by the following signatures of their duly authorized representatives. It is the intent of the Parties that this Agreement shall become operative on the Effective Date first set forth above.

CITY OF SANTA CLARA, CALIFORNIA a chartered municipal corporation	Nortel Networks, Inc., a Delaware corporation FKA Northern Telecom, Inc., a Delaware corporation

/s/ Jennifer Sparacino	By:	/s/ Carol Karney
JENNIFER SPARACINO
City Manager	Name:	Carol Karney

1500 Warburton Avenue	Title:	REAL ESTATE ASSET MANAGER
Santa Clara, CA 95050
Telephone: 408/615-2210
Fax Number: 408/241-6771

APPROVED AS TO FORM:	Mailing Address:	32 Bevin Blvd

EAST HAMPTON, CT 06424

/s/ Judith Prupp	Phone #:	860-704-1077
for MICHAEL R. DOWNEY
City Attorney	Fax #:	860-267-7232

ATTEST:	“OWNER” [APN 104-42-016 (2001-02)]

/s/ J.E. Boccignone
J.E. BOCCIGNONE
City Clerk

“CITY”

ALL LEGAL OWNER(S) OF PROPERTY MUST SIGN THIS DOCUMENT. IF OWNER(S) IS A CORPORATION, THE COMPLETE LEGAL NAME AND CORPORATE SEAL OF THE CORPORATION AND CORPORATE TITLES OF THE PERSONS SIGNING FOR THE CORPORATION SHALL APPEAR ABOVE. WRITTEN EVIDENCE OF AUTHORITY OF PERSON OR PERSONS EXECUTING THIS DOCUMENT ON BEHALF OF CORPORATION, PARTNERSHIP, OR JOINT VENTURE, OR ANY OTHER ORGANIZATION OTHER THAN A SOLE PROPRIETORSHIP SHALL BE ATTACHED.

ATTACH THE ALL - PURPOSE NOTARY ACKNOWLEDGEMENT FORM FOR THE PERSON OR PERSONS EXECUTING THIS DOCUMENT ON BEHALF OF THE OWNER(S)

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of Connecticut	}	ss. [illegible]
County of Middlesex

On 12-10-2001, before me,	/s/ Bernice C. Bartlett
Date	Name and Title of Officer (e.g., “Jane Doe, Notary Public”)
personally appeared	/s/ Carol Karney
Name(s) of Signer(s)

☐ personally known to me

☒ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Bernice C. Bartlett
Place Notary Seal Above	Signature of Notary Public

OPTIONAL	My Commission Expires 1/31/2004

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer

RIGHT THUMBPRINT
Signer’s Name:	OF SIGNER

☐ Individual	Top of thumb here
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator

☐ Other:

Signer is Representing:

© 1933 National Notary Association • 9350 De Soto Ave., • P.O. Box 2402 • Chatsworth, CA 91313-2402 •	Prod No. 8907	Reorder: Call Toll Free 1-880-876-6827

California All-Purpose Acknowledgment

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SANTA CLARA	)

On December 31, 2001, before me, JOY SHERMAN, a Notary Public In and for said County and State, personally appeared Jennifer Sparacino, City Manager, Executive Director, or Contract Administrator, personally known to me to be the person whose name Is subscribed to the within Instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the Instrument.

WITNESS my hand and official seal.
/s/ JOY SHERMAN
NOTARY PUBLIC, STATE OF CALIFORNIA

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:

Covenant Running with the Land with Nortel Networks Inc. at 4555 Great America Parkway, Santa Clara S.C. 17,719, APN 104-42-016.

PARCEL 1
PM 745 M 29 - 32
TASMAN DRIVE
GREAT AMERICA PARKING
SITE
GREAT AMERICA PARKWAY
GREAT AMERICA DRIVE PARK
PATRICK HENRY DR
MISSION
COLLEGE
LOCATION MAP
NTS
PROPERTY SUBJECT OT AGREEMENT
APN 104-42-016 (2001-02)
PARCEL 2
PM 745 M 29 - 32
GREAT AMERICA PARKWAY
LOCATION OF NON-STANDARD
DRIVEWAYS PER
CITY OF SANTA CLARA
DRAWING NO. 11,102-D
SIDEWALK EASEMENT
SIDEWALK EASEMENT
EC
EC
70'±
LIP OF GUTTER
60-FOOT WIDE R/W
PATRICK HENRY DRIVE
PARCEL B
PM 543 M 52-53
APN 104-42-013
APN 104-42-015
PARCEL 1
PM 635 M 39-41

EXHIBIT "A"

K:\...\AUTOCAD\LPD\NELSON\SC17719 maint agr dw.dwg

Revised		CITY OF SANTA CLARA	Scale 1" = 150'
Drawn By ND	8-30-01	AGREEMENT AND COVENANT RUNNING WITH THE LAND (MAINTAIN TWO NON-STANDARD DRIVEWAY APPROACHES)	Ref. SC 17,719
Checked By DTM	12-7-01	4555 GREAT AMERICA PARKWAY	Tracing No. 11,216-A
Approved By [signature]	Date 12/7/01		
STEVE YOSHINO DPW/CITY ENGINEER			

11,216-A

THE CITY OF SANTA CLARA CALIFORNIA
OFFICE OF THE		CITY HALL
CITY CLERK/CITY AUDITOR		1600 WARBURTON AVE.
www.cl.santa-clara.ca.us		SANTA CLARA, CA 95050
(403) 616-2220
FAX (403) 241-6771

EXTRACT OF CITY COUNCIL MINUTES OF

THE CITY OF SANTA CLARA

FOR MEETING HELD ON DECEMBER 18, 2001

…“MOTION was made by Diridon, seconded and unanimously carried (Kolstad and Parle absent), that, per the Director of Public Works/City Engineer (12/12/01), the Council approve waiving the public hearing and approve and authorize the City Manager to execute an Agreement and Covenant Running with the Land with Nortel Networks, Inc. to maintain two non-standard driveway approaches within the Patrick Henry Drive right-of-way at 4555 Great America Parkway (APN 104-42-016; S.C. 17,719).”…

I, the undersigned City Clerk of Santa Clara, do hereby certify that the above and foregoing is a true and correct copy of an Excerpt of the Minutes of a meeting of the City Council of the City of Santa Clara, held on December 18, 2001.

City Clerk

RECORDING REQUESTED BY CHICAGO TITLE COMPANY AND WHEN RECORDED MAIL TO Hale and Dorr LLP Attn: Michele A. Mulvaney 60 State Street Boston, MA 02109

Escrow No. Order No. C/I-868913
SPACE ABOVE THIS LINE FOR RECORDER’S USE

JOINDER TO AGREEMENT AND COVENANT RUNNING WITH THE LAND

THIS PAGE ADDED TO PROVIDE ADEQUATE SPACE FOR RECORDING INFORMATION

(Additional recording fee applies)

JOINDER TO

AGREEMENT AND COVENANT RUNNING WITH THE LAND

TO MAINTAIN TWO NON-STANDARD DRIVEWAY APPROACHES

(“Agreement and Covenant”)

The Prudential Insurance Company of America hereby joins in the foregoing Agreement and Covenant* as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement and Covenant):

Background

(a) The original Agreement and Covenant was entered into by Nortel Networks Inc. as Owner of the property;

(b) Prior to the recording of the Agreement and Covenant, Nortel Networks Inc. transferred the Property to the undersigned, and entered into a Lease dated as of December 13, 2001 with the undersigned (a Memorandum of which Lease was recorded on December 14, 2001, as Document No. 16013185, Santa Clara County Records) (the “Lease”); and

(c) The undersigned as the new Owner of the Property desires to join in the Agreement and Covenant for the purposes of rendering it an enforceable document between the City and the undersigned, as Owner.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and the good and valuable consideration the receipt and sufficiency of which is acknowledged, the undersigned agrees as follows:

(1) The undersigned joins in the Agreement and Covenant in order to confirm that as the new Owner of the Property it shall be bound by all of the obligations of “Owner” under the Agreement and Covenant, subject to Section (2) below. As between the undersigned and the City, the City shall look to the undersigned for performance of all of the obligations of Owner under the Agreement and Covenant, subject to Section (2) below.

(2) Nortel Networks Inc. is executing this Joinder to confirm that during the term of the Lease, the obligations of Owner shall be performed by Nortel Networks Inc.

The Parties below acknowledge and accept the terms and conditions of this Joinder as evidenced by the following signatures of their duly authorized representatives. It is the intent of the parties that this Agreement shall become operative as of the Effective Date of the Agreement and Covenant.

*	recorded with the Santa Clara County Clerk-Recorder on January 24, 2002 as Document No. 16071831

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Damian P. Manolis
Damian P. Manolis
Vice President

NORTEL NETWORKS INC.,
A Delaware corporation FKA Northern Telecom, Inc., a Delaware corporation

By:

State of California	}	ss
County of San Francisco

Then personally appeared the above-named Damian P. Manolis, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public
My commission expires:

State of

County of

Then personally appeared the above-named                      the                      of Nortel Networks Inc. and made oath that the foregoing was his free act deed and the free act and deed of Nortel Networks Inc., before me.

Notary Public
My commission expires:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Damian P. Manolis
Vice President

NORTEL NETWORKS INC.,
A Delaware corporation FKA Northern Telecom, Inc., a Delaware corporation

By:	/s/ Allan Lane
Allan Lane
REAL ESTATE ASSET MANAGER
NORTH AMERICA

State of N.

County of

Then personally appeared the above-named Damian P. Manolis, Vice President of The Prudential Insurance Company of America and made oath that the foregoing was his free act deed and the free act and deed of The Prudential Insurance Company of America, before me.

Notary Public
My commission expires:

State of North Carolina

County of Granville

Then personally appeared the above-named Allan Lane the Asset Manager of Nortel Networks Inc. and made oath that the foregoing was his free act deed and the free act and deed of Nortel Networks Inc., before me.

/s/ Shirley H. Lane
Notary Public
My commission expires: 03/30/2004

EXHIBIT I

LOCATION OF TENANT’S EXTERIOR BUILDING SIGNAGE

Exhibit I

Location of Tellabs bldg sign
GREAT AMERICA PKWY
101-42-18; First Frontage ~ 396'
TOWER I
Second Frontage - 290'
104-42-17, First Frontage - 436'
TOWER II
AMENITIES BLDG.
GARAGE 101
GARAGE 100
PATRICK HENRY DRIVE
SITE PLAN
PPM - Primary Property Monument ID
PTM - Primary Tenant Monument ID
STM - Secondary Tenant Monument ID
PVD - Primary Vehicular Directional
SVD - Secondary Vehicular Directional
PD - Pedestrian Directional
TBI - Tenant Bldg. ID
PEA - Primary Entrance Address ID
SEA - Secondary Entrance Address ID
GEA - Address and Garage ID
UID - Utility ID
PID - Parking ID (not shown)
REG - Regulatory ID

6

	Suite 101/150	Suite 501
Item	Quantity	Quantity
Furnished hard wall offices	20	30
Furnished cubicles	98	171
Furnished Conference rooms	11	16
Contents:
Projector & screen	5	6
Tables	11	16
Chairs	70	136
Credenzas	4	2
White boards	16	13

Furnished break rooms	2	2
Contents:
Tables	6	8
Chairs	24	24
Garbage cans	6	6
Dishwashers	2	2
Micro waves	5	4
Refrigerators	5	4
Coffee machines	2	2

Furnished labs	5	3
Contents:
Ladder racks	Yes	Yes
Benches	36	0
Shelves	13	0
Cabinets	3	0
Racks	0	159

Furnished IDF rooms	2	2
Contents:
Ladder racks	Yes	Yes
Racks	0	5

W
S
NORTH
L
= Suite 501
= shaft/stairwell

5TH FLOOR

4555 GREAT AMERICA PARKWAY
SANTA CLARA, CA 95054

FIRST AMENDMENT TO LEASE

(EXPANSION)

This First Amendment to Lease (the “Agreement”) is entered into as of December 3, 2010, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and TELLABS OPERATIONS, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 27, 2010 (the “Original Lease”) of certain premises (the “Existing Premises”) within the building commonly known as 4555 Great America Parkway, Santa Clara, California, and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease to add additional space on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1. As used in this Agreement and the Lease, the following terms have the following meanings:

“Expansion Space” means approximately 74,453 rentable square feet of area in the Building consisting of Suite 101 on the first floor of Building, containing approximately 19,060 rentable square feet of area, and the entire sixth floor of the Building, containing approximately 55,393 rentable square feet of area, all as more particularly shown on Exhibit “B-1” attached hereto.

“Expansion Space Commencement Date” shall mean July 1, 2011.

“Expansion Improvements” means the Tenant Improvements constructed in the Expansion Space.

2. Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Space upon the terms and conditions set forth in the Lease. Accordingly, effective on the Expansion Space Commencement Date, (a) the Premises shall be expanded to include the Expansion Space and (b) the following terms of the Original Lease are amended as follows:

2.1 The Expansion Space is added to the Premises such that the Premises shall be comprised of the Existing Premises and the Expansion Space, and Exhibit “B-I” attached hereto is hereby added to Exhibit “B” to the Original Lease.

2.2 Tenant’s Building Percentage is increased to 46.9755%.

2.3 Tenant’s Project Percentage is increased to 23.4805%.

2.4 Tenant agrees to pay Landlord Base Rent for the Expansion Space in accordance with the following schedule:

Period	Monthly Per Square Foot Base Rent		Annual Base Rent	Monthly Base Rent
07/01/2011 – 03/31/2012		$1.60	N/A	$119,124.80
04/01/2012 – 03/31/2013		$1.6480	$1,472,382.53	$122,698.54
04/01/2013 – 03/31/2014	$	l.6974	$1,516,518.24	$126,376.52
04/01/2014 – 03/31/2015		$1.7484	$1,562,083.56	$130,173.63
04/01/2015 – 03/31/2016		$1.8008	$1,608,899.52	$134,074.96
04/01/2016 – 03/31/2017		$1.8548	$1,657,145.04	$138,095.42

The Base Rent for the first month after the Expansion Space Commencement Date shall be payable on July 1, 2011. The Base Rent for the Expansion Space shall be payable in the manner provided for in the Original Lease.

2.5 The Term with respect to the Expansion Space shall be coterminous with the Term of the Existing Premises, as extended by this Agreement. In the event that Tenant exercises its extension option under the Original Lease, such extension shall apply to the entire Premises then subject to the Original Lease (including the Expansion Space).

2.6 The Maximum Parking Allocation is hereby increased by 246 spaces to 500 spaces.

2.7 Notwithstanding anything to the contrary in the Original Lease, submeters (both energy and flow) shall be installed by Landlord in connection with the Expansion Improvements at Landlord’s sole cost and expense. If after the Expansion Improvements are complete Tenant performs any Alterations in the Expansion Space that would require submeters (both energy and flow), Tenant shall install them at Tenant’s cost.

2.8 Exhibit G-1 to the Original Lease is hereby replaced by Exhibit G-1 attached hereto.

2.9 Articles 55 and 56 of the Original Lease are hereby amended and restated in their entirety to read as follows:

“ARTICLE 55.

TENANT’S RIGHT OF FIRST REFUSAL

55.1 Landlord hereby grants to Original Tenant or a Permitted Transferee the one-time right of first refusal (the “First Refusal Right”) with respect to any portion of the second (2nd) floor of the Building (the “First Refusal Space”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Article 55.

55.2 If at any time, Landlord receives a good faith written offer (the “Good Faith Offer”) to lease any portion of the First Refusal Space which Landlord desires to accept, Landlord shall deliver to Tenant a written notice (the “First Refusal Notice”) setting forth the terms of such Good Faith Offer and providing Tenant with the right to exercise its First Refusal Right as set forth herein. The First Refusal Notice shall describe the space so offered to Tenant and shall set forth the “First Refusal Rents,” as that term is defined in Section 55.4 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant (collectively, the “Economic Terms”), which Economic Terms shall be consistent with the terms of the Good Faith Offer and the date that the First Refusal Space will be available for Tenant to occupy.

55.3 If Tenant wishes to exercise its First Refusal Right, then within five (5) business days of delivery of the First Refusal Notice to Tenant (the “Exercise Period”), Tenant shall deliver notice to Landlord of Tenant’s exercise of its First Refusal Right with respect to all of the space described in the First Refusal Notice on the terms contained in such First Refusal Notice. If Tenant does not notify Landlord prior to the expiration of the Exercise Period, then Landlord shall be free to lease the First Refusal Space described in the First Refusal Notice to the party making the Good Faith Offer (or an affiliate thereof) and Tenant shall have no further rights to such space under this Article 55.

55.4 The Rent payable by Tenant for the First Refusal Space (the “First Refusal Rent”) shall be equal to the Economic Terms set forth in the First Refusal Notice.

55.5 Unless otherwise Set forth in the Good Faith Offer, Tenant shall take the First Refusal Space in its “as is” condition, and the construction of improvements in the First Refusal Space shall be performed by Tenant and shall comply with the terms of Article 15 of this Lease.

55.6 If Tenant timely exercises Tenant’s right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall endeavor to execute within fifteen (15) days thereafter an amendment to this Lease for such First Refusal Space upon the terms and conditions as set forth in the First Refusal Notice and this Article 55. The term of the First Refusal Space shall commence upon the date of delivery of the First Refusal Space to Tenant (the “First Refusal Commencement Date”), and terminate on the date set forth in the First Refusal Notice (the “First Refusal Term”), subject to the Economic Terms agreed upon for the lease of the First Refusal Space.

55.7 The rights contained in this Article 55 shall be personal to the Original Tenant and its Permitted Transferees and may only be exercised by the Original Tenant or its Permitted Transferees (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease). Tenant shall not have the right to lease First Refusal Space, as provided in this Article 55, if, as of the date of the attempted exercise of any First Refusal Right by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, an uncured Event of Default by Tenant exists under this Lease.

55.8 Notwithstanding anything of the contrary in this Article 55, Landlord shall not be obligated to give Tenant a First Refusal Notice with respect to any exercise by another tenant in the Building of any right to lease the First Refusal Space contained in any lease entered into prior to November 30, 2010.

ARTICLE 56.

TENANT’S RIGHT TO TERMINATE LEASE ON PAYMENT OF FEE

56.1 Exercise of Termination Right. At any time before the first day of the thirty-fourth (34th) full month after the Commencement Date, Tenant shall have the option, on notice to Landlord (the “Termination Notice”), to terminate this Lease with respect to the entire Premises or with respect to the entire space located on one or more of the floors that comprise the Premises. Tenant shall designate in its Termination Notice which portion of the Premises is to be removed from this Lease and that designation shall be irrevocable. The Premises subject to the Termination Notice shall be referred to as the “Canceled Premises.” If Tenant designates less than all of the Premises as the Canceled Premises, in no event may Tenant designate less than all of the space on any floor as Canceled Premises. The termination shall be effective as of the first day of the fortieth (40th) month after the Commencement Date (the “Early Termination Date”). If Tenant gives the Termination Notice, Tenant shall pay Landlord an amount equal to fifty percent (50%) of the Lease Termination Fee, as defined in this Article 56, no later than the date upon which Tenant delivers the Termination Notice and the remaining fifty percent (50%) of the Lease Termination Fee no later than the Early Termination Date. If the Canceled Premises is less than the entire Premises and the Canceled Premises includes either the fifth floor or the sixth floor of the Building, then either (a) Tenant must surrender possession of the sixth floor with the glass wall system initially constructed by Landlord (the “Glass Wall”) in place and in good condition and repair, or (b) if the Glass Wall has been removed or altered by Tenant, Tenant must replace and install a glass wall system comparable to the Glass Wall (as reasonably determined by Landlord) no later that the Early Termination Date, at Tenant’s sole cost and expense.

56.2 Lease Termination Fee. After receiving the Termination Notice from Tenant, Landlord shall notify Tenant of the amount of the Lease Termination Fee. The Lease Termination Fee shall be equal to the sum of:

(a) An amount equal to 35/75ths of the Lease Concessions (as defined below) with respect to the Canceled Premises; and

(b) An amount equal to Base Rent and estimated Tenant’s Share of Operating Expenses and Taxes for the Canceled Premises for the six (6) month period after the Early Termination Date.

56.3 Lease Concessions. For purposes of this Article 56, “Lease Concessions” shall be equal to the sum of:

(a) The actual amount of the Tenant Improvement Allowance and any other improvement allowance paid by Landlord in connection with Landlord’s delivery of the Canceled Premises to Tenant;

(b) The actual amount of the real estate commissions paid to the Brokers in connection with the consummation of the leasing by Tenant of the Canceled Premises; and

(c) If the Canceled Premises includes any portion of the Expansion Space (the “Canceled Expansion Space”), an amount equal to (i) the rentable area of the Canceled Expansion Space, multiplied by (ii) $4.80, which is equal to the per square foot rental value of the three (3) months of the six (6) month period of beneficial occupancy of the Canceled Expansion Space prior to the Expansion Space Commencement Date.

56.4 Effect of Early Termination on First Refusal and Extension Rights. On delivery of the Termination Notice by Tenant to Landlord:

(a) Tenant’s right to exercise its option to lease the First Refusal Space (if not previously leased and occupied by Tenant) shall automatically terminate; and

(b) If the Canceled Premises is the entire Premises, then Tenant’s right to exercise its option to extend the Lease Term for the Extension Period shall automatically terminate.

56.5 Termination of this Article 56. Tenant’s rights under this Article 56 shall terminate and be of no further force or effect in the event Tenant exercises its First Refusal Right or otherwise leases or occupies any additional space in the Project.

56.6 Rights Personal. The rights contained in this Article 56 shall be personal to the Original Tenant and any Permitted Transferee to which Original Tenant has assigned its entire interest in this Lease, and may only be exercised by the Original Tenant and such Permitted Transferee to which Original Tenant has assigned its entire interest in this Lease (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease).”

3. The construction of the Expansion Improvements shall be governed by the terms of Exhibit “C” of the Original Lease (the “Work Letter”), with the following modifications and limitations:

3.1 The total Tenant Improvement Allowance with respect to the Expansion Space shall be $1,489,060.00.

3.2 Section 1.2.1 of the Work Letter shall be modified as follows:

(i) Landlord shall not be obligated to complete the installation or construction of the glass wall system between the fifth and sixth floors of the Building prior to the Commencement Date. Instead, Landlord shall use commercially reasonable efforts to complete that work as soon as reasonably possible after the Commencement Date. Landlord and Tenant agree to cooperate reasonably in the scheduling of that work.

(ii) Landlord shall complete the improvements currently under construction in the Expansion Space comprised of new T-bar ceiling grid, new ceiling tiles, new carpet, paint and new Title 24 compliant lighting.

3.3 The not-to-exceed amount in Section 2.2.1.1 of the Work Letter shall be $111,679.50 with respect to the Expansion Space.

3.4 Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance with respect to the Expansion Space to Tenant except to the extent Tenant shall have made a request for disbursement of those amounts pursuant to the terms and conditions of Section 2.2 of the Work Letter prior to December 31, 2011.

3.5 In no event shall any portion of the Tenant Improvement Allowance with respect to the Expansion Space be used for the payment of any costs with respect to any other portion of the Premises.

3.6 After completion of the Expansion Improvements and full payment of the costs thereof, Tenant shall be entitled to receive a credit against Rent for any unused portion of the Tenant Improvement Allowance with respect to the Expansion Space which is not used to pay for the Tenant Improvement Allowance Items applicable to the Expansion Space.

4. Tenant may take possession of the portion of the Expansion Space on the first (1st) floor of the Building upon the full execution and delivery of this Agreement. Tenant may have access to the portion of the Expansion Space on the sixth (6th) floor of the Building (the “Sixth Floor Expansion Space”) for design and planning purposes upon the full execution and delivery of this Agreement. Tenant may take possession of the Sixth Floor Expansion Space on the earlier of January 1, 2011, or the date upon which Landlord completes Landlord’s construction. Tenant’s possession of the Expansion Space prior to the Expansion Space Commencement Date shall be on all the terms and conditions of the Original Lease, as amended hereby, except that Tenant (a) shall not be obligated to pay Rent other than Base Rent with respect to the Expansion Space prior to the date that is the earlier of the Expansion Space Commencement Date or the date upon which Tenant commences business operations in the Expansion Space and (b) shall not be obligated to pay Base Rent with respect to the Expansion Space prior to the Expansion Space Commencement Date. From and after the earlier of the Expansion Space Commencement Date or the date upon which Tenant commences business operations in the Expansion Space, Tenant’s obligation with respect to Rent other than Base Rent with respect to the Expansion Space shall be as provided in the Original Lease, as amended by this Agreement. After the Expansion Space Commencement Date, Tenant’s obligation with respect to Base Rent with respect to the Expansion Space shall be as provided in the Original Lease, as amended by this Agreement. Landlord shall deliver the Expansion Space to Tenant in good clean condition, water tight and in compliance with all Applicable Laws (including ADA), and with all building operating systems (structural, mechanical, plumbing and electrical wiring systems) in proper working order (including all rooftop equipment, and all controls associated with all heating ventilation and air conditioning distribution equipment, throughout the Expansion Space); provided that the foregoing shall not apply to Landlord’s Expansion Space Equipment (as defined in Section 5, below).

Otherwise, except as expressly provided in this Agreement, Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Expansion Space, or any part thereof, or to repair, bring into compliance with applicable laws, or improve any condition existing in the Expansion Space as of the Expansion Space Commencement Date. Except for Landlord’s Work with respect to the Expansion Space and any Punch List Items related to landlord’s Work in the Expansion Space, the taking of possession of the Expansion Space by Tenant shall be conclusive evidence that the Expansion Space and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Expansion Space, the land upon which the Building is constructed, the present or future suitability or fitness of the Expansion Space or the Building for the conduct of Tenant’s particular business, or any other matter or thing affecting or related to the Building or the Expansion Space, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Original Lease. Tenant shall deliver to Landlord any modifications to Tenant’s insurance required under the Original Lease to reflect the addition of the Expansion Space and Tenant’s entry into the Expansion Space prior to the delivery of possession to Tenant.

5. The prior tenant of the Expansion Space left 2-6.73 Ton Fan Coil Units — Williams Model AH-030-W2-B/O-7L on the Sixth Floor (collectively, “Landlord’s Expansion Space Equipment”). Within 30 days after the execution and delivery of this Agreement, Tenant shall notify Landlord whether Tenant wants Landlord to remove any of Landlord’s Expansion Space Equipment from the Expansion Space. If Tenant notifies Landlord within the 30-day period, Landlord shall, at Landlord’s expense, promptly remove the components of Landlord’s Expansion Space Equipment that Tenant indicated it wanted Landlord to remove. During the Term, Tenant may use the components of Landlord’s Expansion Space Equipment that Tenant did not request Landlord to remove from the Expansion Space. Landlord is providing Landlord’s Expansion Space Equipment to Tenant in its “As-is” and “Where is” condition. Neither Landlord nor Tenant shall be obligated to maintain, repair, or replace Landlord’s Expansion Space Equipment. At the expiration or earlier termination of this Lease, Tenant shall return Landlord’s Expansion Space Equipment to Landlord in its then-current condition. Tenant shall not need to remove from the Expansion Space any of Landlord’s Expansion Space Equipment. If after the 30 day period set forth above, Tenant determines that it no longer wants to use any of Landlord’s Expansion Space Equipment, Tenant shall notify Landlord, and Tenant may remove it from the Expansion Space and dispose of it at Tenant’s cost.

6. Landlord and Tenant agree that the Expansion Space contains 74,453 square feet of rentable area. Tenant shall have no right to terminate the Lease or receive any adjustment or rebate of any Base Rent or Additional Rent payable under the Lease if that square footage is incorrect. Tenant has inspected the Expansion Space and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent for the Expansion Space set forth in this Agreement in consideration for the use and occupancy of that space, regardless of the actual number of square feet contained therein.

7. The Original Lease is amended to increase the Security Deposit by $141,952.27, for a total of $272,229.78, which shall be held in accordance with the applicable provisions of the Original Lease regarding the Security Deposit. Tenant shall pay Landlord the amount of that increase within 10 days after Tenant receives a fully-executed original of this Agreement.

8. The Original Lease Expiration Date is hereby changed to March 31, 2017 (the “New Expiration Date”). The period from April 1, 2016 (the “Extension Commencement Date”) to the New Expiration Date is referred to herein as the “Extension Term.” Tenant shall continue to have the Extension Option set forth in Article 51 of the Original Lease; provided that any reference in Article 51 to the “initial Lease Term” shall mean and refer to the initial Lease Term as extended by the Extension Term defined in this Section 8.

9. Commencing on the Extension Commencement Date, Tenant shall pay to Landlord monthly Base Rent with respect to the Existing Premises in the amount of $134,134.36 on the first day of each month of the Extension Term, in addition to any other amounts due under the terms of the Lease with respect to Operating Expenses and Taxes and any amounts due under the terms of the Lease with respect to the Expansion Space.

10. Tenant, at Tenant’s sole cost and expense (subject to reimbursement out of the Tenant Improvement Allowance), may cause its contractor to make modifications to the existing Building dock door height. The plans and specifications for any such work shall be prepared, and the work shall be coordinated, by AP+I Design, as the architect, and Hohbach-Lewin Inc., as the structural engineer, or another structural engineer and architect acceptable to Landlord in its sole discretion under a direct contract with Landlord. The scope and plans and specifications for this work shall be subject to Landlord’s approval using the same procedures as set forth in the Work Letter. Landlord, by written notice to Tenant at any time within twelve (12) months after the completion of the work described in this Section 10, may require that Tenant restore the dock door area to the condition existing prior to the work described in this Section 10 at Tenant’s sole cost and expense upon the expiration or earlier termination of the Term of this Lease. If Landlord does not give that notice, then Tenant shall not be obligated to perform that restoration work.

11. Except as otherwise provided herein, all of the terms and conditions of the Original Lease shall continue to apply during the Extension Term.

12. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement, other than CB Richard Ellis, Inc. (“Landlord’s Broker”) and CRESA Partners (“Tenant’s Broker”). Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty. The commission with respect to this Agreement shall be paid to Landlord’s Broker by Landlord pursuant to a separate agreement. Landlord’s Broker will pay Tenant’s Broker a commission pursuant to a separate agreement. Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

13. Time is of the essence of this Agreement and the provisions contained herein.

14. As additional consideration for this Agreement, Tenant and Landlord each hereby certifies to the other that:

(a) The Original Lease (as amended hereby) is in full force and effect.

(b) To its actual knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

15. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors an assigns (as the case may be) of the parties hereto. This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Expansion Space, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Agreement. Tenant agrees that it shall not disclose any matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity other to its professional advisors, consultants, representatives, and auditors and except as otherwise required by law without obtaining the express written consent of Landlord. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Neither party shall not be bound by this Agreement until it has received a fully-executed version of this Agreement.

16. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

17. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Article 53 of the Original Lease are true and correct as of the date of this Agreement.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

Landlord:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Jeffrey D. Mills

Name:	Jeffrey D. Mills

Its:	Vice President

Tenant:

TELLABS OPERATIONS, INC., a Delaware corporation

By:	/s/ James M. Sheehan

Name:	James M. Sheehan

Its:	CAO

EXHIBIT B-1

EXPANSION SPACE

(See Attached.)

Schedule B-1

19,060 R.S.F.

FIRST FLOOR PLAN, SUITE 101

~~4555 GREAT AMERICA PKWY., SUITE 101~~
~~SANTA CLARA, CA~~

AP + I DESIGN, INC.
200 BLOSSOM LANE, MOUNTAIN VIEW, CA 94041 650.254.1444 FAX: 650.254.1411

JOB NO.: 10210
DATE: 08.25.10
SCALE: 1/16" =1'-0"

SP.1

EXHIBIT G-1

ELECTRICAL CAPACITIES

Electrical Capacity

•

1st Floor South has 1800 Amps at 208/120 Volt, for Offices, and Cubicles. Note Panels 1PS6, and 1PS7 are 200 Amp Panels and are shared with Engineering and Harvest Properties Management office -there are 50 total spare Breakers available for use in 1PS6, and 1PS7 for a total of 2200 at 208/120.

•	1st Floor South has 1200 Amps at 480/277 on Panel 1DLS1

•	The 1st Floor South has a 50 KVA Mitsubishi at 208/120 Volt for UPS Power at the MDF.

•	The 1st Floor North, and South has 400 Amps 480/277 for Lighting, 400 Amps at 480/277 Volt for Fan Coil Units.

•	The 5th Floor South has 750 Amps at 208/120 Volt for Offices, and Cubicles.

•	The 5th Floor North has 1725 Amps at 208/120 for Offices and Cubicles.

•	The 5th Floor North and South has 400 Amps at 480/277 Volt, for Lighting, and 400 Amps at 480/277 for Fan Coil Units.

•	6th Floor North Panel 6DPN1 has 600 Amps 208/120 Volt Power 3 Phase 4 Wire.

•	6th Floor North Panel 6LN1-200 has Amps 480/277 Volt Lighting 3 Phase 4 Wire.

•	6th Floor North Panel 6DPN1 feeds Panels 6PN1-150 Amp, 6PN2-150 Amp, 6PN3-150 Amp, and 6PN4-150 Amp.

•	6th Floor South Panel 6DPS1-600 has Amps 208/120 Volt Power 3Phase 4 Wire.

•	6th Floor South-Panel 6LS1-200 has Amps 480/277 Volt Lighting 3 Phase 4 Wire.

•	6th Floor South-Panel 6DPS1 feeds Panels 6PS1-150 Amp, 6PS2-150 Amp. 6PS3-150Amp, 6PS4-150 Amp, 6PS5-150 Amp, and 6PS6 60 Amp.

•	6th Floor - Note all Breaker Panels are not to exceed 80% load per NEC Code.

•	6th Floor has 6.23 Watts PSF.

•	6th Floor has existing HVAC 2- 6.73 Ton Fan Coil Units - Williams Model AH-030-W2-B/0-7L.

•	1st Floor North has a Main Switchgear Breaker EDP1 which feeds 1600 Amp 3Phase Bus Duct.

•	1st Floor North Panel has 1DPN1 3 Phase 5 Wire 208/120 500 Amp feeds Panels lPNl-150Amp, lPN2-150Amp,and lPN3-150 Amp.

•	1st Floor North Panel 1LN1 480/277 200 Amp 3 Phase 4 Wire feeds 1st Floor North Lighting.

•	1st Floor North -note all capacities are 80% per NEC Code.

•	1st Floor North HVAC-6” Chilled Water Supply and Return Piping feed North East Corner.

•	1st floor North is 63.31 WPSF.

Schedule B-1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Agreement”) is entered into as of December 21, 2010, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and TELLABS OPERATIONS, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 27, 2010, as amended by a First Amendment to Lease dated December 3, 2010 (the “Original Lease”) of certain premises (the “Premises”) within the building commonly known as 4555 Great America Parkway, Santa Clara, California, and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease to on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1. Tenant hereby agrees that Landlord shall not be obligated to install flooring and ceiling tile in Suite 601 as required by the Original Lease. In consideration of that agreement, Landlord hereby agrees that the Tenant Improvement Allowance with respect to the Expansion Space shall be increased by $27,086.00 to a total of $l,516,l46.00.

2. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement. Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty.

3. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Neither party shall not be bound by this Agreement until it has received a fully-executed version of this Agreement.

4. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

5. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Article 53 of the Original Lease are true and correct as of the date of this Agreement.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

Landlord:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Kristin Paul

Name:	Kristin Paul

Its:	Vice President

Tenant:

TELLABS OPERATIONS, INC., a Delaware corporation

By:	/s/ James Sheehan

Name:	James Sheehan

Its:	CAO + EVP

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Agreement”) is entered into as of September 19, 2011, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and TELLABS OPERATIONS, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 27, 2010, as amended by a First Amendment to Lease dated December 3, 2010 (the “First Amendment”), and by a Second Amendment to Lease dated December 21, 2010 (collectively, the “Original Lease”) of certain premises (the “Premises”) within the building commonly known as 4555 Great America Parkway, Santa Clara, California, and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1. Landlord, subject to partial reimbursement by Tenant as set forth in this Agreement, hereby agrees to install a new 400 ton roof mounted chiller unit for the Building (the “New Chiller Unit”) to serve that portion of Tenant’s Premises comprised of the Tenant’s existing lab space on the fifth (5th) and sixth (6th) floors of the Building (the “Service Areas”). Landlord’s work associated with the purchase and installation of the New Chiller Unit is collectively referred to herein as the “New Chiller Work”. The New Chiller Work will be performed by McLarney Construction (“Contractor”) under Landlord’s supervision, and shall be performed in accordance with the scope of work (the “Scope of Work”) and related estimated pricing schedule (the “Estimated Pricing Schedule”), both set forth on Schedule 1. Subject to the terms of Section 7.2 of the Original Lease, Landlord and its Contractor, architect and engineers, and their respective employees, agents and subcontractors, shall have the right to enter the Premises for purposes of performing the New Chiller Work and Tenant agrees to cooperate with Landlord to accommodate such access as may be necessary for the performance and completion of the New Chiller Work. Tenant acknowledges that the New Chiller Work will be performed during the existing Lease Term, and both parties hereby acknowledge that Tenant shall be entitled to conduct business in the Premises throughout the performance of such work. Landlord and Tenant agree that the New Chiller Work, and the actions of Landlord and its Contractor, architect and engineers, and their respective employees, agents and subcontractors on or about the Premises and Building in connection with the New Chiller Work, are subject to the terms of Section 7.2 of the Original Lease, and the parties’ respective rights, obligations and remedies with respect to such entry and actions, and any resulting interference with Tenant’s use of the Premises, shall be governed by Section 7.2 and any other applicable provision of the Original Lease. Landlord shall perform the New Chiller Work in a good and workman like manner and in accordance with all Applicable Laws, and shall diligently commence such work and pursue the same to completion as soon as is reasonably possible given all relevant facts and circumstances, but no later than December 31, 2011 subject to Force Majeure Events and delays caused by the acts or omissions of Tenant or its employees, agents, contractors, subcontractors, subtenants or consultants.

2. Landlord and Tenant have agreed upon an allocation of responsibility for the costs associated with purchasing the New Chiller Unit and performing the New Chiller Work (collectively, the “New Chiller Costs”). Such allocation and the estimated New Chiller Costs are set forth on Schedule 1; provided Schedule 1 does not include Landlord’s construction management fee of $13,000.00. Tenant shall, within ten (10) days after the full execution and delivery of this Agreement by both parties, pay to Landlord Tenant’s agreed upon share (66.50%) of (i) such construction management fee ($8,645.00), and (ii) the estimated New Chiller Costs ($839,319.20), such costs deemed Additional Rent payable under the Lease. The parties each acknowledge that the Estimated Pricing Schedule set forth on Schedule 1 reflects the Contractor’s good faith estimate of the actual New Chiller Costs which will be actually incurred, but that the final actual New Chiller Costs may differ from those set forth on Schedule 1, and no such discrepancy shall alleviate, lessen or otherwise modify a party’s responsibility for its agreed upon share of the final actual New Chiller Costs; provided Landlord hereby agrees to (a) give Tenant prompt written notice of any estimated increase in the New Chiller Costs which exceeds five percent (5%) of the initial estimated New Chiller Costs, and (b) to work with Tenant in good faith to reasonably address, to the extent possible, the factors which have caused such expected increase in the New Chiller Costs, as may be mutually agreed upon by the parties. In the event that Tenant’s share of the final actual New Chiller Costs exceed the estimated amount paid to Landlord as required above ($839,319.20), then Tenant shall, within ten (10) days after receipt of written invoice including reasonable cost verification documents, pay such excess amount to Landlord as Additional Rent under the Lease. If instead the estimated payment exceeds the Tenant’s share of the final actual New Chiller Costs, then Landlord shall refund such overpayment to Tenant within ten (10) days after Landlord receives the final invoice from the Contractor for the actual New Chiller Costs. The parties agree that for the purposes of determining their respective shares of the New Chiller Costs, that Tenant’s share shall be 66.50% and Landlord’s shall be 33.50%; provided any costs which result from any changes in the Scope of Work requested in writing by Tenant, or any unexpected costs which result from the negligent acts or omissions, or willful misconduct of Tenant or its employees, agents, contractors, subcontractors, subtenants or consultants, shall be Tenant’s sole responsibility.

3. Landlord shall not change the Scope of Work (including the materials, equipment and components included therein) without Tenant’s prior written consent. Such consent shall not be unreasonably withheld, conditioned or delayed.

4. The New Chiller Unit is and at all times shall remain the property of Landlord, and shall be maintained by Landlord in accordance with the Lease.

5. After the New Chiller Work is complete, then, as part of utilities and services provided by Landlord to Tenant pursuant to paragraph (d) of Exhibit G to the Original Lease, at all times during the Term and all extensions of the Term, Landlord shall allocate to Tenant’s Premises 566 tons of cooling capacity and provide chilled water in quantities sufficient for Tenant to utilize that tonnage, subject to the applicable terms and conditions of the Lease. Tenant hereby acknowledges and agrees that Tenant shall be solely responsible for any HVAC services, beyond the 566 tons that Landlord has allocated to Tenant’s Premises, which may be needed or desired for the Service Areas or any other portions of the Premises, and that in the event that Tenant desires to obtain any such additional HVAC services, it shall be required to do so at Tenant’s sole cost and expense and in accordance with the Lease, including without limitation Articles 9 and 15 thereof.

6. Upon the substantial completion of the New Chiller Work Landlord shall promptly perform its obligations under Section 2.7 of the First Amendment with respect to the installation of energy and flow submeters at Landlord’s sole cost and expense.

7. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement. Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty.

8. As additional consideration for this Agreement, Tenant and Landlord each hereby certifies to the other that:

8.1 The Original Lease (as amended hereby) is in full force and effect.

8.2 To its actual knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

9. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Any provisions of the Original Lease which entitles Tenant to any Rent abatement, improvement allowance, leasehold improvements or other work to the Premises, or any similar economic incentives in connection with Tenant entering into the Original Lease, shall not be applicable to this Agreement; provided this sentence shall not be deemed to terminate, lessen or modify any such economic incentives which are still outstanding under the Original Lease. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Neither party shall be bound by this Agreement until it has been fully executed and delivered by both parties.

10. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

11. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Article 53 of the Original Lease are true and correct as of the date of this Agreement.

12. As an inducement to each party to enter into this Agreement, each party hereby certifies to the other party that the representations and warranties set forth in Section 34.3 of the Original Lease are true and correct as of the date of this Agreement.

Remainder of page intentionally left blank.

Signatures on following page.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

Landlord:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
a New Jersey corporation

Tenant:

TELLABS OPERATIONS, INC.,
a Delaware corporation

Schedule 1

(cover sheet)

See Scope of Work and Estimated Pricing Schedule attached behind this cover page.

Schedule 1

(cover sheet)

Schedule 1

(all values are “tons of cooling”, unless noted otherwise)

	Existing Installed Load	Additional Capacity Allocated to Tenant	Total Allocated Capacity
5th floor	94	46	140
6th floor	6	236	242

	100	282	382

Total capacity to be allocated by Landlord (5th/6th floors)	200 tons	(based on Landlord’s agreement to allocate 100 tons of cooling capacity per floor)
Existing capacity allocated by Landlord (5th/6th floors)	66 tons

New capacity to be allocated by Landlord	134 tons

		Cost Sharing Breakdown:
Capacity of New Chiller Unit	400 tons	$1,262,134.00 (Estimated Pricing Schedule based on Contractor’s proposal dated 6/20/11)
Portion to be funded by Landlord	134 tons (33.5%)	$422,814.89
Portion to be funded by Tenant	266 tons (66.5%)	$839,319.11

Tenant Cooling Capacity	(in tons)
1st floor	100	Allocated by Landlord at no cost to Tenant
5th floor	100	Allocated by Landlord at no cost to Tenant
6th floor	100	Allocated by Landlord at no cost to Tenant
Various areas within the Premises	266	Purchased by Tenant

Total Cooling Capacity for Tenant	566

EXHIBIT B

PREMISES

B-1

NORTH
= Suite 150
=Suite 101

1ST FLOOR

4555 GREAT AMERICA PARKWAY
SANTA CLARA, CA 95054

NORTH
W
S
E
= Suite 501
= shaft/stairwell

5TH FLOOR

4555 GREAT AMERICA PARKWAY
SANTA CLARA, CA 95054

NORTH
= Tellabs Occupied Space

1ST FLOOR

4555 GREAT AMERICA PARKWAY
SANTA CLARA, CA 95054

EXHIBIT C

LIST OF PERSONALTY

C-1

	Suite 101/150	Suite 501
Item	Quantity	Quantity
Furnished hard wall offices	20	30
Furnished cubicles	98	171
Furnished Conference rooms	11	16
Contents:
Projector & screen	5	6
Tables	11	16
Chairs	70	136
Credenzas	4	2
White boards	16	13
Furnished break rooms	2	2
Contents:
Tables	6	8
Chairs	24	24
Garbage cans	6	6
Dishwashers	2	2
Micro waves	5	4
Refrigerators	5	4
Coffee machines	2	2
Furnished labs	5	3
Contents:
Ladder racks	Yes	Yes
Benches	36	0
Shelves	13	0
Cabinets	3	0
Racks	0	159
Furnished IDF rooms	2	2
Contents:
Ladder racks	Yes	Yes
Racks	0	5

EXHIBIT D

SPACE PLAN

[See attached]

D-1

FLOOR PLAN (SOUTH) 04

FLOOR PLAN KEYNOTES

- EXISTING ACCESSIBLE COMPLIANT ELEVATOR TO REMAIN.
- EXISTING ACCESSIBLE COMPLIANT STAIRWELL TO REMAIN.
- EXISTING ELECTRICAL ROOM TO REMAIN.
- EXISTING MECHANICAL SHAFT TO REMAIN.

FIRST FLOOR KEY PLAN

WALL TYPE SCHEDULE

FLOOR PLAN GENERAL NOTES

FLOOR PLAN (SOUTH) 03

FLOOR PLAN (NORTH) 02

FLOOR PLAN (NORTH) 01

FIRST FLOOR PLANS

4.1

WWW.MODULUS.COM

MODULUS

FLOOR PLAN (SOUTH) 04

FLOOR PLAN KEYNOTES

WALL TYPE SCHEDULE

FIFTH FLOOR KEY PLAN

FLOOR PLAN GENERAL NOTES

FLOOR PLAN (SOUTH) 03

FLOOR PLAN (NORTH) 02

FLOOR PLAN (NORTH) 01

FIFTH FLOOR PLANS

4.2

MODULUS

DEMOLITION PLAN (SOUTH) 04

FIFTH FLOOR KEY PLAN

DEMOLITION PLAN KEYNOTES

DEMOLITION PLAN SYMBOL LEGEND

DEMOLITION PLAN GENERAL NOTES

DEMOLITION PLAN (SOUTH) 03

DEMOLITION PLAN (NORTH) 02

DEMOLITION PLAN (NORTH) 01

Violin MEMORY

FIFTH FLOOR DEMOLITION PLANS

3.2

MODULUS

DEMOLITION PLAN SYMBOL LEGEND

DEMOLITION PLAN KEYNOTES

DEMOLITION PLAN (SOUTH) 04

FIRST FLOOR KEY PLAN

DEMOLITION PLAN GENERAL NOTES

DEMOLITION PLAN (SOUTH) 03

DEMOLITION PLAN (NORTH) 02

DEMOLITION PLAN (NORTH) 01

Violin MEMORY

FIRST FLOOR DEMOLITION PLANS

3.1

MODULUS

EXHIBIT E

DIRECT DEPOSIT INSTRUCTIONS

Bank:

Account Name:

ABA #:

Account Number:

E-1